Exhibit 10.1

Loan No: 11796

________________________________________________________

LOAN AGREEMENT

________________________________________________________

Dated as of October 11, 2018

Among

THE ENTITIES LISTED ON SCHEDULE I ATTACHED HERETO,
collectively, as Borrower

SST II Canadian Properties, Co.,
as Nominee,

SS Solar power, ulc,
as Solar ULC,

CITIBANK, N.A.,
as Lender

and

COMPUTERSHARE TRUST COMPANY OF CANADA,
as Collateral Agent

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(continued)

Page

ARTICLE 1

DEFINITIONS; PRINCIPLES OF CONSTRUCTION1

Section 1.1	Definitions.1
Section 1.2	Principles of Construction.28

ARTICLE 2

GENERAL TERMS29

Section 2.1	Loan Commitment; Disbursement to Borrower.29
Section 2.2	The Loan.30
Section 2.3	Disbursement to Borrower.30
Section 2.4	The Note and the Other Loan Documents.30
Section 2.5	Interest Rate.30
Section 2.6	Loan Payments.34
Section 2.7	Prepayments.35
Section 2.8	Interest Rate Cap Agreement.37
Section 2.9	Extension of the Maturity Date.39
Section 2.10	Judgment Currency40
Section 2.11	Increased Costs; Capital Adequacy.40
Section 2.12	Taxes.41
Section 2.13	Tax Forms43
Section 2.14	Release of Individual Property.43
Section 2.15	Collateral Agency Fees.45

ARTICLE 3

REPRESENTATIONS AND WARRANTIES45

Section 3.1	Legal Status and Authority.45
Section 3.2	Validity of Documents.46
Section 3.3	Litigation.46
Section 3.4	Agreements.46
Section 3.5	Financial Condition.47
Section 3.6	Disclosure.47
Section 3.7	No Plan Assets.47
Section 3.8	Not a Foreign Person.48

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(continued)

Section 3.9	Pension Plans.48
Section 3.10	Business Purposes.48
Section 3.11	Borrower’s Principal Place of Business.48
Section 3.12	Status of Property.48
Section 3.13	Financial Information.50
Section 3.14	Condemnation.50
Section 3.15	Separate Lots.50
Section 3.16	Insurance.50
Section 3.17	Use of Property.50
Section 3.18	Leases and Rent Roll.51
Section 3.19	Filing and Recording Taxes.51
Section 3.20	Management Agreement.51
Section 3.21	Illegal Activity/Forfeiture.52
Section 3.22	Taxes.52
Section 3.23	Permitted Encumbrances.52
Section 3.24	Third Party Representations.52
Section 3.25	Non-Consolidation Opinion Assumptions.52
Section 3.26	Federal Reserve Regulations.52
Section 3.27	Investment Company Act.53
Section 3.28	Fraudulent Conveyance.53
Section 3.29	Embargoed Person.53
Section 3.30	Anti-Corruption Laws and Sanctions.53
Section 3.31	Organizational Chart.55
Section 3.32	Bank Holding Company.55
Section 3.33	Intentionally Omitted.55
Section 3.34	Property Document Representations.56
Section 3.35	Residency of Borrower for Tax Purposes.56
Section 3.36	No Change in Facts or Circumstances; Disclosure.56
Section 3.37	General.56

ARTICLE 4

BORROWER COVENANTS56

Section 4.1	Existence.57
Section 4.2	Legal Requirements.57
Section 4.3	Maintenance and Use of Property.58
Section 4.4	Waste.58
Section 4.5	Taxes and Other Charges.58
Section 4.6	Litigation.59
Section 4.7	Access to Property.59
Section 4.8	Notice of Default.59
Section 4.9	Cooperate in Legal Proceedings.59

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(continued)

Section 4.10	Performance by Borrower Obligors.59
Section 4.11	Intentionally Omitted.60
Section 4.12	Books and Records.60
Section 4.13	Estoppel Certificates.62
Section 4.14	Leases and Rents.63
Section 4.15	Management Agreement.64
Section 4.16	Payment for Labor and Materials.67
Section 4.17	Performance of Other Agreements.67
Section 4.18	Debt Cancellation.68
Section 4.19	ERISA; Establishment of Defined Benefit Plan.68
Section 4.20	No Joint Assessment.69
Section 4.21	Alterations.69
Section 4.22	Property Document Covenants.69
Section 4.23	Embargoed Person.69
Section 4.24	Anti-Money Laundering and Economic Sanctions.70
Section 4.25	Right to Match.70

ARTICLE 5

ENTITY COVENANTS70

Section 5.1	Single Purpose Entity/Separateness.70
Section 5.2	Independent Director.76
Section 5.3	Change of Name, Identity or Structure.77
Section 5.4	Business and Operations.78
Section 5.5	Recycled Entity.78

ARTICLE 6

NO SALE OR ENCUMBRANCE81

Section 6.1	Transfer Definitions.81
Section 6.2	No Sale/Encumbrance.82
Section 6.3	Permitted Equity Transfers.83
Section 6.4	Additional Permitted Transfers84
Section 6.5	Lender’s Rights.85
Section 6.6	Economic Sanctions, Anti-Money Laundering and Transfers.85

ARTICLE 7

INSURANCE; CASUALTY; CONDEMNATION; RESTORATION86

Section 7.1	Insurance.86

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(continued)

Section 7.2	Casualty.92
Section 7.3	Condemnation.92
Section 7.4	Restoration.93

ARTICLE 8

RESERVE FUNDS98

Section 8.1	Immediate Repair Funds.98
Section 8.2	Replacement Reserve Funds.99
Section 8.3	Environmental Report Funds.100
Section 8.4	Operating Expense Funds.100
Section 8.5	Excess Cash Flow Funds.100
Section 8.6	Tax and Insurance Funds.101
Section 8.7	The Accounts Generally.101

ARTICLE 9

CASH MANAGEMENT103

Section 9.1	Establishment of Certain Accounts.103
Section 9.2	Deposits into the Restricted Account; Maintenance of Restricted Account.104
Section 9.3	Disbursements from the Cash Management Account.106
Section 9.4	Withdrawals from the Debt Service Account.107
Section 9.5	Payments Received Under this Agreement.107

ARTICLE 10

EVENTS OF DEFAULT; REMEDIES107

Section 10.1	Event of Default.107
Section 10.2	Remedies.110

ARTICLE 11

SECONDARY MARKET112

Section 11.1	Securitization.112
Section 11.2	Disclosure.114
Section 11.3	Reserves/Escrows.115
Section 11.4	Servicer.115

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(continued)

Section 11.5	Rating Agency Costs.116
Section 11.6	Mezzanine Option.116
Section 11.7	Conversion to Registered Form.116
Section 11.8	Syndication.117

ARTICLE 12

INDEMNIFICATIONS121

Section 12.1	General Indemnification.121
Section 12.2	Mortgage and Intangible Tax Indemnification.122
Section 12.3	ERISA Indemnification.122
Section 12.4	Duty to Defend, Legal Fees and Other Fees and Expenses.122
Section 12.5	Survival.122
Section 12.6	Environmental Indemnity.122

ARTICLE 13

EXCULPATION122

Section 13.1	Exculpation.122

ARTICLE 14

NOTICES125

Section 14.1	Notices.125

ARTICLE 15

FURTHER ASSURANCES126

Section 15.1	Replacement Documents.126
Section 15.2	Recording of Security Instrument, etc.127
Section 15.3	Further Acts, etc.127
Section 15.4	Changes in Tax, Debt, Credit and Documentary Stamp Laws.128

ARTICLE 16

WAIVERS128

Section 16.1	Remedies Cumulative; Waivers.128

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(continued)

Section 16.2	Modification, Waiver in Writing.129
Section 16.3	Delay Not a Waiver.129
Section 16.4	Waiver of Trial by Jury.129
Section 16.5	Waiver of Notice.129
Section 16.6	Remedies of Borrower Obligors.130
Section 16.7	Marshalling and Other Matters.130
Section 16.8	Waiver of Statute of Limitations.130
Section 16.9	Waiver of Counterclaim.130
Section 16.10	Sole Discretion of Lender.130

ARTICLE 17

MISCELLANEOUS131

Section 17.1	Survival.131
Section 17.2	Governing Law.131
Section 17.3	Headings.133
Section 17.4	Severability.133
Section 17.5	Preferences.133
Section 17.6	Expenses.134
Section 17.7	Cost of Enforcement.135
Section 17.8	Schedules Incorporated.135
Section 17.9	Offsets, Counterclaims and Defenses.135
Section 17.10	No Joint Venture or Partnership; No Third Party Beneficiaries.135
Section 17.11	Publicity.136
Section 17.12	Anti-Money Laundering Legislation.137
Section 17.13	Limitation of Liability.137
Section 17.14	Conflict; Construction of Documents; Reliance.137
Section 17.15	Entire Agreement.138
Section 17.16	Liability.138
Section 17.17	Duplicate Originals; Counterparts.138
Section 17.18	Brokers.138
Section 17.19	Set-Off.138
Section 17.20	Cross-Default; Cross-Collateralization139
Section 17.21	Contributions and Waivers.139

ARTICLE 18

AGENCY143

Section 18.1	Appointment and Authority.143
Section 18.2	Duties of Agent; Exculpatory Provisions.143
Section 18.3	Reliance by Collateral Agent.144

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(continued)

Section 18.4	Resignation of Collateral Agent.144
Section 18.5	Indemnification.145
Section 18.6	Consultation with Counsel, etc.145
Section 18.7	Capacity.146
Section 18.8	Force Majeure.146
Section 18.9	Tax.146
Section 18.10	Expenditure of Own Funds.146
Section 18.11	Privacy.147
Section 18.12	Anti-Money Laundering and the Collateral Agent.147

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LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of October 11, 2018 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), among CITIBANK, N.A., having an address at 388 Greenwich Street, 6th Floor, New York, New York 10013 (together with its successors and/or assigns, “Lender”), THE ENTITIES LISTED ON SCHEDULE I ATTACHED HERETO, each a Delaware limited liability company having its principal place of business at 10 Terrace Road, Ladera Ranch, California 92694 (together with respective successors and/or assigns, collectively, “Borrower” and each sometimes referred to herein individually as an “Individual Borrower;” references herein to “Borrower”, unless otherwise specifically stated, shall also mean and refer to each and any one of the Individual Borrowers), SST II Canadian Properties, Co., a Nova Scotia unlimited liability corporation, having its principal place of business at 10 Terrace Road, Ladera Ranch, California 92694 (“Nominee”), SS SOLAR POWER, ULC, a Nova Scotia unlimited liability corporation, having its principal place of business at 10 Terrace Road, Ladera Ranch, California 92694 (“Solar ULC”) and COMPUTERSHARE TRUST COMPANY OF CANADA (the “Collateral Agent”).

RECITALS:

Borrower desires to obtain the Loan (defined below) from Lender.

Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (defined below).

In consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

ARTICLE 1

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1Definitions.

For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“Acceptable LLC” shall mean a limited liability company formed under Delaware law which (i) has at least one springing member, which, upon the dissolution of all of the members or the withdrawal or the disassociation of all of the members from such limited liability company, shall immediately become the sole member of such limited liability company, and (ii) otherwise meets the Rating Agency criteria then applicable to such entities.

“Account Collateral” shall mean (i) the Accounts, and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in the Accounts from time to time; (ii)

any and all amounts invested in Permitted Investments; (iii) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing; and (iv) to the extent not covered by clauses (i) - (iii) above, all “proceeds” (as defined under the PPSA as in effect in the province in which the Accounts or the applicable Borrower Obligor are located) of any or all of the foregoing.

“Accounts” shall mean the Cash Management Account, the Debt Service Account, the Restricted Account, the Tax Account, the Insurance Account, the Replacement Reserve Account, the Immediate Repair Account, the Excess Cash Flow Account, the Operating Expense Account, the Environmental Report Account and any other account established by this Agreement or the other Loan Documents.

“AC Laws” shall have the meaning set forth in Section 3.30 hereof.

“Act” shall have the meaning set forth in Section 5.1 hereof.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or, with respect to any natural Person, is a member of the Family Group of such Person.

“Affiliated Manager” shall mean any Manager of any Individual Property in which any Individual Borrower, Guarantor, any SPE Component Entity (if any) or any Affiliate of such entities has, directly or indirectly, any legal, beneficial or economic interest.

“Agent” shall have the meaning set forth in Section 11.8(a)(iv) hereof.

“AIC” shall mean the Appraisal Institute of Canada.

“Allocated Loan Amount” shall mean, with respect to each Individual Property, the portion of the principal amount of the Loan allocated to such Individual Property as set forth on Schedule II hereof, as such amount shall be increased in connection with each Earnout Advance by an amount equal to the pro rata portion of such Earnout Advance calculated based on the ratio of the original Allocated Loan Amount for such Individual Property over the Initial Advance.

“ALTA” shall mean American Land Title Association, or any successor thereto.

“Alteration Threshold” shall mean an amount equal to 5% of the outstanding principal amount of the Loan.

“AML Laws” shall have the meaning set forth in Section 3.30 hereof.

“AML Legislation” shall mean the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws, whether within Canada or elsewhere, including any regulations, guidelines or orders thereunder.

“Anti-Corruption Laws” shall mean all laws, rules and regulations of any jurisdiction applicable to the Borrower Obligors from time to time concerning or relating to bribery or corruption, including without limitation the Corruption of Foreign Public Officials Acts (Canada) and the U.S. Foreign Corrupt Practices Act.

“Applicable Contribution” shall have the meaning set forth in Section 17.21 hereof.

“Appraisal” shall mean an appraisal prepared in accordance with the requirements of CUSPAP, prepared by an independent third party appraiser holding an AIC or the provincial equivalent designation, who is province licensed or province certified if required under the laws of the province in which each applicable Individual Property is located, who meets the requirements of the AIC and who is otherwise reasonably acceptable to Lender.  In addition each such appraisal shall be prepared in accordance with the requirements of FIRREA and USPAP, prepared by an independent third party appraiser holding an MAI designation, who meets the requirements of FIRREA and who otherwise reasonably acceptable to Lender.

“Approved Accounting Method” shall mean GAAP, federal tax basis accounting (consistently applied) or such other method of accounting, consistently applied, as may be reasonably acceptable to Lender.

“Approved Annual Budget” shall have the meaning set forth in Section 4.12 hereof.

“Approved Extraordinary Expense” shall mean, with respect to an Individual Property, an operating expense of such Individual Property not set forth in the Approved Annual Budget but approved by Lender in writing (which approval shall not be unreasonably withheld or delayed).

“Approved ID Provider” shall mean each of CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company and Lord Securities Corporation; provided, that, (A) the foregoing shall be deemed Approved ID Providers unless and until disapproved by any Rating Agency and (B) additional national providers of Independent Directors may be deemed added to the foregoing hereunder to the extent approved in writing by Lender and the Rating Agencies.

“Approved Operating Expense” shall mean, with respect to an Individual Property, an operating expense of such Individual Property set forth on the Approved Annual Budget.

“Assignment and Assumption” shall have the meaning set forth in Section 11.8(a)(i) hereof.

“Assignment of Management Agreement” shall mean, individually and/or collectively  as the context may require, those certain Conditional Assignment of Management Agreements, dated as of the date hereof, among Lender, the applicable Individual Borrower and Manager, as the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of any Individual Property.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank” shall be deemed to refer to the bank or other institution maintaining the Restricted Account pursuant to the Restricted Account Agreement.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.

“Bankruptcy Event” shall mean the occurrence of any one or more the of the following:  (i) any Borrower Obligor or any SPE Component Entity shall commence any case, proceeding or other action (A) under the Bankruptcy Code, the BIA, the CCAA and/or any Creditors Rights Laws seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, liquidation, arrangement, winding up or dissolution or similar relief or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; (ii) any Borrower Obligor or any SPE Component Entity shall make a general assignment for the benefit of its creditors; (iii) any Restricted Party (or Affiliate thereof) files, or joins or colludes in the filing of, (A) an involuntary petition against any Borrower Obligor or any SPE Component Entity under the Bankruptcy Code, the BIA, the CCAA or any other Creditors Rights Laws, or solicits or causes to be solicited or colludes with petitioning creditors for any involuntary petition under the Bankruptcy Code, the BIA, the CCAA or any other Creditors Rights Laws against any Borrower Obligor or any SPE Component Entity or (B) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of any Borrower Obligor’s or any SPE Component Entity’s assets; (iv) any Borrower Obligor or any SPE Component Entity fails to oppose any involuntary petition filed against it, by any other Person under the Bankruptcy Code, the BIA, the CCAA or any other Creditors Rights Laws unless there is no good faith defense to such involuntary petition, or solicits or causes to be solicited or colludes with petitioning creditors for any involuntary petition from any Person; (v) any Restricted Party (or Affiliate thereof) consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for any Borrower Obligor, any SPE Component Entity or any portion of the Property; (vi) any Borrower Obligor or any SPE Component Entity makes an assignment for the benefit of creditors, or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; (vii) any Restricted Party (or Affiliate thereof) contesting or opposing any motion made by Lender or the Collateral Agent to obtain relief from the automatic stay or seeking to reinstate the automatic stay in the event of any proceeding under the Bankruptcy Code, the BIA, the CCAA or any other Creditors Rights Laws involving Guarantor or its subsidiaries; (viii) any Restricted Party (or Affiliate thereof) taking any action in furtherance of, in collusion with respect to or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in items (i) through (vii) above; and (ix) in the event Lender or the Collateral Agent receives less than the full value of its claim in any proceeding under the Bankruptcy Code, the BIA, the CCAA or any other Creditors Rights Laws, Guarantor or any of its Affiliates receiving an equity interest or other financial benefit of any kind as a result of a “new value” plan or equity contribution.

“Benefit Amount” shall have the meaning set forth in Section 17.21 hereof.

“Benefit Plans” shall mean any written retirement, savings, profit sharing, health, medical, dental, disability, life insurance, welfare or other employee benefit plan, program, policy or practice, funded or unfunded, registered or unregistered, which is sponsored, maintained or contributed to or required to be contributed to by a Borrower Obligor or under which a Borrower Obligor has any actual or potential liability, other than a Pension Plan.

“BIA” shall mean the Bankruptcy and Insolvency Act (Canada).

“Borrower” shall have the meaning set forth in the introductory paragraph hereto.

“Borrower Obligor” and “Borrower Obligors” shall mean, individually or collectively, as the context may require, each Individual Borrower, Nominee, Solar ULC and SST2.

“Borrower Party” and “Borrower Parties” shall mean each of each Individual Borrower, Nominee, Solar ULC, SST2, any SPE Component Entity, any Affiliated Manager and Guarantor.

“Borrower’s Operating Expense Account” shall have the meaning set forth in Section 5.1(a)(vi) hereof.

“Breakage Costs” shall have the meaning set forth in Section 2.5(b)(viii) hereof.

“Business Day” shall mean a day on which commercial banks are not authorized or required by applicable law to close in New York, New York or Toronto, Ontario.

“Canadian Dollars” or “$” refers to the lawful currency of Canada.

“Cash Flow Adjustments” shall mean adjustments made by Administrative Agent in its calculation of Underwritable Cash Flow and the components thereof, which such adjustments shall include, without limitation, adjustments (i) for items of a non-recurring nature, and (ii) imminent liabilities and/or other expense increases (including, without limitation, imminent increases to Taxes and Insurance Premiums).

“Cash Management Account” shall have the meaning set forth in Section 9.1 hereof.

“Cash Management Agreement” shall mean the cash management agreement to be entered into by and among Borrower, Nominee, Solar ULC and The Toronto-Dominion Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Cash Management Bank” shall mean the Toronto-Dominion Bank, or any successor permitted pursuant to the terms and provisions hereof or the Cash Management Agreement.

“Cash Management Provisions” shall mean the representations, covenants and other terms and conditions of this Agreement and the other Loan Documents (including, without limitation, the Restricted Account Agreement) related to, in each case, cash management and/or other related matters (including, without limitation, Article 9 hereof).

“Casualty” shall have the meaning set forth in Section 7.2 hereof.

“Casualty Consultant” shall have the meaning set forth in Section 7.4 hereof.

“CCAA” means the Companies’ Creditors Arrangement Act (Canada), in effect from time to time.

“CDOR” shall mean, with respect to each Interest Accrual Period, the stated average of the annual rates for Canadian Dollar bankers’ acceptances (expressed as a percentage per annum and rounded upward, as necessary, to the next nearest 1/1000 of 1%), as of 11:00 a.m. (New York time) on a Determination Date, for Canadian Dollar bankers acceptances with a tenure equal in length to one month and for the outstanding principal amount of the Loan as displayed and identified as such on the Reuters Monitor Screen CDOR Page of the Reuters Monitor Screen (or any successor or substitute page on such screen or service that displays Canadian interbank bid rates for Canadian Dollar bankers’ acceptances as shall be selected by Lender from time to time in its reasonable discretion); provided that, if for any reason such Reuters Monitor Screen rates are unavailable on the relevant date or such rate does not appear on such Reuters Monitor Screen (as modified or amended from time to time or any successor or substitute page) as of 11:00 a.m., New York City time, on such Determination Date, Lender shall request the principal Toronto, Ontario office of any four Reference Banks in the Toronto, Ontario interbank market selected by Lender to provide such bank’s offered quotation (expressed as a percentage per annum) to prime banks in the Toronto, Ontario interbank market for deposits in Canadian Dollars for a one-month period as of 11:00 a.m., New York City time, on such Determination Date for the amounts for a comparable loan at the time of such calculation and, (i) if at least two such offered quotations are so provided, CDOR shall be the arithmetic mean of such quotations; and (ii) if fewer than two such quotations in clause (i) are so provided, Lender may use the rate provided by the quoting Reference Bank; provided that if CDOR shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.  Lender’s computation of CDOR shall be conclusive and binding on Borrower for all purposes, absent manifest error.

“CDOR Loan” shall mean the Loan at such time as interest thereon accrues at a rate of interest based upon CDOR.

“CDOR Rate” shall mean the sum of (i) the CDOR and (ii) the CDOR Spread.

“CDOR Spread” shall mean 2.25%, which amount shall increase by twenty-five (25) basis points on the date the third Extension Period is commenced.

“Closing Date” shall mean the date of the funding of the Loan.

“Co-Lender” shall have the meaning set forth in Section 11.8(a)(i) hereof.

“Co-Lending Agreement” shall mean the co-lending agreement entered into between Lender, individually as a Co-Lender and as Agent, and the other Co-Lenders in the event of a Syndication, as the same may be further supplemented modified, amended or restated.

“Collateral” shall mean any and all property owned, leased or operated by Borrower, the Nominee, Solar ULC and each other Person granting a Lien under the Loan Documents, and any and all other property of Borrower, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the Lender or Collateral Agent, on behalf of Lender, to secure the Debt.

“Collateral Agent” shall mean Computershare Trust Company of Canada (including its branches and affiliates), in its capacity as collateral agent for the Lender.

“Collateral Agency Fee Letter” shall mean the fee schedule, dated as of the date hereof, between the Borrower and the Collateral Agent and acknowledged by the Lender.

“Collateral Assignment of Interest Rate Cap Agreement” shall mean that certain Collateral Assignment of Interest Rate Cap Agreement, dated as of the date hereof, executed by Borrower in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Commercial Lease” shall mean a Lease for space at any Individual Property used for office, retail, industrial or any other use where the Tenant occupies the space demised thereunder with an initial term extending more than one (1) year.

“Commercial Lease Termination Payment” shall have the meaning set forth in Section 4.14(d) hereof.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result, in lieu or in anticipation, of the exercise of the right of condemnation or eminent domain, of all or any part of any Individual Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting such Individual Property or any part thereof.

“Constituent Owner” shall mean, as to any Person, any Person that owns a direct or indirect interest in such Person.

“Contribution” shall have the meaning set forth in Section 17.21 hereof.

“Control” shall mean the power to direct the management and policies of an entity, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise.  The terms “Controlled” and “Controlling” shall have correlative meanings.

“Counterparty” shall mean the counterparty under any Interest Rate Cap Agreement or Replacement Interest Rate Cap Agreement, which counterparty shall satisfy the Minimum Counterparty Rating and otherwise be acceptable to Lender.

“Covered Rating Agency Information” shall mean any Provided Information furnished to the Rating Agencies in connection with issuing, monitoring and/or maintaining the Securities.

“CRA” shall have the meaning set forth in Section 2.12 hereof.

“Credit Card Companies” shall have the meaning set forth in Section 9.1(a) hereof.

“Credit Card Company Payment Direction Letter” shall have the meaning set forth in Section 9.2(a) hereof.

“Creditors Rights Laws” shall mean any existing or future law of any jurisdiction, domestic or foreign, provincial, state or federal relating to bankruptcy, insolvency, receivership, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to debts or debtors, including any corporate statutory law relating to proceedings for the compromise or arrangement of creditor claims.

“Crowdfunded Person” means a Person capitalized primarily by monetary contributions (A) of less than $35,000 each from more than 35 investors who are individuals and (B) which are funded primarily (I) in reliance upon Regulation Crowdfunding promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended and/or (II) through internet-mediated registries, platforms or similar portals, mail-order subscriptions, benefit events and/or other similar methods.

“CUSPAP” shall mean Canadian Uniform Standards of Professional Appraisal Practice, as in effect from time to time in Canada.

“Debt” shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement or the other Loan Documents (including, without limitation, all costs and expenses payable to Lender thereunder).

“Debt Service” shall mean, with respect to any particular period of time, scheduled principal (if applicable) and interest payments hereunder (including, as and to the extent applicable, interest accruing at the Default Rate).

“Debt Service Account” shall have the meaning set forth in Section 9.1 hereof.

“Debt Service Coverage Ratio” shall mean the ratio calculated by Lender on a monthly basis of (i) the Underwritable Cash Flow to (ii) the aggregate amount of Debt Service which would be due for the twelve (12) month period immediately preceding the date of calculation; provided, that, the foregoing shall be calculated by Lender (A) based upon actual amount of Debt Service which would be due for such period, and (B) assuming that the Loan had been in place for the entirety of said period.

“Debt Yield” shall mean, as of any date of calculation, a ratio conveyed as a percentage in which: (i) the numerator is the Underwritable Cash Flow; and (ii) the denominator is the then outstanding principal balance of the Loan.

“Default” shall mean the occurrence of any event hereunder or under the Note or the other Loan Documents which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Prepayment Premium” shall mean an amount equal to five percent (5%) of the Debt being repaid or prepaid.

“Default Rate” shall mean, with respect to the Loan, a rate per annum equal to the lesser of (i) the Maximum Legal Rate, or (ii) five percent (5%) above the Interest Rate.

“Defined Benefit Plan” shall mean any Pension Plan which contains a “defined benefit provision” as defined in subsection 147.1(1) of the Income Tax Act (Canada).

“Determination Date” shall mean, with respect to any Interest Accrual Period, the date that is two (2) Business Days prior to the first day of such Interest Accrual Period.

“Disclosure Documents” shall mean, collectively and as applicable, any offering circular, prospectus, prospectus supplement, private placement memorandum or other offering document, in each case, in connection with a Securitization.

“Earnout Advance” shall have the meaning set forth in Section 2.1 hereof.

“Earnout Period” shall have the meaning set forth in Section 2.1 hereof.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is an account or accounts maintained with a federal or state-chartered depository institution or trust company which (a) complies with the definition of Eligible Institution, (b) has a combined capital and surplus of at least $50,000,000 and (c) has corporate trust powers and is acting in its fiduciary capacity.  An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean (a) a depository institution or trust company insured by the Federal Deposit Insurance Corporation (i) in the case of accounts in which funds are held for thirty (30) days or less, the short term unsecured debt obligations or commercial paper of which are rated at least “A-3” (or its equivalent) from each of the Rating Agencies and (ii) in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “A-” (or its equivalent) from each of the Rating Agencies or (b) such other depository institution otherwise approved by the Rating Agencies from time-to-time.

“Embargoed Person” shall have the meaning set forth in Section 3.29 hereof.

“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender and the Collateral Agent, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Environmental Laws” shall have the meaning set forth in the Environmental Indemnity.

“Environmental Report Account” shall have the meaning set forth in Section 8.3 hereof.

“Environmental Report Funds” shall have the meaning set forth in Section 8.3 hereof.

“Equity Collateral” shall have the meaning set forth in Section 11.6 hereof.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may heretofore have been or shall be amended, restated, replaced or otherwise modified.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” shall have the meaning set forth in Section 10.1 hereof.

“Excess Cash Flow” shall have the meaning set forth in Section 9.3 hereof.

“Excess Cash Flow Account” shall have the meaning set forth in Section 8.5 hereof.

“Excess Cash Flow Funds” shall have the meaning set forth in Section 8.5 hereof.

“Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.

“Exchange Act Filing” shall have the meaning set forth in Section 11.1 hereof.

“Excluded Taxes” shall mean any of the following taxes imposed on or with respect to Lender or required to be withheld or deducted from a payment to Lender: (i) any U.S. federal withholding taxes imposed under FATCA and (ii) income, profits, capital, and franchise taxes imposed by the jurisdiction under the laws of which Lender is organized or imposed by the jurisdiction of Lender’s applicable lending office where Lender is resident or engaged in business, has a permanent establishment, or any political subdivision or taking authority thereof or therein.

“Exculpated Parties” shall have the meaning set forth in Section 13.1 hereof.

“Extended Maturity Date” shall have the meaning set forth in Section 2.9 hereof

“Extension Option” shall have the meaning set forth in Section 2.9 hereof.

“Extension Period” shall have the meaning set forth in Section 2.9 hereof.

“Family Group” shall mean, as to any natural Person, the spouse, children and grandchildren (in each case, by birth or adoption) and other lineal descendants, in each case, of such natural Person and, in each case, family trusts and/or conservatorships for the benefit of any of the foregoing Persons.

“FATCA” shall mean Sections 1471 through 1474 of the IRS Code (as may be amended or replaced from time to time), and any requests, rules, regulations, guidelines, interpretations or directions promulgated by any Governmental Authority in connection therewith.

“FIRREA” shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (as the same may have been or may hereafter be amended, restated, supplemented or otherwise modified).

“First Monthly Payment Date” shall mean November 9, 2018.

“Fitch” shall mean Fitch, Inc.

“Foreign Taxes” shall have the meaning set forth in Section 2.5 hereof.

“Funding Borrower” shall have the meaning set forth in Section 17.21 hereof.

“General Security Agreement” means the general security agreement, dated as of the date hereof, in form and substance satisfactory to the Lender executed and delivered to the Lender by each of the Borrower Obligors, Solar ULC and Nominee.

“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

“Government Securities” shall mean “government securities” as defined in Section 2(a)(16) of the Investment Company Act of 1940 and within the meaning of Treasury Regulation Section 1.860G-2(a)(8); provided, that, (i) such “government securities” are not subject to prepayment, call or early redemption, (ii) to the extent that any REMIC Requirements require a revised and/or alternate definition of “government securities” in connection with any defeasance hereunder, the foregoing shall be deemed amended in a manner commensurate therewith and (iii) the aforesaid laws and regulations shall be deemed to refer to the same as may be and/or may hereafter be amended, restated, replaced or otherwise modified.

“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, provincial, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Gross Rents” shall mean an amount equal to rental income for the applicable period actually paid by Tenants who were occupying the applicable portion of the Property pursuant to Leases which were in full force and effect.

“Guarantor” shall mean Strategic Storage Trust II, Inc., a Maryland corporation, and any successor to and/or replacement of any of the foregoing Person, in each case, pursuant to and in accordance with the applicable terms and conditions of the Loan Documents.

“Guarantor Control Condition” shall mean a condition which shall be deemed satisfied to the extent that each Person that Controls (directly or indirectly) each Borrower Obligor and, if applicable, each SPE Component Entity is, in each case, itself a current Guarantor (as distinguished from any prior Guarantor that has been replaced in accordance with the applicable terms and conditions of the Loan Documents) or Controlled (directly or indirectly) by one or more current Guarantors (as distinguished from any prior Guarantor that has been replaced in accordance with the applicable terms and conditions of the Loan Documents).

“Guaranty” shall mean that certain Limited Recourse Guaranty, dated as of the date hereof, executed by Guarantor in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Immediate Repair Account” shall have the meaning set forth in Section 8.1 hereof.

“Immediate Repair Funds” shall have the meaning set forth in Section 8.1 hereof.

“Immediate Repairs” shall have the meaning set forth in Section 8.1 hereof.

“Improvements” shall have the meaning set forth in the granting clause of the Security Instrument.

“Incumbent Board” shall have the meaning set forth in Section 6.1(c) hereof.

“Indebtedness” shall mean, for any Person, without duplication, any indebtedness or other similar obligation for which such Person is obligated (directly or indirectly, by contract, operation of law or otherwise), including, without limitation, (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person by contract and/or as a guaranteed payment (including, without limitation, any such amounts required to be paid to partners and/or as a preferred or special dividend, including any mandatory redemption of shares or interests), (iv) all indebtedness incurred and/or guaranteed by such Person, directly or indirectly (including, without limitation, contractual obligations of such Person), (v) all obligations under leases that constitute capital leases for which such Person is liable, (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss and (vii) any property-assessed clean energy loans or similar indebtedness, including, without limitation, if such loans or indebtedness are made or otherwise provided by any Governmental Authority and/or secured or repaid (directly or indirectly) by any taxes or similar assessments.

“Indemnified Parties” shall mean (a) Lender, (b) any successor owner or holder of the Loan or participations in the Loan, (c) the Collateral Agent, any Servicer or prior Servicer of the

Loan, (d) any Investor or any prior Investor in any Securities, (e) any trustees, custodians or other fiduciaries who hold or who have held a full or partial interest in the Loan for the benefit of any Investor or other third party, (f) any receiver or other fiduciary appointed in a foreclosure or other Creditors Rights Laws proceeding, (g) any officers, directors, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, Affiliates or subsidiaries of any and all of the foregoing, and (h) the heirs, legal representatives, successors and assigns of any and all of the foregoing (including, without limitation, any successors by merger, consolidation or acquisition of all or a substantial portion of the Indemnified Parties’ assets and business), in all cases whether during the term of the Loan or as part of or following a foreclosure of the Loan.

“Indemnified Taxes” shall have the meaning set forth in Section 2.12 hereof.

“Independent Director” shall have the meaning set forth in Section 5.2 hereof.

“Individual Borrower” shall the meaning set forth in the introductory paragraph hereto.

“Individual Property” shall mean each parcel of real property, the Improvements thereon and all personal property owned by an Individual Borrower and encumbered by the Security Instrument, together with all rights pertaining to such property and Improvements, as more particularly described in the granting clauses of the applicable Security Instrument and referred to therein as the “Property” or as the “Charged Property”, as applicable.

“Information” shall have the meaning set forth in Section 11.8(b)(ii) hereof.

“Initial Advance” shall heave the meaning set forth in Section 2.1 hereof.

“Insurance Account” shall have the meaning set forth in Section 8.6 hereof.

“Insurance Payment Date” shall mean, with respect to any applicable Policies, the date occurring 30 days prior to the date the applicable Insurance Premiums associated therewith are due and payable.

“Insurance Premiums” shall have the meaning set forth in Section 7.1 hereof.

“Interest Accrual Period” shall mean the period beginning on (and including) the fifteenth (15th) day of each calendar month during the term of the Loan and ending on (and including) the fourteenth (14th) day of the next succeeding calendar month.  No Interest Accrual Period shall be shortened by reason of any payment of the Loan prior to the expiration of such Interest Accrual Period.

“Interest Rate” shall mean the rate or rates at which the outstanding principal amount of the Loan bears interest from time to time as determined accordance with the provisions of Section 2.5 hereof.

“Interest Rate Cap Agreement” shall mean, as applicable, any interest rate cap agreement (together with the confirmation and schedules relating thereto) in form and substance satisfactory to Lender between Borrower and Counterparty or any Replacement Interest Rate Cap Agreement, in each case which also satisfies the requirements set forth in Section 2.8.

“Interest Shortfall” shall mean, with respect to any repayment or prepayment of the Loan (including a repayment on the Maturity Date), the interest which would have accrued on the Loan (absent such repayment or prepayment) from and including the date on which such repayment or prepayment occurs through and including the last day of the Interest Accrual Period during which such repayment or prepayment occurs.

“Investor” shall mean any investor or potential investor in the Loan (or any portion thereof or interest therein) in connection with any Secondary Market Transaction.

“IRS Code” shall mean the Internal Revenue Code of 1986, as amended from time to time or any successor statute.

“Land” shall have the meaning set forth in the Security Instrument.

“Lease” shall have the meaning set forth in the Security Instrument.

“Legal Requirements” shall mean all federal, state, provincial, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower or the Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Americans with Disabilities Act of 1990, and all Permits, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting Borrower or the Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to the Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

“Lender Affiliate” shall have the meaning set forth in Section 11.2 hereof.

“Lender Group” shall have the meaning set forth in Section 11.2 hereof.

“Liabilities” shall have the meaning set forth in Section 11.2 hereof.

“Loan” shall mean the loan made by Lender to Borrower pursuant to this Agreement.

“Loan Bifurcation” shall have the meaning set forth in Section 11.1 hereof.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Security Instrument, the General Security Agreement, the Environmental Indemnity, the Assignment of Management Agreement, the Collateral Agency Fee Letter, the Collateral Assignment of Interest Rate Cap Agreement, the Restricted Account Agreement, the Guaranty, the Nominee Guaranty, the Solar ULC Guaranty, the SST2 Guaranty, the Pledge Agreement, the Cash Management Agreement, the Post-Closing Letter and all other documents executed and/or delivered in connection with the Loan, as each of the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time.

“Loan to Value Ratio” shall mean as of any date of determination, the ratio of (a) the then outstanding principal balance of the Loan as of the date of such calculation to (b) (i) for purposes of Section 2.1 hereof, the “as-is” appraised value of all of the Properties based upon, at Lender’s option, the applicable Appraisal completed prior to the Closing Date or any Appraisal ordered in connection with Section 2.1 hereof, and (ii) for purposes of Section 2.14 hereof, the fair market value of the Properties (for purposes of the REMIC provisions, counting only real property and excluding any personal property or going-concern value), as determined, in Lender’s sole discretion, by any commercially reasonable method permitted to a REMIC Trust.

“Losses” shall mean any and all losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including but not limited to strict liabilities), obligations, debts, diminutions in value, fines, penalties, charges, amounts paid in settlement, litigation costs and reasonable attorneys’ fees, in the case of each of the foregoing, of whatever kind or nature and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards; provided, however, in no event shall Losses include consequential damages (except to the extent such consequential damages are actually imposed on Lender or any Indemnified Party as a result of a final non-appealable judgement or court order issued against Lender or such Indemnified Party arising from a third party claim, in which case the same shall be included).

“Major Lease” shall mean as to each Individual Property (i) any Lease which, individually or when aggregated with all other leases at such Individual Property with the same Tenant or its Affiliate, either (A) accounts for twenty percent (20%) or more of the total rental income for the applicable Individual Property, or (B) demises 25,000 square feet or more of the applicable Individual Property’s gross leasable area, (ii) any Commercial Lease with annual rental income of $250,000 or more, and (iii) any Lease which contains any option, offer, right of first refusal or other similar entitlement to acquire or encumber all or any portion of the Property.

“Major Storage Lease” shall mean 1,000 square feet.

“Management Agreement” shall mean, individually and/or collectively as the context may require, those certain management agreements entered into by and between an Individual Borrower and Manager, pursuant to which Manager provides management and other services with respect to the Individual Property owned by such Individual Borrower, as the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time.

“Manager” shall mean Strategic Storage Property Management II, LLC or such other entity selected as the manager of the Property in accordance with the terms of this Agreement or the other Loan Documents.

“Material Action” shall mean with respect to any Person, to institute proceedings to have such Person be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against such Person or file a petition seeking, or consent to, reorganization or relief with respect to such Person under any applicable federal, provincial or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or a substantial part of its property, or make any assignment for the benefit of creditors of such Person, or admit in writing such Person’s inability to pay its debts generally as they become due, or take action in furtherance of any such action.

“Material Adverse Effect” shall mean a material adverse effect on (i) any Individual Property, (ii) the business, prospects, assets, operations or condition (financial or otherwise) of any Borrower Obligor, Guarantor or the Property, (iii) the enforceability, validity, perfection or priority of the lien of the Security Instrument or the other Loan Documents, or (iv) the ability of any Borrower Obligor and/or Guarantor to perform its obligations under the Security Instrument or the other Loan Documents.

“Maturity Date” shall mean the Stated Maturity Date, as such date may be extended pursuant to and in accordance with Section 2.9 hereof, or such other date on which the final payment of the principal amount of the Loan becomes due and payable as herein provided, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.

“Maximum Legal Rate” shall mean the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws that are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Member” is defined in Section 5.1 hereof.

“Mezzanine Borrower” shall have the meaning set forth in Section 11.6 hereof.

“Mezzanine Option” shall have the meaning set forth in Section 11.6 hereof.

“Minimum Counterparty Rating” shall mean (a) a long term credit rating from S&P (and if Fitch rates the entity, the equivalent long term rating from Fitch) of at least “A-”, which rating shall not include a “t” or otherwise reflect a termination risk, and (b) a long term credit rating from Moody’s of at least “A3”, which rating shall not include a “t” or otherwise reflect a termination risk (and, after a Securitization, the equivalent of the foregoing by the other Rating Agencies).  After a Securitization of the Loan, only the ratings of those Rating Agencies rating the Securities shall apply.

“Minimum Disbursement Amount” shall mean Twenty-Five Thousand and No/100 Dollars ($25,000).

“Monthly Debt Service Payment Amount” shall mean for the First Monthly Payment Date and for each Monthly Payment Date occurring thereafter, a payment equal to the amount of interest which has accrued and will accrue, in each case, during the Interest Accrual Period in which such Monthly Payment Date occurs computed at the Interest Rate.

“Monthly Insurance Deposit” shall have the meaning set forth in Section 8.6 hereof.

“Monthly Payment Date” shall mean the First Monthly Payment Date and the ninth (9th) day of every calendar month occurring thereafter during the term of the Loan.

“Monthly Tax Deposit” shall have the meaning set forth in Section 8.6 hereof.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Net Proceeds” shall mean: (i) the net amount of all insurance proceeds payable as a result of a Casualty to any Individual Property, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees), if any, in collecting such insurance proceeds, or (ii) the net amount of the Award, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees), if any, in collecting such Award.

“Net Proceeds Deficiency” shall have the meaning set forth in Section 7.4 hereof.

“New Manager” shall mean any Person replacing or becoming the assignee of the then current Manager, in each case, in accordance with the applicable terms and conditions hereof.

“New Non-Consolidation Opinion” shall mean a substantive non-consolidation opinion provided by outside counsel acceptable to Lender and the Rating Agencies and otherwise in form and substance acceptable to Lender and the Rating Agencies.

“Nominee” shall the meaning set forth in the introductory paragraph hereto.

“Nominee Guaranty” shall mean that certain Guarantee, dated as of the date hereof, executed by Nominee in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Non-Conforming Policy” shall have the meaning set forth in Section 7.1 hereof.

“Non-Consolidation Opinion” shall mean that certain substantive non-consolidation opinion delivered to Lender by Berger Harris LLP in connection with the closing of the Loan.

“Note” shall mean that certain Promissory Note of even date herewith in the principal amount of up to $112,000,000.00, made by Borrower in favor of Lender, as the same may be amended, restated, replaced, extended, renewed, supplemented, severed, split, or otherwise modified from time to time.

“Obligations” shall have the meaning set forth in Section 17.21 hereof.

“OFAC” shall have the meaning set forth in Section 3.30 hereof.

“Officer’s Certificate” shall mean a certificate delivered to Lender and the Collateral Agent by Borrower which is signed by Responsible Officer of Borrower.

“Op Ex Monthly Deposit” shall have the meaning set forth in Section 8.4 hereof.

“Operating Expense Account” shall have the meaning set forth in Section 8.4 hereof.

“Operating Expense Funds” shall have the meaning set forth in Section 8.4 hereof.

“Operating Expenses” shall mean the total of all expenditures, computed in accordance with the Approved Accounting Method, of whatever kind relating to the operation, maintenance and management of the Property that are incurred on a regular monthly or other periodic basis, including without limitation, (and without duplication) (a) utilities, ordinary repairs and maintenance, insurance, license fees, property taxes and assessments, advertising expenses, payroll and related taxes, computer processing charges, management fees (equal to the greater of (x) six percent (6%) of the sum of (A) Operating Income for the trailing twelve (12) month period plus (B) Gross Rents  for the trailing twelve (12) month period or (y) actual management fees payable under the Management Agreement), operational equipment or other lease payments as approved by Lender, but specifically excluding (i) depreciation, (ii) Debt Service, (iii) non-recurring or extraordinary expenses, and (iv) deposits into the Reserve Funds; and (b) normalized capital expenditures equal to $126,643 per annum.

“Operating Income” shall mean all income, computed in accordance with the Approved Accounting Method, derived from the ownership and operation of the Property from whatever source, including, but not limited to common area maintenance, real estate tax recoveries, utility recoveries, other miscellaneous expense recoveries, income generated by from solar energy lease income and other miscellaneous income derived from self-storage operations, but excluding Gross Rent, sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, interest income, insurance proceeds (other than business interruption or other loss of income insurance), Awards, unforfeited Security Deposits, utility and other similar deposits, non-recurring or extraordinary income, including, without limitation lease termination payments, and any disbursements to Borrower from the Reserve Funds.  Operating Income shall not be diminished as a result of the Security Instrument or the creation of any intervening estate or interest in the Property or any part thereof.  Notwithstanding the foregoing or anything to the contrary contained herein or in any other Loan Document, “Gross Rents” and “Operating Income” shall be calculated hereunder without duplication of one another or of any individual item contained within the definitions thereof.

“Organizational Chart” shall have the meaning set forth in Section 3.32 hereof.

“Original Currency” shall have the meaning set forth in Section 2.10 hereof.

“Other Charges” shall mean all maintenance charges, impositions other than Taxes, and any other charges, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

“Other Currency” shall have the meaning set forth in Section 2.10 hereof.

“Other Taxes” shall have the meaning set forth in Section 2.12 hereof.

“Participant” shall have the meaning set forth in Section 11.8(a)(ix) hereof.

“Patriot Act” shall have the meaning set forth in Section 3.30 hereof.

“Pension Plan” means a “registered pension plan”, as defined in subsection 248(1) of the Income Tax Act (Canada), which is sponsored, administered, maintained or contributed to by any Borrower Obligor or under or in respect of which any Borrower Obligor has any liability (actual, contingent or otherwise).

“Permits” shall mean all necessary certificates, licenses, permits, franchises, trade names, certificates of occupancy, consents, and other approvals (governmental and otherwise) required under applicable Legal Requirements for the operation of each Individual Property and the conduct of each Borrower Obligor’s business (including, without limitation, all required zoning, building code, land use, environmental, public assembly and other similar permits or approvals).

“Permitted Encumbrances” shall mean (a) the lien and security interests created by this Agreement and the other Loan Documents, (b) all liens, encumbrances and other matters disclosed in the Title Insurance Policy, (c) liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent and (d) existing Leases and new Leases entered into in accordance with this Agreement, (e) any Permitted Equipment Leases, and (f) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion.

“Permitted Equipment Leases” shall mean equipment leases or other similar instruments entered into with respect to the Personal Property; provided, that, in each case, such equipment leases or similar instruments (i) are entered into on commercially reasonable terms and conditions in the ordinary course of the applicable Individual Borrower’s business and (ii) relate to Personal Property which is (A) used in connection with the operation and maintenance of the applicable Individual Property in the ordinary course of the applicable Individual Borrower’s business and (B) readily replaceable without material interference or interruption to the operation of the applicable Individual Property.

“Permitted Investments” shall mean “permitted investments” as then defined and required by the Rating Agencies.

“Person” shall mean any individual, corporation (including a business trust), partnership, joint venture, joint stock company, limited liability company, estate, trust, unincorporated association, any federal, state, provincial, county or municipal government or any bureau, department, political subdivision or agency thereof and any other entity and, in each case, any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” shall have the meaning set forth in the granting clause of the Security Instrument.

“Personal Property Security Act” or “PPSA” shall mean the Personal Property Security Act (Ontario) and the Regulations thereunder, as from time to time in effect; provided that if attachment, perfection or priority of the Lender’s security interests in any Personal Property are governed by the personal property security laws of any jurisdiction other than the Province of Ontario.  PPSA shall mean those personal property security laws in such other jurisdiction for the purposes of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provisions.

“Pledge Agreement” means that certain Pledge Agreement, dated as of the date hereof, made by SST2 in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Policies” shall have the meaning specified in Section 7.1 hereof.

“Post-Closing Letter” means that certain Post-Closing Letter, dated as of the date hereof, made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Prepayment Failure” shall have the meaning specified in Section 2.7(a) hereof.

“Prepayment Notice” shall have the meaning specified in Section 2.7(a) hereof.

“Prepayment Premium” shall mean with respect to any repayment or prepayment of the Debt made (a) on or prior to the Monthly Payment Date in April 9, 2020, an amount equal to the product of (i) 2.25%, (ii) the amount of the Loan being prepaid, and (iii) a fraction, the numerator of which is the number of days remaining from and including the date of such prepayment through April 14, 2020 and the denominator of which is 360, and (b) after the Payment Date in April 9, 2020, an amount equal to zero dollars ($0.00).

“Prime Rate” shall mean a rate per annum equal to the prime rate of interest announced from time to time by Citibank, N.A., Canadian Branch (which is not necessarily the lowest rate charged to any customer) for loans made in Canadian Dollars at its office in Toronto, Ontario, changing when and as said prime rate changes, and effective on the first Business Day after announcement.

“Prime Rate Loan” shall mean the Loan at such time as interest thereon accrues at a rate of interest based upon the Prime Rate.

“Prime Rate Spread” shall mean the difference (expressed as the number of basis points) between (a) the CDOR Rate on the Determination Date that CDOR was last applicable to the Loan and (b) the Prime Rate on the Determination Date that CDOR was last applicable to the Loan; provided, however, in no event shall such difference be a negative number, provided that if the Loan is a Prime Rate Loan immediately prior to the commencement of the third Extension Period, the Prime Rate Spread shall increase by twenty-five (25) basis points.

“Prior Loan” shall mean, collectively, those certain loans described on Schedule 1.1 attached hereto.

“Prior Nominee” shall mean each of SST II 1207 Appleby Line, Co., a Nova Scotia unlimited liability corporation, SST II 2055 Cornwall Rd, Co., a Nova Scotia unlimited liability corporation, SST II 480 South Service Rd, Co., a Nova Scotia unlimited liability corporation, SST II 530 Martin St. Co., a Nova Scotia unlimited liability corporation, SST II 4491 Mainway, Co., a Nova Scotia unlimited liability corporation, SSTI Dufferin Toronto, Co., a Nova Scotia unlimited liability corporation, SSTI Mavis Mississauga, Co. a Nova Scotia unlimited liability corporation, SSTI Brewster Brampton Co, a Nova Scotia unlimited liability corporation, SSTI Granite

Pickering, Inc., a Nova Scotia limited liability company, and SSTI Centennial Inc., a Nova Scotia limited liability company.

“Privacy Laws” shall have the meaning set forth in Section 18.11 hereof.

“Prohibited Entity” means any Person which (i) is a statutory trust or similar Person, (ii) owns a direct or indirect interest in Borrower or the Property through a tenancy-in-common or other similar form of ownership interest and/or (iii) is a Crowdfunded Person.

“Prohibited Transfer” shall have the meaning set forth in Section 6.2 hereof.

“Projections” shall have the meaning set forth in Section 11.8(b)(ii) hereof.

“Property” shall have the meaning set forth in the Security Instrument.

“Property Document” shall mean, individually or collectively (as the context may require), the following:  (a) that certain lease, dated December 5, 2016, between SST II 2055 Cornwall Road LLC and Mohammed Al-Hamami, as amended, assigned, restated, modified, renewed, extended or supplemented from time to time, (b) that certain lease, dated October 19, 2017, between SST II 2055 Cornwall Road LLC, Greco Oakville Inc., JJJY Holdings Inc. and Greco Franchising Inc., as amended, assigned, restated, modified, renewed, extended or supplemented from time to time, (c) that certain lease, dated October 7, 2011, between Storage Spot Holdings (Appleby Line) Corp. and A&W Food Services of Canada Inc., as assigned by Storage Spot Holdings (Appleby Line) Corp. to SST II 1207 Appleby Line, Co., as the same may be further assigned, amended, restated, modified, renewed, extended or supplemented from time to time, and (d) all documents that are from time to time registered on title to any Individual Property.

“Property Document Event” shall mean any event which would, directly or indirectly, cause a termination right, right of first refusal, right of first offer or any other similar right, cause any termination fees to be due or would cause a Material Adverse Effect to occur under any Property Document (in each case, beyond any applicable notice and cure periods under the applicable Property Document); provided, however, any of the foregoing shall not be deemed a Property Document Event to the extent Lender’s prior written consent is obtained with respect to the same.

“Property Document Provisions” shall mean the representations, covenants and other terms and conditions of this Agreement and the other Loan Documents related to, in each case, any Property Document and/or other related matters (including, without limitation, Sections 3.35 and 4.22 of this Agreement).

“Provided Information” shall mean any information provided by or on behalf of any Borrower Party in connection with the Loan, any Individual Property, such Borrower Party and/or any related matter or Person.

“Prudent Lender Standard” shall, with respect to any matter, be deemed to have been met if the matter in question (i) prior to a Securitization, is reasonably acceptable to Lender and (ii) after a Securitization, (A) if permitted by REMIC Requirements applicable to such matter, would be reasonably acceptable to Lender or (B) if the Lender discretion in the foregoing subsection (A) is not permitted under such applicable REMIC Requirements, would be acceptable to a prudent lender of securitized commercial mortgage loans.

“Qualified Insurer” shall have the meaning set forth in Section 7.1 hereof.

“Qualified Management Agreement” shall mean a management agreement with a Qualified Manager with respect to the applicable Individual Property which is approved by Lender in writing (which such approval may be conditioned upon Lender’s receipt of a Rating Agency Confirmation with respect to such management agreement).

“Qualified Manager” shall mean a Person approved by Lender in writing (which such approval may be conditioned upon Lender’s receipt of a Rating Agency Confirmation with respect to such Person).

“Rate Cap Notice” shall have the meaning set forth in Section 2.8(g) hereof.

“Rating Agencies” shall mean each of S&P, Moody’s, Fitch and any other nationally-recognized statistical rating agency designated by Lender (and any successor to any of the foregoing) in connection with and/or in anticipation of any Secondary Market Transaction.

“Rating Agency Condition” shall be deemed to exist if (i) any Rating Agency fails to respond to any request for a Rating Agency Confirmation with respect to any applicable matter or otherwise elects (orally or in writing) not to consider any applicable matter, or (ii) Lender (or its Servicer) is not required to and/or elects not to obtain (or cause to be obtained) a Rating Agency Confirmation with respect to any applicable matter, in each case, pursuant to and in compliance with any pooling and servicing agreement(s) or similar agreement(s), in each case, relating to the servicing and/or administration of the Loan.

“Rating Agency Confirmation” shall mean (i) prior to a Securitization or if the Rating Agency Condition exists, that Lender has approved the matter in question in writing in its sole and absolute discretion, and (ii) from and after a Securitization (to the extent the Rating Agency Condition does not exist), a written affirmation from each of the Rating Agencies (obtained at Borrower’s sole cost and expense) that the credit rating of the Securities by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency’s sole and absolute discretion.

“Real Estate Collateral” shall have the meaning set forth in Section 18.1(a) hereof.

“Register” shall have the meaning set forth in Section 11.8(a)(viii) hereof.

“Registrar” shall have the meaning set forth in Section 11.7 hereof.

“Registration Statement” shall have the meaning set forth in Section 11.2 hereof.

“Regulation AB” shall mean Regulation AB under the Securities Act and the Exchange Act, as such Regulation may be amended from time to time.

“Reimbursement Contribution” shall have the meaning set forth in Section 17.21 hereof.

“Release Price” shall mean, with respect to any Individual Property, an amount equal to (a) if the release is in connection with (i) a sale to an independent third party in an arms’ length transaction, or (ii) a transfer to an Affiliate of Borrower that exhibits a sale price that is equal to or greater than the “as is” market value for the applicable Individual Property (or the aggregate “as is” market values for the subject Individual Properties) identified on one or more Appraisals engaged by, and acceptable to, Lender at the time of the release, 115% of the Allocated Loan Amount with respect to such Individual Property, or (b) if the release is in connection with a transfer to an Affiliate of Borrower not covered by clause (a)(ii) above, 125% of the Allocated Loan Amount of such Individual Property.

“REMIC Opinion” shall mean, as to any matter, an opinion as to the compliance of such matter with applicable REMIC Requirements (which such opinion shall be, in form and substance and from a provider, in each case, reasonably acceptable to Lender and acceptable to the Rating Agencies).

“REMIC Payment” shall have the meaning set forth in Section 7.3 hereof.

“REMIC Requirements” shall mean any applicable legal requirements relating to any REMIC Trust (including, without limitation, those relating to the continued treatment of the Loan (or the applicable portion thereof and/or interest therein) as a “qualified mortgage” held by such REMIC Trust, the continued qualification of such REMIC Trust as such under the IRS Code, the non-imposition of any tax on such REMIC Trust under the IRS Code (including, without limitation, taxes on “prohibited transactions and “contributions”) and any other constraints, rules and/or other regulations and/or requirements relating to the servicing, modification and/or other similar matters with respect to the Loan (or any portion thereof and/or interest therein) that may now or hereafter exist under applicable legal requirements (including, without limitation under the IRS Code)).

“REMIC Trust” shall mean any “real estate mortgage investment conduit” within the meaning of Section 860D of the IRS Code that holds any interest in all or any portion of the Loan.

“Rent Roll” shall have the meaning set forth in Section 3.18 hereof.

“Rent Loss Proceeds” shall have the meaning set forth in Section 7.1 hereof.

“Rents” shall have the meaning set forth in the Security Instrument.

“Replacement Interest Rate Cap Agreement” shall have the meaning set forth in Section 2.8(c) hereof.

“Replacement Reserve Account” shall have the meaning set forth in Section 8.2 hereof.

“Replacement Reserve Funds” shall have the meaning set forth in Section 8.2 hereof.

“Replacement Reserve Monthly Deposit” shall have the meaning set forth in Section 8.2 hereof.

“Replacements” for any period shall mean replacements and/or alterations to the Property; provided, that, the same are (i) required to be capitalized according to the Approved Accounting Method and (ii) reasonably approved by Lender.

“Reporting Failure” shall have the meaning set forth in Section 4.12 hereof.

“Required Financial Item” shall have the meaning set forth in Section 4.12 hereof.

“Required Time of Delivery” shall have the meaning set forth in Section 2.12 hereof.

“Reserve Accounts” shall mean the Tax Account, the Insurance Account, the Replacement Reserve Account, the Immediate Repair Account, the Excess Cash Flow Account, the Operating Expense Account, the Environmental Report Account and any other escrow account established by this Agreement or the other Loan Documents (but specifically excluding the Cash Management Account, the Restricted Account and the Debt Service Account).

“Reserve Funds” shall mean the Tax and Insurance Funds, the Replacement Reserve Funds, the Immediate Repair Funds, the Excess Cash Flow Funds, the Operating Expense Funds, the Environmental Report Funds and any other escrow funds established by this Agreement or the other Loan Documents.

“Responsible Officer” means with respect to a Person, the chairman of the board, president, chief executive officer, chief operating officer, chief financial officer, treasurer or vice president of such Person or such other similar officer of such Person reasonably acceptable to Lender.

“Restoration” shall mean, following the occurrence of a Casualty or a Condemnation which is of a type necessitating the repair of any Individual Property (or any portion thereof), the completion of the repair and restoration of such Individual Property (or applicable portion thereof) as nearly as possible to the condition such Individual Property (or applicable portion thereof) was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

“Restoration Retainage” shall have the meaning set forth in Section 7.4 hereof.

“Restoration Threshold” shall mean an amount equal to 5% of Allocated Loan Amount for the applicable Individual Property.

“Restricted Account” shall have the meaning set forth in Section 9.1 hereof.

“Restricted Account Agreement” shall mean that certain Blocked Account Agreement by and among Borrower, Lender and Bank of Montreal, dated as of the date hereof, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Restricted Account Bank” means the clearing bank which establishes, maintains and holds the Restricted Account, which shall be an Eligible Institution.

“Restricted Party” shall have the meaning set forth in Section 6.1 hereof.

“Sale or Pledge” shall have the meaning set forth in Section 6.1 hereof.

“SAM” shall have the meaning set forth in Section 6.4 hereof.

“Sanctions” shall have the meaning set forth in Section 3.30 hereof.

“Sanctions Authority” shall have the meaning set forth in Section 3.30 hereof.

“Sanctioned Jurisdiction” shall have the meaning set forth in Section 3.30 hereof.

“Sanctioned Person” shall have the meaning set forth in Section 3.30 hereof.

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by any Governmental Authority (including, to the extent applicable to Borrower, (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom).

“Satisfactory Search Results” shall mean the results of Lender’s customary “know your customer”, credit history check, litigation, lien, bankruptcy, judgment and other similar searches with respect to the applicable transferee and its applicable affiliates, in each case, (i) revealing no matters which would have a Material Adverse Effect and (ii) yielding results which are otherwise acceptable to Lender in its reasonable discretion.  Borrower shall pay all of Lender’s costs, fees and expenses in connection with the foregoing and, notwithstanding the forgoing, no such search results shall constitute “Satisfactory Search Results” until such costs, fees and expenses are paid in full.

“Secondary Market Transaction” shall have the meaning set forth in Section 11.1 hereof.

“Section 116 Certificate” shall have the meaning set forth in Section 2.12 hereof.

“Section 116 Withheld Amount” shall have the meaning set forth in Section 2.12 hereof.

“Securities” shall have the meaning set forth in Section 11.1 hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securitization” shall have the meaning set forth in Section 11.1 hereof.

“Security Deposits” shall mean any advance deposits or any other deposits collected with respect to the Property, whether in the form of cash, letter(s) of credit or other cash equivalents (including, without limitation, such deposits made in connection with any Lease).

“Security Instrument” shall mean, individually or collectively as the context may require, those certain first priority mortgages or charges, dated as of the date hereof, executed and delivered by the applicable Individual Borrower as security for the Loan and encumbering the applicable Individual Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Servicer” shall have the meaning set forth in Section 11.4 hereof.

“Severed Loan Documents” shall have the meaning set forth in Article 10 hereof.

“Significant Obligor” shall have the meaning set forth in Item 1101(k) of Regulation AB under the Securities Act.

“Single Purpose Entity” shall mean an entity whose structure and organizational and governing documents are otherwise in form and substance acceptable to the Rating Agencies and satisfying the Prudent Lender Standard.

“Solar Documents” shall mean, collectively, (i) that certain Solar Rooftop Lease, dated June 3, 2016, by and between Solar ULC and SSTI Brewster Brampton, LLC, a Delaware limited liability company, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, (ii) that certain Solar Rooftop Lease, dated June 3, 2016, by and between Solar ULC and SSTI Dufferin Toronto, LLC, a Delaware limited liability company, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, and (iii) that certain Engineering, Procurement and Construction Contract, dated as of October 10, 2013, between SSTI Mavis Mississauga, LLC, a Delaware limited liability Company and N//Ergy Solutions Inc., as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Solar ULC” shall the meaning set forth in the introductory paragraph hereto.

“Solar ULC Guaranty” shall mean that certain Guarantee, dated as of the date hereof, executed by Solar ULC in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Special Member” is defined in Section 5.1 hereof.

“SPE Component Entity” shall have the meaning set forth in Section 5.1 hereof.

“S&P” shall mean S&P Global Ratings, a Standard & Poor’s Financial Services LLC business.

“SST2” shall mean SST2 Canada Acquisitions LLC, a Delaware limited liability company.

“SST2 Guaranty” shall mean that certain Guarantee, dated as of the date hereof, executed by SST2 in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Stated Maturity Date” shall mean October 9, 2020.

“Strike Rate” shall mean not more than (a) with respect to an Interest Rate Cap Agreement prior to an Extension Option, 5.00% and (b) with respect to an Interest Rate Cap Agreement after an Extension Option has been exercised, the lesser of (i) 5.00% and (ii) a strike rate such that the Debt Service Coverage Ratio after giving effect to the new Strike Rate would be at least 1.20 to 1.00.

“Survey” shall mean, individually or collectively as the context may require, each survey of each Individual Property certified and delivered to Lender in connection with the closing of the Loan.

“Syndication” shall have the meaning set forth in Section 11.8(a)(i) hereof.

“Tax Account” shall have the meaning set forth in Section 8.6 hereof.

“Tax and Insurance Funds” shall have the meaning set forth in Section 8.6 hereof.

“Taxes” shall mean all taxes, assessments, water rates, sewer rents, and other governmental impositions, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, now or hereafter levied or assessed or imposed against the Property or any part thereof.

“Tax Payment Date” shall mean, with respect to any applicable Taxes, the date occurring 30 days prior to the date the same are due and payable.

“Tenant” shall mean any Person leasing, subleasing or otherwise occupying any portion of the Property under a Lease or other occupancy agreement.

“Tenant Direction Notice” shall have the meaning set forth in Section 9.2 hereof.

“Title Insurance Policy” shall mean each ALTA compliant mortgagee title insurance policy issued with respect to any Individual Property and insuring the lien of the Security Instrument.

“Total Earnout Amount” shall have the meaning set forth in Section 2.1 hereof.

“Trigger Period” shall mean a period (a) commencing upon the earliest of (i) the occurrence and continuance of an Event of Default, (ii) (A) prior to the initial Stated Maturity Date, the Debt Yield falling below 8.0% for two (2) consecutive calendar quarters, (B) during the first Extension Period, the Debt Yield falling below 8.50% for two (2) consecutive calendar quarters, (C) during the second Extension Period, the Debt Yield falling below 8.75% for two (2) consecutive calendar quarters, and (D) during the third Extension Period, the Debt Yield falling below 9.0% for two (2) consecutive calendar quarters (each such Debt Yield, a “Debt Yield Threshold”); and (b) expiring upon (x) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such Event of Default, (y) with regard to any Trigger Period commenced in connection with clause (ii) above, (i) the date that the Debt Yield equals or exceeds the applicable Debt Yield Threshold for two (2) consecutive calendar quarters, or (ii) the date the Borrower prepays the Loan in accordance with Section 2.7(a) hereof.

Notwithstanding the foregoing, a Trigger Period shall not be deemed to expire in the event that a Trigger Period then exists for any other reason.

“True Up Payment” shall mean a payment into the applicable Reserve Account of a sum which, together with any applicable monthly deposits into the applicable Reserve Account, will be sufficient to discharge the obligations and liabilities for which such Reserve Account was established as and when reasonably appropriate.  The amount of the True Up Payment shall be determined by Lender in its reasonable discretion and shall be final and binding absent manifest error.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State.

“Underwritable Cash Flow” shall mean an amount reasonably calculated by Lender on a monthly basis equal to: (a) the total annualized Gross Rents in place as at the date of such determination plus the trailing twelve (12) months Operating Income, less (b) the trailing twelve (12) months Operating Expenses (subject to Lender’s reasonable application in Lender’s sole discretion of the Cash Flow Adjustments).  Lender’s calculation of Underwritable Cash Flow (including determination of items that do not qualify as Operating Income or Operating Expenses) shall be calculated by Lender in good faith based upon Lender’s determination of Rating Agency criteria and shall be final absent manifest error.

“Underwriter Group” shall have the meaning set forth in Section 11.2 hereof.

“Updated Information” shall have the meaning set forth in Section 11.1 hereof.

“U.S. Obligations” shall mean direct full faith and credit obligations of the United States of America that are not subject to prepayment, call or early redemption.

“USPAP” shall mean Uniform Standards of Professional Appraisal Practice, as in effect from time to time in the United States of America.

“Work Charge” shall have the meaning set forth in Section 4.16 hereof.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.2Principles of Construction.

All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified.  All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise.  Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. References herein to “the Property or any portion thereof” and words of similar import shall be deemed to refer, as applicable, to any portion of the Property taken as a whole (including any Individual Property) and any portion of any Individual Property.

ARTICLE 2

GENERAL TERMS

Loan Commitment; Disbursement to Borrower.

  Except as expressly and specifically set forth herein, Lender has no obligation or other commitment to loan any funds to Borrower or otherwise make disbursements to Borrower.  Borrower hereby waives any right Borrower may have to make any claim to the contrary.  On the date hereof, Borrower shall receive an advance of the Loan in the amount of $99,300,000.00 (the “Initial Advance”).  Prior to the second Extension Period (the “Earnout Period”), Borrower shall be entitled to receive future advances in the aggregate amount of up to $12,700,000.00 (the “Total Earnout Amount”) upon satisfaction of the conditions set forth herein.  The disbursement to Borrower of each installment of the Total Earnout Amount shall be an “Earnout Advance.”  Disbursement of each Earnout Advance shall be subject to the following conditions precedent:

(a)Borrower shall submit to Lender a draw request, in form reasonably satisfactory to Lender, at least fifteen (15) days prior to the date on which Borrower is requesting such Earnout Advance be made, provided, that (i) Borrower shall not request more than one Earnout Advance per calendar quarter (except that Borrower shall be entitled to an Earnout Advance more frequently than quarterly twice per calendar year), and (ii) such request (other than the request for the final Earnout Advance) shall be for an Earnout Advance equal to or in excess of $1,000,000.

(b)On the date of Borrower’s request for the Earnout Advance and on the date of the Earnout Advance, no Event of Default shall be continuing;

(c)At Lender’s request (but not more often than once in each calendar year, and then, only to the extent Lender is not in possession of the Appraisals in respect of the applicable Properties current to within twelve (12) months of such Earnout Advance) in connection with any Earnout Advance, Borrower shall, at Borrower’s sole cost and expense, deliver to Lender new Appraisals on any one or more of the Properties;

(d)immediately after giving effect to such Earnout Advance, the Debt Yield shall be equal to or greater than nine percent (9.0%);

(e)immediately after giving effect to such Earnout Advance, the Loan to Value Ratio shall be no greater than 60%; and

(f)Borrower shall have complied with Section 2.8 with respect to increasing the notional amount of the Interest Rate Cap Agreement to an amount equal to the outstanding principal balance of the Loan.

In no event shall Lender have any obligation to make any Earnout Advance to the extent that the requested Earnout Advance, plus the sum of all previous Earnout Advances, would exceed the Total Earnout Amount.  Upon expiration of the Earnout Period, any unadvanced amounts of the Total Earnout Amount shall no longer be available to Borrower.

The Loan.

  Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

Disbursement to Borrower.

  Any amount borrowed and repaid hereunder in respect of the Loan may not be re-borrowed.

The Note and the Other Loan Documents.

  The Loan shall be evidenced by the Note and this Agreement and secured by this Agreement and the other Loan Documents.

Section 2.5Interest Rate.

(a)Generally.  Interest on the outstanding principal balance of the Loan shall accrue from the Closing Date at the Interest Rate until repaid in accordance with the applicable terms and conditions hereof.

(b)Determination of Interest Rate.

(i)The Interest Rate with respect to the Loan shall be: (A) the CDOR Rate with respect to the applicable Interest Accrual Period for a CDOR Loan or (B) the Prime Rate plus the Prime Rate Spread for a Prime Rate Loan if the Loan is converted to a Prime Rate Loan pursuant to the provisions hereof.   Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrower have the right to convert a CDOR Loan to a Prime Rate Loan.

(ii)Subject to the terms and conditions hereof, the Loan shall be a CDOR Loan and Borrower shall pay interest on the outstanding principal amount of the Loan at the CDOR Rate for the applicable Interest Accrual Period.  Any change in the rate of interest hereunder due to a change in the Interest Rate shall become effective as of the opening of business on the first day on which such change in the Interest Rate shall become effective.  Each determination by Lender of the Interest Rate shall be conclusive and binding for all purposes, absent manifest error.

(iii)In the event that Lender shall have determined (which determination shall be conclusive and binding upon Borrower absent manifest error) that by reason of circumstances affecting the interbank market, adequate and reasonable means do not exist for ascertaining CDOR, then Lender shall forthwith give notice by telephone of such determination, confirmed in writing, to Borrower at least three (3) Business Days prior to the last day of the related Interest Accrual Period.  If such notice is given, the related outstanding CDOR Loan shall be converted, on the last day of the then current Interest Accrual Period, to a Prime Rate Loan.

(iv)If, pursuant to the terms hereof, any portion of the Loan has been converted to a Prime Rate Loan and Lender shall determine (which determination shall be conclusive and binding upon Borrower absent manifest error) that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable, Lender shall give notice by telephone of such determination, confirmed in writing, to Borrower at least three (3) Business Days prior to the last day of the related Interest Accrual Period.  If such notice is given, the related outstanding Prime Rate Loan shall be converted to a CDOR Loan on the last day of the then current Interest Accrual Period.

(v)All payments made by Borrower hereunder shall be made free and clear of, and without reduction for or on account of, income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, reserves or withholdings imposed, levied, collected, withheld or assessed by any Governmental Authority, which are imposed, enacted or become effective after the date hereof (such non-excluded taxes being referred to collectively as “Foreign Taxes”), other than any Excluded Taxes.  If any Foreign Taxes are required to be withheld from any amounts payable to Lender hereunder, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all Foreign Taxes) interest or any such other amounts payable hereunder at the rate or in the amounts specified hereunder.  Whenever any Foreign Tax is payable pursuant to applicable law by Borrower, as promptly as possible thereafter, Borrower shall send to Lender an original official receipt, if available, or certified copy thereof showing payment of such Foreign Tax.  Borrower hereby indemnifies Lender for any incremental taxes, interest or penalties that may become payable by Lender which may result from any failure by Borrower to pay any such Foreign Tax when due to the appropriate taxing authority or any failure by Borrower to remit to Lender the required receipts or other required documentary evidence.

(vi)If any requirement of law or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for Lender to make or maintain a CDOR Loan as contemplated hereunder (A) the obligation of Lender hereunder to make a CDOR Loan or to convert a Prime Rate Loan to a CDOR Loan shall be canceled forthwith and (B) any outstanding CDOR Loan shall be converted automatically to a Prime Rate Loan on the last day of the then current Interest Accrual Period or within such earlier period as required by law.  Borrower hereby agrees to promptly pay to Lender, upon demand, any additional amounts necessary to compensate Lender for any reasonable costs incurred by Lender in making any conversion in accordance with this Agreement, including, without limitation, any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain the CDOR Loan hereunder.  Lender’s notice of such costs, as certified to Borrower, shall be conclusive absent manifest error.

(vii)In the event that any change in any requirement of law or in the interpretation or application thereof, or compliance by Lender with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority:

(A)shall hereafter impose, modify or hold applicable any reserve, capital adequacy, tax, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of CDOR hereunder;

(B)shall hereafter have the effect of reducing the rate of return on Lender’s capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender’s policies with respect to capital adequacy) by any amount deemed by Lender to be material; or

(C)shall hereafter impose on Lender any other condition and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder;

then, in any such case, Borrower shall promptly pay Lender, upon demand, any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable as determined by Lender.  If Lender becomes entitled to claim any additional amounts pursuant to this subsection, Lender shall provide Borrower with not less than thirty (30) days notice specifying in reasonable detail the event by reason of which it has become so entitled and the additional amount required to fully compensate Lender for such additional cost or reduced amount.  A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence submitted by Lender to Borrower shall be conclusive in the absence of manifest error.  This provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under this Agreement and the Loan Documents.

(viii)Borrower agrees to indemnify Lender and to hold Lender harmless from any loss or expense which Lender sustains or incurs as a consequence of (A) any default by Borrower in payment of the principal of or interest on a CDOR Loan, including, without limitation, any such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a CDOR Loan hereunder, (B) any prepayment (whether voluntary or mandatory) of the CDOR Loan on a day that is not the last day of an Interest Accrual Period, including, without limitation, such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the CDOR Loan hereunder and (C) the conversion (for any reason whatsoever, whether voluntary or involuntary) of the Interest Rate from the CDOR Rate to the Prime Rate plus the Prime Rate Spread with respect to any portion of the outstanding principal amount of the Loan then bearing interest at the CDOR Rate on a date other than the last day of an Interest Accrual Period, including, without limitation, such loss or expenses arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a CDOR Loan hereunder (the amounts referred to in clauses (A), (B) and (C) are herein referred to collectively as the “Breakage Costs”); provided, however, Borrower shall not indemnify Lender from any loss or expense arising from Lender’s willful misconduct or gross negligence.  This provision shall survive payment of the Note in full and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents.

(ix)Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any of the following Persons, Borrower, each Borrower Party and Lender acknowledge that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by (i) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and (ii) the effects of any Bail-in Action on any such liability, including, if applicable (A) a reduction in full or in part or cancellation of any such liability; (B) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; and/or (C) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

(c)Default Rate.  In the event that, and for so long as, any Event of Default shall have occurred and be continuing, (i) the then outstanding principal balance of the Loan and shall accrue interest at the Default Rate, calculated from the date the applicable Default occurred without regard to any grace or cure periods contained herein, (ii) without limitation of any rights or remedies contained herein and/or in any other Loan Document, any interest accrued at the Default Rate in excess of the interest component of the Monthly Debt Service Payment Amount shall, to the extent not already paid and/or due and payable hereunder, be due and payable on each Monthly Payment Date and (iii) all references herein and/or in any other Loan Document to the “Interest Rate” shall be deemed to refer to the Default Rate.

(d)Interest Calculation.  Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year (that is, the Interest Rate or the Default Rate, as then applicable, expressed as an annual rate divided by 360) by (c) the outstanding principal balance.  The accrual period for calculating interest due on each Monthly Payment Date shall be the Interest Accrual Period in which the related Monthly Payment Date occurs.  Borrower understands and acknowledges that such interest accrual requirement results in more interest accruing on the Loan than if either a thirty (30) day month and a three hundred sixty (360) day year or the actual number of days and a three hundred sixty-five (365) day year were used to compute the accrual of interest on the Loan.

For the purposes of Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid hereunder or in connection herewith is to be calculated on the basis of a 360-day or 365-day year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or 365, as applicable.  The rates of interest under this Agreement are nominal rates, and not effective rates or yields.  The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.

(e)Usury Savings.  This Agreement and the other Loan Documents are subject to the express condition that at no time shall Borrower be required to pay interest on the principal balance of the Loan (including, to the extent applicable, any prepayment premium and/or penalty) at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the

Maximum Legal Rate.  If by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder (including, to the extent applicable, any prepayment premium and/or penalty) at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, and/or, to the extent applicable, any prepayment premium and/or penalty shall, in each case, be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.  All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan (including, to the extent applicable, any prepayment premium and/or penalty) does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

If any provision of this Agreement would oblige a Borrower Obligor to make any payment of interest or other amount payable to Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by Lender of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable law or so result in a receipt by Lender of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows:

(i)first, by reducing the amount or rate of interest; and

(ii)thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid which would constitute interest for purposes of section 347 of the Criminal Code (Canada).

Any provision of this Agreement that would oblige a Borrower Obligor to pay any fine, penalty or rate of interest on any arrears of principal or interest secured by a mortgage on real property that has the effect of increasing the charge on arrears beyond the rate of interest payable on principal money not in arrears shall not apply to such Borrower Obligor, which shall be required to pay interest on money in arrears at the same rate of interest payable on principal money not in arrears.

Section 2.6Loan Payments.

(a)Borrower shall make a payment to Lender of interest only on the Closing Date for the period from (and including) the Closing Date through (and including) the fourteenth (14th) day of either (i) the month in which the Closing Date occurs (if the Closing Date occurs on or before the fourteenth (14th) day of such month, or (ii) the month following the month in which the Closing Date occurs (if the Closing Date occurs on or after the fifteenth (15th) day of the then current calendar month; provided, however, if the Closing Date is the fourteenth (14th) day of a calendar month, no such separate payment of interest shall be due.  Borrower shall make a payment to Lender of interest in the amount of the Monthly Debt Service Payment Amount on the First Monthly Payment Date and on each Monthly Payment Date occurring thereafter to and including the Maturity Date.  Each payment shall be applied first to accrued and unpaid interest and the balance to principal.

(b)Reserved.

(c)Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Security Instrument and the other Loan Documents (including, without limitation, the Interest Shortfall).

(d)If any principal, interest or any other sum due under the Loan Documents, other than the payment of principal due on the Maturity Date, is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment.  Any such amount shall be secured by the Security Instrument and the other Loan Documents.

(e)

(i)Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 1:00 P.M., New York City time, on the date when due and shall be made in lawful money of Canada in immediately available funds at Lender’s office, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

(ii)Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be deemed to be the immediately preceding Business Day.

(iii)All payments required to be made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without deduction for, any setoff, claim or counterclaim and shall be made irrespective of any defense thereto.

Section 2.7Prepayments.

(a)Voluntary Prepayment.  Except as provided in this Section 2.7 and Section 2.14, Borrower shall not have the right to prepay the Loan in whole or in part.  Borrower may, provided no Event of Default has occurred and is continuing, at its option and upon prior notice to Lender as set forth herein, prepay the Debt in whole or, only in connection with a release of any Individual Property in accordance with Section 2.14 or in connection a prepayment to satisfy the applicable Debt Yield Threshold as described below, in part on any Monthly Payment Date; provided that such prepayment is accompanied by payment of the Breakage Costs, the Prepayment Premium and the applicable Interest Shortfall.  Lender shall not be obligated to accept any prepayment unless it is accompanied by payment of the Breakage Costs, the Prepayment Premium and the applicable Interest Shortfall due in connection therewith.  As a condition to any voluntary prepayment, Borrower shall give Lender written notice (a “Prepayment Notice”) of its intent to prepay, which notice must be given at least thirty (30) and not more than ninety (90) days prior to the Monthly Payment Date upon which prepayment is to be made and must specify the Monthly Payment Date on which such prepayment is to be made.  Borrower hereby agrees that, in the event Borrower delivers a Prepayment Notice and fails to prepay the Loan in accordance with the Prepayment Notice and the terms of this Section 2.7 (a “Prepayment Failure”), Borrower shall pay Lender all reasonable out-of-pocket costs and expenses incurred by Lender, including, without limitation, any Breakage Costs or similar expenses, as a result of such Prepayment Failure.  During the continuance of a Trigger Period caused by the failure to satisfy the applicable Debt Yield Threshold, Borrower shall have the right to prepay the Loan in an amount necessary to satisfy the applicable Debt Yield Threshold, provided that Borrower satisfies the terms and conditions of this Section 2.7(a), including, without limitation, the payment of any applicable Breakage Costs, the Prepayment Premium and any Interest Shortfall. In the event of such prepayment, provided no Event of Default exists, the Trigger Period shall promptly cease without any obligation to wait two calendar quarters.

(b)Mandatory Prepayment.  On each date on which Lender actually receives a distribution of Net Proceeds, and if Lender does not make such Net Proceeds available for Restoration or for disbursement as Rent Loss Proceeds (as applicable), in each case, in accordance with the applicable terms and conditions hereof, Borrower shall, at Lender’s option, prepay the Debt in an amount equal to one hundred percent (100%) of such Net Proceeds together with any applicable Interest Shortfall and any Breakage Costs.  Borrower shall make the REMIC Payment as and to the extent required hereunder.  No prepayment premium or penalty (including, without limitation, any Default Prepayment Premium) shall be due in connection with any prepayment made pursuant to this Section 2.7(b) (including, without limitation, in connection with any REMIC Payment).  Any prepayment received by Lender pursuant to this Section 2.7(b) on a date other than a Monthly Payment Date shall be held by Lender as collateral security for the Loan in an interest bearing, Eligible Account at an Eligible Institution, with such interest accruing to the benefit of Borrower, and shall be applied by Lender on the next Monthly Payment Date, with any interest on such funds paid to Borrower on such date provided no Event of Default then exists.

(c)Prepayments After Default.  After the occurrence and during the continuance of an Event of Default and notwithstanding any acceleration of the Debt in accordance with the applicable terms and conditions hereof, the Default Prepayment Premium shall, in all cases, be deemed a portion of the Debt due and owing hereunder and under the other Loan Documents.  Without limitation of the foregoing, if, after the occurrence and during the continuance of an Event of Default, (i) payment of all or any part of the Debt is tendered by Borrower (voluntarily or involuntarily), a purchaser at foreclosure or any other Person, (ii) Lender obtains a recovery of all or a portion of the Debt (through an exercise of remedies hereunder or under the other Loan Documents or otherwise) or (iii) the Debt is deemed satisfied (in whole or in part) through an exercise of remedies hereunder or under the other Loan Documents or at law, the Default Prepayment Premium, the Breakage Costs and the Interest Shortfall, in addition to the outstanding principal balance, all accrued and unpaid interest and other amounts payable under the Loan Documents, shall be deemed due and payable hereunder.  Notwithstanding anything to the contrary contained herein or in any other Loan Document, (i) any prepayment of the Debt shall be applied to the Debt in such order and priority as may be determined by Lender in its sole discretion and (ii) the word “prepayment” when used herein and in the other Loan Documents shall also be deemed to mean repayment and payment.

Section 2.8Interest Rate Cap Agreement.

(a)Prior to or contemporaneously with the Closing Date, Borrower shall enter into an Interest Rate Cap Agreement with a CDOR strike rate equal to the Strike Rate.  The Interest Rate Cap Agreement (i) shall at all times be in form and substance acceptable to Lender, (ii) shall at all times be with a Counterparty, (iii) shall at all times be for a duration at least equal to the end of the Interest Accrual Period in which the then current Stated Maturity Date occurs, and (iv) shall at all times have a notional amount equal to or greater than the outstanding principal balance of the Loan and shall at all times provide for the applicable CDOR strike rate to be equal to the Strike Rate.  Borrower shall be required to obtain an increase in notional amount of, or buy a new Interest Rate Protection Agreement, in the notional amount of the Earnout Advances as such amounts are advanced.  Borrower shall direct such Counterparty to deposit directly into the Cash Management Account any amounts due Borrower under such Interest Rate Cap Agreement so long as any portion of the Debt is outstanding, provided that the Debt shall be deemed to be outstanding if the Property is transferred by judicial or non-judicial foreclosure or deed-in-lieu thereof.  Additionally, Borrower shall collaterally assign to Lender, pursuant to the Collateral Assignment of Interest Rate Cap Agreement, all of its right, title and interest in and to the Interest Rate Cap Agreement (and any replacements thereof), including, without limitation, its right to receive any and all payments under the Interest Rate Cap Agreement (and any replacements thereof), and Borrower shall, and shall cause Counterparty to, deliver to Lender a fully executed  Interest Rate Cap Agreement (which shall, by its terms, authorize the assignment to Lender and require that payments be deposited directly into the Cash Management Account).

(b)Borrower shall comply with all of its obligations under the terms and provisions of the Interest Rate Cap Agreement.  All amounts paid by the Counterparty under the Interest Rate Cap Agreement to Borrower or Lender shall be deposited immediately and directly into the Cash Management Account.  Borrower shall take all actions reasonably requested by Lender to enforce Lender’s rights under the Interest Rate Cap Agreement in the event of a default by the Counterparty and shall not waive, amend or otherwise modify any of its rights thereunder.

(c)In the event of any downgrade, withdrawal or qualification of the rating of the Counterparty by any Rating Agency below the Minimum Counterparty Rating, Borrower shall (i) cause the Counterparty to, within ten (10) Business days following receipt of such notice, either replace the Interest Rate Protection Agreement with an Interest Rate Protection Agreement in form and substance reasonably satisfactory to Lender (and meeting the requirements set forth in this Section 2.8) (a “Replacement Interest Rate Cap Agreement”) from a Counterparty reasonably acceptable to Lender having a Minimum Counterparty Rating, or (ii) cause the Counterparty to provide a guaranty in form and substance acceptable to Lender from a guarantor that meets the Minimum Counterparty Rating.

(d)Borrower shall deliver to Lender a new Collateral Assignment of Interest Rate Cap Agreement acceptable to Lender in connection with each new Interest Rate Cap Agreement and Replacement Interest Rate Cap Agreement.  In the event that Borrower fails to purchase and deliver to Lender the Interest Rate Cap Agreement or fails to maintain the Interest Rate Cap Agreement in accordance with the terms and provisions of this Agreement, Lender may purchase the Interest Rate Cap Agreement and the cost incurred by Lender in purchasing such Interest Rate Cap

Agreement shall be paid by Borrower to Lender with interest thereon at the Default Rate from the date such cost was incurred by Lender until such cost is reimbursed by Borrower to Lender.

(e)Each Interest Rate Cap Agreement shall contain the following language or its equivalent: “In the event of any downgrade, withdrawal or qualification of the rating of the Counterparty below (i) (A) a long term rating of “A-” by S&P or (B) a long term rating of “A3” by Moody’s, the Counterparty must, within ten (10) business days, either (i) find a replacement Counterparty, at the Counterparty’s sole cost and expense, acceptable to each Rating Agency and Borrower; provided that, notwithstanding such a downgrade, withdrawal or qualification, unless and until the Counterparty transfers the Interest Rate Cap Agreement to a replacement Counterparty, the Counterparty will continue to perform its obligations under the Interest Rate Cap Agreement, or (ii) cause the Counterparty to provide a guaranty in form and substance acceptable to Lender from a guarantor that meets the Minimum Counterparty Rating.  Failure to satisfy the foregoing shall constitute an “Additional Termination Event” as defined by Section 5(b)(v) of the ISDA Master Agreement, with the Counterparty as the “Affected Party”. In the event that a Counterparty is required pursuant to the terms of an Interest Rate Cap Agreement to find a replacement Counterparty, Borrower covenants and agrees that Borrower shall seek Lender’s approval with respect thereto and shall not approve or consent to the foregoing unless and until Borrower receives Lender’s prior written approval and shall approve or consent to the foregoing upon receipt of Lender’s prior written approval.  Borrower’s failure to comply with the requirements of this Section 2.8(e) shall constitute, at Lender’s option, an immediate Event of Default.

(f)With respect to each Interest Rate Cap Agreement, Borrower shall obtain and deliver to Lender an opinion from counsel (which counsel may be in house counsel for the Counterparty) for the Counterparty (upon which Lender and its successors and assigns may rely) which shall provide, in relevant part, that:

(i)the Counterparty is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Interest Rate Cap Agreement;

(ii)the execution and delivery of the Interest Rate Cap Agreement by the Counterparty, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by-laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property;

(iii)all consents, authorizations and approvals required for the execution and delivery by the Counterparty of the Interest Rate Cap Agreement, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any governmental authority or regulatory body is required for such execution, delivery or performance; and

(iv)the Interest Rate Cap Agreement, and any other agreement which the Counterparty has executed and delivered pursuant thereto, has been duly executed and delivered by the Counterparty and constitutes the legal, valid and binding obligation of the Counterparty, enforceable against the Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(g)Prior to purchasing any Interest Rate Cap Agreement or Replacement Interest Rate Cap Agreement, Borrower shall provide written notice of the terms of any such agreement to Lender (the “Rate Cap Notice”).  Upon receipt of the Rate Cap Notice, any Affiliate of Lender shall have the right to match the terms thereof, and if such Affiliate so matches, Borrower shall be required to purchase such agreement from such Affiliate of Lender.

Extension of the Maturity Date.

  Borrower shall have the option to extend the term of the Loan beyond the initial Stated Maturity Date for three (3) successive terms (the “Extension Option”) of one (1) year each (each, an “Extension Period”) to (i) October 9, 2021 if the first Extension Option is exercised, (ii) October 9, 2022 if the second Extension Option is exercised, and (iii) October 9, 2023 if the third Extension Option is exercised (each such date, the “Extended Maturity Date”) upon satisfaction of the following terms and conditions (in each case as determined by Lender):

(a)no Event of Default shall have occurred and be continuing at the time an Extension Option is exercised and on the date that the applicable Extension Period is commenced;

(b)Borrower shall notify Lender of its irrevocable election to extend the Stated Maturity Date as aforesaid not earlier than sixty (60) days and no later than thirty (30) days prior to the applicable Stated Maturity Date; provided, however, that Borrower shall be permitted to revoke such notice at any time up to five (5) days before the Stated Maturity Date provided that Borrower pays to Lender all actual out-of-pocket costs incurred by Lender in connection with such notice, including, without limitation, any Breakage Costs;

(c)Borrower shall obtain and deliver to Lender prior to exercise of such Extension Option, a Replacement Interest Rate Cap Agreement, which Replacement Interest Rate Cap Agreement shall be effective commencing on the first day of the related Extension Period and shall have a maturity date not earlier than the last day of the Interest Accrual Period in which the related Extended Maturity Date shall occur; and

(d)	commencing on the date that the third Extension Period is commenced, the CDOR Rate Spread (or the Prime Rate Spread, if then in effect) shall increase to 2.50%.

All references in this Agreement and in the other Loan Documents to the Stated Maturity Date shall mean the Extended Maturity Date in the event the applicable Extension Option is exercised.

Judgment Currency

.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due under this Agreement or under any of the Notes in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties hereto agree, to the fullest extent permitted by Law, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, Lender could purchase the Original Currency with the Other Currency on the Business Day preceding that on which final judgment is given.  To the fullest extent permitted by Law, the obligation of any Borrower in respect to any sum due in the Original Currency to Lender shall, notwithstanding any judgment in an Other Currency, be discharged only to the extent that on the Business Day following receipt by Lender, as applicable, of any sum adjudged to be so due in the Other Currency, Lender may in accordance with normal banking procedures purchase the Original Currency with the Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to Lender, as applicable, in the Original Currency, Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Lender against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due Lender in the Original Currency, Lender agrees to remit to Borrower such excess.

Section 2.11Increased Costs; Capital Adequacy.

(a)If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation (other than with respect to taxes excluded in the first sentence of Section 2.12, Indemnified Taxes, and Other Taxes, which shall be governed by Section 2.12) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to Lender of agreeing to make or making, funding or maintaining Loans, then Borrower shall from time to time, upon written demand by Lender, pay to Lender additional amounts sufficient to compensate Lender for such increased cost; provided, that such additional amounts shall not be duplicative of any amounts to the extent otherwise paid by Borrower under any other provision of this Agreement (including, without limitation, any reserve requirements included in determining the CDOR Rate).  A certificate describing in reasonable detail the amount of such increased cost, submitted to Borrower by Lender, shall create a rebuttable presumption of such increased cost.

(b)If Lender determines that compliance with any law or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital or liquidity required or expected to be maintained by Lender or by any Person controlling Lender and that the amount of such capital or liquidity requirement is increased by or based upon the existence of Lender’s Loans or commitment to lend hereunder, then, upon written demand by Lender, Borrower shall immediately pay to Lender, from time to time as specified by Lender, additional amounts sufficient to compensate Lender (or, if applicable, such Person controlling Lender) in the light of such circumstances, to the extent that Lender reasonably determines such increase in capital or liquidity requirements to be allocable to the existence of Lender’s commitment to lend hereunder; provided, that such additional amounts shall not be duplicative of any amounts to the extent otherwise paid by Borrower under any other provision of this Agreement (including, without limitation, any reserve requirements included in determining the CDOR Rate).  A certificate describing in reasonable detail such amounts submitted to Borrower by Lender shall create a rebuttable presumption of such amounts.

(c)Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives relating to capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in law and be eligible for redress pursuant to clause (a), and (b), as applicable, of this Section 2.11, regardless of the date enacted, adopted or issued.

Section 2.12Taxes.

(a)Any and all payments by any Borrower Obligor under any of the Loan Documents shall be made, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings imposed on or with respect to any such payment or any obligation of Borrower Obligor, and all liabilities with respect thereto, excluding, in the case of Lender, (i) Excluded Taxes, (ii) any taxes imposed by virtue of Lender being or being deemed to be resident in the jurisdiction (or political subdivision thereof) imposing such taxes; (iii) any taxes imposed on Lender as a result of a failure by Lender to comply with Section 2.13, and (iv) all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Indemnified Taxes”.  If any Borrower Obligor shall be required by Law to deduct any Indemnified Taxes from or in respect of any sum payable under any Loan Document to Lender, (i) the sum payable by such Borrower Obligor shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower Obligor shall make such deductions and (iii) Borrower Obligor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws.  Further, in the event of any sale or other realization proceedings made or taken, or agreed to, by or on behalf of the Collateral Agent or Lender of all or any part of the Properties following an Event of Default or otherwise pursuant to the Loan Documents or Laws, the Borrower hereby covenants and agrees (i) to obtain and deliver to Lender, forthwith following Lender’s written request and at the sole expense of the Borrower and in any event, to the extent reasonably possible, in sufficient time prior to the closing of the sale of all or any part of the Properties as determined by Lender in its sole and absolute discretion in order to ensure the orderly sale of any such Property to the purchaser thereof (which may include the Lender) on the closing date thereof (the “Required Time of Delivery”), clearance certificates (each a “Section 116 Certificate”) from the Canada Revenue Agency (“CRA”) in respect of such Property issued pursuant to subsections 116(2) and 116(5.2) of the Tax Act, as applicable having a certificate limit equal to the proceeds of disposition for the Property (it being the sole obligation of the Borrower to obtain and pay to the CRA from sources other than the sale proceeds of any such Property or the Collateral Agent or the Lender, all amounts required to be paid to the CRA to obtain such Section 116 Certificates), and (ii) as an obligation of the Borrower hereunder, to forthwith pay to the Collateral Agent or the Lender as directed, in immediately available funds without deduction or set-off of any kind and upon written demand by Lender, an amount equal to the aggregate of (x) all amounts withheld by any purchaser of such Property from the sale of proceeds or any amount Lender is required to remit in respect of an acquisition of such Property, together with interest thereon at the Interest Rate until paid in full (such withheld amount, together with interest thereon, the “Section 116 Withheld Amount”) in the event that the required Section 116 Certificates are not issued by the CRA or received by the Lender for any reason whatsoever (whether or not in the control of the Borrower) on or before such Required Time of Delivery, and (y) all costs and expenses of any nature and kind incurred by the Collateral Agent or the Lender in enforcing the obligations of the Borrower hereunder, together with interest thereon at the Interest Rate until paid in full. The obligations of any Borrower Obligor hereunder shall apply in full force and effect notwithstanding any actual or threatened claims, litigation or proceedings of any nature or kind by any Borrower Entity against the Collateral Agent or Lender or any other Person arising from or relating to the Loan, the Loan Documents and/or any such sale or other realization proceedings in respect of any of the Properties.

(b)In addition, each Borrower Obligor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made under the Loan Documents or from the execution, delivery or registration of, or otherwise with respect to, the Loan Documents (hereinafter referred to as “Other Taxes”).

(c)Each Borrower Obligor will indemnify Lender and the Collateral Agent for the full amount of Indemnified Taxes, Section 116 Withheld Amount or Other Taxes (including, without limitation, any Indemnified Taxes, Section 116 Withheld Amount or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.12) paid by Lender or the Collateral Agent and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.  This indemnification shall be made within 30 days from the date Lender or the Collateral Agent (as the case may be) makes written demand therefor.  If Lender or the Collateral Agent determines in its sole discretion, that it has received a refund of any amounts as to which it has been indemnified by a Borrower Obligor or with respect to which a Borrower Obligor has paid additional amounts pursuant to Section 2.12(a) or that, because of the payment of such taxes or additional amounts, it has benefited from a reduction in taxes otherwise payable by it and, in Lender’s opinion, such refund amount is both reasonably identifiable and quantifiable by it without involving it in an unacceptable administrative burden, it shall pay to the Borrower Obligor, an amount equal to such refund or reduction (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower Obligor under this Section 2.12 with respect to the taxes or additional amounts giving rise to such refund or reduction, and only to the extent that Lender is satisfied that it may do so without prejudice to its right, as against the relevant Governmental Authority, to retain such refund or benefit from such reduction, net of all out-of-pocket expenses of Lender or the Collateral Agent and without interest (other than any net after-tax interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of Lender, shall repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Lender if Lender is required to repay such refund to such Governmental Authority or is denied the reduction of taxes otherwise payable by it by such Governmental Authority. Nothing contained in this Section 2.12 shall (a) interfere with the right of Lender to arrange its affairs in whatever manner it thinks fit and, in particular, Lender shall not be under any obligation to claim relief for tax purposes on its corporate profits or otherwise, or to claim such relief in priority to any other claims, reliefs, credits or deductions available to it, or (b) require the Lender to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower or any other Person.

(d)Within 30 days after the date of any payment of Indemnified Taxes, Borrower paying such Indemnified Taxes will provide to the Lender, a copy of a receipt evidencing (or, if no receipt is provided by the Governmental Authority, such other evidence of) payment thereof; provided, however, that such copy (or other evidence) shall be provided solely for the purpose of enabling the Lender to verify the payment of such Indemnified Taxes by Borrower as required above.

(e)Without prejudice to the survival of any other agreement of Borrower Obligor hereunder, the agreements and obligations of Borrower Obligor contained in this Section 2.12 shall survive the payment in full of principal and interest hereunder and under the Notes.

Tax Forms

.  If Lender is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Loan Document, Lender shall deliver to Borrower, at the time or times reasonably requested by Borrower, such properly completed and executed documentation reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, Lender, if reasonably requested by Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower as will enable Borrower to determine whether or not Lender is subject to backup withholding or information reporting requirements.

Release of Individual Property.

  If Borrower has elected to prepay a portion of the Loan in connection with the release of an Individual Property and the requirements of Section 2.7 and this Section 2.14 have been satisfied and provided that no Event of Default has occurred and is continuing (and no event has occurred which, with notice, the passage of time, or both would constitute an Event of Default shall have occurred), Borrower may obtain the release of an Individual Property from the lien of the Security Instrument thereon (and related Loan Documents) and the release of the related Individual Borrower’s obligations under the Loan Documents with respect to such Individual Property (other than those expressly stated herein and in the other Loan Documents to survive), upon the satisfaction of each of the following conditions:

(a)The amount of the outstanding principal balance of the Loan to be prepaid shall equal or exceed the Release Price for the applicable Individual Property and such prepayment shall be deemed a voluntary prepayment for all purposes hereunder, including, without limitation, the payment of any applicable Breakage Costs, the Prepayment Premium and any Interest Shortfall;

(b)Subsequent to such release, each Individual Borrower shall continue to be a Single Purpose Entity pursuant to, and in accordance with, Section 5.1 hereof;

(c)Borrower shall deliver to Lender and the Rating Agencies a New Non-Consolidation Opinion or an update of the Non-Consolidation Opinion indicating that the release does not affect the opinions set forth therein;

(d)Borrower shall submit to Lender, not less than thirty (30) days prior to the Payment Date on which the prepayment will be made, a release of lien (and related Loan Documents) for such Individual Property for execution by Lender.  Such release shall be in a form appropriate in each jurisdiction in which the Individual Property is located and that would be satisfactory to a prudent lender and contains standard provisions, if any, protecting the rights of the releasing lender.  In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer’s Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, (ii) will effect such release in accordance with the terms of this Agreement, and (iii) will not impair or otherwise adversely affect the liens, security interests and other rights of Lender under the Loan Documents not being released (or as to the parties to the Loan Documents and Properties subject to the Loan Documents not being released);

(e)After giving effect to such release (including the amount prepaid under clause (a) above), the Debt Yield for the Properties then remaining subject to the liens of the Security Instrument shall be equal to or greater than the greater of (i) the Debt Yield for all of the Properties subject to the liens of the Security Instrument immediately prior to giving effect to the applicable release and (ii) 9.32% (collectively, the “Release Debt Yield”);

(f)Borrower shall reimburse Lender and Servicer for any costs and expenses Lender and Servicer arising from such release (including reasonable attorneys’ fees and expenses) and Borrower shall have paid, in connection with such release, (i) all recording charges, filing fees, taxes or other expenses payable in connection therewith, (ii) all costs and expenses of the Rating Agencies incurred with respect to such release, and (iii) to any Servicer, the current fee being assessed by such Servicer to effect such release;

(g)if the Loan is securitized, (i) Borrower shall deliver (or cause to be delivered) to Lender and the Rating Agencies an opinion of counsel that such release would not cause a “significant modification” of the Loan, as such term is defined in Treasury Regulations Section 1.860G-2(b), and (ii) notwithstanding anything to the contrary contained herein or in any other Loan Document, if the Loan is included in a REMIC Trust and the Loan to Value Ratio (as determined by Lender in its sole discretion using any commercially reasonable method permitted to a REMIC Trust) exceeds or would exceed 125% immediately after the release of the applicable Individual Property, no release will be permitted unless the principal balance of the Loan is prepaid by an amount not less than the greater of (A) the Release Price or (B) the least of one (1) of the following amounts:  (I) only if the released Individual Property is sold, the net proceeds of an arm’s length sale of the released Individual Property to an unrelated Person, (II) the fair market value of the released Individual Property at the time of the release, or (III) an amount such that the Loan to Value Ratio (as so determined by Lender) after the release of the applicable Individual Property is not greater than the Loan to Value Ratio of the Properties immediately prior to such release, unless Lender receives an opinion of counsel that, if (B) is not followed, the Securitization will not fail to maintain its status as a REMIC Trust as a result of the release of the applicable Individual Property.  Any such prepayment shall be deemed a voluntary prepayment and shall be subject to Section 2.7 hereof (other than the requirements to prepay the Debt in full and provide thirty (30) days notice to Lender);

(h)If the Individual Borrower that owns the Individual Property being released is the Individual Borrower party to the Interest Rate Cap Agreement, the Interest Rate Cap Agreement shall be assigned to another Individual Borrower still party to the Loan Documents or an Individual Borrower still party to the Loan Documents shall obtain and deliver a new Interest Rate Cap Agreement in compliance with Section 2.8; and

(i)If the Cash Management Account has been opened in accordance with the Cash Management Agreement and the Cash Management Account is in the name of the Individual Borrower that owns the Individual Property being released, Borrower shall have delivered evidence reasonably acceptable to Lender that another Individual Borrower still party to the Loan

Documents shall have assumed all of the obligations of such Individual Borrower under the Cash Management Agreement and such assumption shall have been approved by the Cash Management Bank.

Collateral Agency Fees.

  Borrower shall pay to the Collateral Agent the fees specified in the Collateral Agency Fee Letter.  Any amounts due and owing under the Collateral Agency Fee Letter that remain unpaid by the Borrower shall bear interest at the Default Rate until paid and shall be secured by the Security Instruments.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Each Borrower Obligor represents and warrants as of the Closing Date that:

Legal Status and Authority.

  Each Borrower Obligor (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation; (b) is duly qualified to transact business and is in good standing in each province in which an Individual Property owned by such Borrower Obligor is located; and (c) has all necessary approvals, governmental and otherwise, and full power and authority to own, operate and lease the applicable Individual Property owned by such Borrower Obligor.  Each Borrower Obligor has full power, authority and legal right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the applicable Individual Property owned by such Borrower Obligor pursuant to the terms hereof and to keep and observe all of the terms of this Agreement, the Note, the Security Instruments and the other Loan Documents on such Borrower Obligor’s part to be performed.

Validity of Documents.

  (a) The execution, delivery and performance of this Agreement, the Note, the Security Instrument and the other Loan Documents by each Borrower Obligor and Guarantor and the borrowing evidenced by the Note and this Agreement (i) are within the power and authority of such parties; (ii) have been authorized by all requisite organizational action of such parties; (iii) have received all necessary approvals and consents, corporate, governmental or otherwise; (iv) will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a material default under any provision of law, any order or judgment of any court or Governmental Authority, any license, certificate or other approval required to operate the Property or any portion thereof, any applicable organizational documents, or any applicable indenture, agreement or other instrument, including, without limitation, the Management Agreement; (v) will not result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of its assets, except the lien and security interest created hereby and by the other Loan Documents; and (vi) will not require any authorization or license from, or any filing with, any Governmental Authority (except for the recordation of the Security Instrument in the appropriate land records in each applicable province and except for PPSA and Uniform Commercial Code filings relating to the security interest created hereby), (b) this Agreement, the Note, the Security Instrument and the other Loan Documents have been duly executed and delivered by each Borrower Obligor and Guarantor and (c) this Agreement, the Note, the Security Instrument and the other Loan Documents constitute the legal, valid and binding obligations of each Borrower Obligor and Guarantor.  The Loan Documents are not subject to any right of rescission, setoff, counterclaim or defense by any Borrower Obligor or Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Creditors Rights Laws, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).  No Borrower Obligor nor Guarantor has asserted any right of rescission, setoff, counterclaim or defense with respect to the Loan Documents.

Litigation.

  There is no action, suit, proceeding or governmental investigation, in each case, judicial, administrative or otherwise (including any condemnation or similar proceeding), pending or, to the best of Borrower’s knowledge, threatened or contemplated against any Borrower Obligor or Guarantor or against or affecting the Property or any portion thereof, in either case, if adversely determined could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Agreements.

  No Borrower Obligor is a party to any agreement or instrument or subject to any restriction which would have a Material Adverse Effect.  No Borrower Obligor is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which any Borrower Obligor or the Property (or any portion thereof) is bound.  No Borrower Obligor has any material financial obligation under any agreement or instrument to which such Borrower Obligor is a party or by which such Borrower Obligor or the Property (or any portion thereof) is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property and (b) obligations under this Agreement, the Security Instrument, the Note and the other Loan Documents.  There is no agreement or instrument to which any Borrower Obligor is a party or by which such Borrower Obligor is bound that would require the subordination in right of payment of any of such Borrower Obligor’s obligations hereunder or under the Note to an obligation owed to another party.

Section 3.5Financial Condition.

(a)Each Borrower Obligor is solvent.  No Borrower Obligor is an “insolvent person” within the meaning of the BIA and each Borrower Obligor has received reasonably equivalent value for the granting of the Security Instrument.  No proceeding under Creditors Rights Laws with respect to any Borrower Party has been initiated.

(b)In the last ten (10) years, no (i) petition in bankruptcy has been filed by or against any Borrower Party and (ii) Borrower Party has ever made any assignment for the benefit of creditors or taken advantage of any Creditors Rights Laws.

(c)No Borrower Party is contemplating either the filing of a petition by it under any Creditors Rights Laws or the liquidation of its assets or property and Borrower has no knowledge of any Person contemplating the filing of any such petition against any Borrower Party.

(d)With respect to any loan or financing in which any Borrower Party or any Affiliate thereof has been directly or indirectly obligated for or has, in connection therewith, otherwise provided any guaranty, indemnity or similar surety, including, without limitation and to the extent applicable, the loan which is being refinanced by the Loan, none of such loans or financings has ever been (i) more than 30 days in default or (ii) transferred to special servicing.

Disclosure.

  Each Borrower Obligor has disclosed to Lender all material facts and no Borrower Obligor has failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.

No Plan Assets.

  As of the date hereof and until the Debt is repaid in accordance with the applicable terms and conditions hereof, (a) Borrower Obligor is not and will not be an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, (b) Borrower Obligor is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA, (c) transactions by or with Borrower Obligor are not and will not be subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans and (d) none of the assets of Borrower Obligor constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.  As of the date hereof, no Borrower Obligor, nor any member of a “controlled group of corporations” (within the meaning of Section 414 of the IRS Code), maintains, sponsors or contributes to a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or a “multiemployer pension plan” (within the meaning of Section 3(37)(A) of ERISA).  None of the Borrower Obligors maintains or contributes to any Pension Plans (including Defined Benefit Plans) or Benefit Plan.

Not a Foreign Person.

  Other than the Nominee and Solar ULC, no Borrower Obligor is a “foreign person” within the meaning of § 1445(f)(3) of the IRS Code.

Pension Plans.

  No Borrower Obligor sponsors, administers, maintains, contributes to or has any liability under or in respect of any Pension Plan.

Business Purposes.

  The Loan is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.

Borrower’s Principal Place of Business.

Each Borrower Obligor’s principal place of business and its chief executive office as of the date hereof is 10 Terrace Road, Ladera Ranch, California 92694.  Each Borrower Obligor’s mailing address, as set forth in the opening paragraph hereof or as changed in accordance with the provisions hereof, is true and correct.  Each Borrower’s organizational identification number, if any, assigned by the jurisdiction of its incorporation or organization is set forth on Schedule 3.11 hereof.  Each Borrower’s federal tax identification number is set forth on Schedule 3.11 hereof.  No Borrower is subject to back-up withholding taxes.

Section 3.12Status of Property.

(a)Each Borrower Obligor has obtained all Permits, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification, except where the failure to so obtain, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)Each Individual Property and the present and contemplated use and occupancy thereof are in compliance in all material respects with all applicable zoning ordinances, building codes, land use laws, Environmental Laws and other similar Legal Requirements.

(c)Each Individual Property is served by all utilities required for the current or contemplated use thereof.  All utility service is provided by public utilities and each Individual Property has accepted or is equipped to accept such utility service.

(d)All public roads and streets necessary for service of and access to each Individual Property for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public.  Each Individual Property has either direct access to such public roads or streets or access to such public roads or streets by virtue of a perpetual easement or similar agreement inuring in favor of the applicable Borrower Obligor and any subsequent owners of the applicable Individual Property.

(e)Each Individual Property is served by public water and sewer systems.

(f)Each Individual Property is free from damage caused by fire or other casualty.  Each Individual Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in any Individual Property, whether latent or otherwise, and no Borrower Obligor has received notice from any insurance company or bonding company of any defects or inadequacies in any Individual Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

(g)All costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full.  There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under applicable Legal Requirements could give rise to any such liens other than those arising in respect of the normal course business of an Individual Property) affecting any Individual Property which are or may be prior to or equal to the lien of the applicable Security Instrument.

(h)Each Borrower Obligor has paid in full for, and is the owner of, all furnishings, fixtures and equipment (other than Tenants’ property or the property subject to a Permitted Equipment Lease) used in connection with the operation of the applicable Individual Property, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created by this Agreement, the Note, the Security Instrument and the other Loan Documents.

(i)All liquid and solid waste disposal, septic and sewer systems located on each Individual Property are in a good and safe condition and repair and in compliance with all Legal Requirements.

(j)Except as expressly disclosed on the Survey, no portion of the Improvements is located in an area identified by the applicable conservation authority or other local government or any successor thereto as an area having special flood hazards.  No part of the Property consists of or is classified as wetlands, tidelands or swamp and overflow lands.

(k)All the Improvements on each Individual Property lie within the boundaries of the Land and any building restriction lines applicable to the Land.

(l)To Borrower’s knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting any Individual Property, nor are there any contemplated improvements to any Individual Property that may result in such special or other assessments.

(m)No Borrower Obligor has (i) made, ordered or contracted for any construction, repairs, alterations or improvements to be made on or to any Individual Property which have not been completed and paid for in full (other than those that may arise in respect of the normal course of business of an Individual Property), (ii) ordered materials for any such construction, repairs, alterations or improvements to any Individual Property which have not been paid for in full (other than those that may arise in respect of the normal course of business of an Individual Property) or (iii) attached any fixtures to any Individual Property which have not been paid for in full.  There is no such construction, repairs, alterations or improvements ongoing at any Individual Property as of the Closing Date other than in the normal course of business.  There are no outstanding or disputed claims for any Work Charges and there are no outstanding liens or security interests in connection with any Work Charges.

(n)None of the Borrower Obligors has any employees other than personnel employed at or in connection with an Individual Property owned by a Borrower.

Financial Information.

  All financial data, including, without limitation, the balance sheets, statements of cash flow, statements of income and operating expense and rent rolls, that have been delivered to Lender in respect of Borrower Obligors, Guarantor and/or the Property (a) are true, complete and correct in all material respects, (b) accurately represent the financial condition of each Borrower Obligor, Guarantor or the Property, as applicable, as of the date of such reports, and (c) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with the Approved Accounting Method throughout the periods covered, except as disclosed therein.  No Borrower Obligor has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to such Borrower Obligor and reasonably likely to have a Material Adverse Effect, except as referred to or reflected in said financial statements.  Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of any Borrower Obligor or Guarantor from that set forth in said financial statements.

Condemnation.

  No Condemnation or other proceeding has been commenced or, to Borrower Obligor’s knowledge, is threatened or contemplated with respect to all or any portion of any Individual Property or for the relocation of the access to any Individual Property.

Separate Lots.

  Each Individual Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with any Individual Property or any portion thereof.

Insurance.

  Borrower has obtained and has delivered to Lender certified copies of all Policies (or such other evidence acceptable to Lender) reflecting the insurance coverages, amounts and other requirements set forth in this Agreement.  There are no present claims of any material nature under any of the Policies, and to Borrower Obligor’s knowledge, no Person, including Borrower Obligor, has done, by act or omission, anything which would impair the coverage of any of the Policies.

Use of Property.

  Save and except of in respect of those Individual Properties which are subject to a Property Document, each Individual Property is used exclusively as a self-storage facility and other appurtenant and related uses.

Leases and Rent Roll.

  Except as disclosed in the rent roll for each Individual Property delivered to, certified to and approved by Lender in connection with the closing of the Loan (the “Rent Roll”), (a) the applicable Borrower Obligor is the sole owner of the entire lessor’s interest in the Leases; (b) the Leases are valid and enforceable and in full force and effect; (c) all of the Leases are arms-length agreements with bona fide, independent third parties; (d) no party under any Major Storage Lease or any Property Document is in default; (e) all Rents in respect of each Major Storage Lease and each Property Document due have been paid in full and no Tenant is in arrears in its payment of Rent; (f) none of the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated, other than to the Lender; (g) not more than five percent (5%) of the Rents reserve in each of the Leases with respect to an Individual Property has been collected for more than one (1) month in advance (except a Security Deposit shall not be deemed rent collected in advance); (h) the premises demised under the Leases have been completed, all improvements, repairs, alterations or other work required to be furnished on the part of the applicable Borrower Obligor under the Leases have been completed, the Tenants under the Leases have accepted the premises demised thereunder and have taken possession of the same on a rent-paying basis and any payments, credits or abatements required to be given by any Borrower Obligor to the Tenants under the Leases have been made in full; (i) there exist no offsets or defenses to the payment of any portion of the Rents pursuant to any Major Storage Lease or any Property Document and no Borrower Obligor has any monetary obligation to any Tenant under any Major Storage Lease or any Property Document; (j) no Borrower Obligor has received any notice from any Tenant challenging the validity or enforceability of any Lease; (k) there are no agreements with the Tenants under the Leases other than expressly set forth in each Lease; (l) no Lease contains an option to purchase, right of first refusal to purchase, right of first refusal to lease additional space at the Property, or any other similar provision; (m) no Person has any possessory interest in, or right to occupy, the Property except under and pursuant to a Lease; (n) all Security Deposits relating to the Leases are reflected on the Rent Roll and have been collected by Borrower; (o) no brokerage commissions or finders fees are due and payable regarding any Lease; (p) each Tenant is in actual, physical occupancy of the premises demised under its Lease; and (q) to the knowledge of each Borrower Obligor, there are no actions or proceedings (voluntary or otherwise) pending against any Tenants or guarantors under any Major Storage Lease or any Property Document, in each case, under bankruptcy or similar insolvency laws or regulations.

Filing and Recording Taxes.

  All mortgage, mortgage registration, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of this Agreement, the Security Instrument, the Note and the other Loan Documents, including, without limitation, the Security Instrument, have been paid or will be paid, and, under current Legal Requirements, the Security Instrument and the other Loan Documents are enforceable in accordance with their terms by Lender (or any subsequent holder thereof), except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Creditors Rights Laws, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Management Agreement.

  The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and, to each Individual Borrower’s knowledge, no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder.  As of the date hereof, no management fees under the Management Agreement are due and payable.

Section 3.21Illegal Activity/Forfeiture.

(a)No portion of the Property has been or will be purchased, improved, equipped or furnished with proceeds of any illegal activity and to Borrower’s knowledge, there are no illegal activities or activities relating to controlled substances at the Property.

(b)There has not been committed by any Borrower Obligor or any other Person in occupancy of or involved with the operation or use of the Property any act or omission affording the federal government or any provincial, state or local government the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower Obligor’s obligations under this Agreement, the Note, the Security Instrument or the other Loan Documents.  Each Borrower Obligor hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.

Taxes.

  Each Borrower Obligor has filed all federal, state, provincial, county, municipal, and city income, personal property and other tax returns required to have been filed by it and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it.  Borrower knows of no basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

Permitted Encumbrances.

  None of the Permitted Encumbrances, individually or in the aggregate, materially interferes with the benefits of the security intended to be provided by this Agreement, the Security Instrument, the Note and the other Loan Documents materially and adversely affects the value or marketability of any Individual Property, impairs the use or the operation of any Individual Property or impairs Borrower’s ability to pay its obligations in a timely manner.

Third Party Representations.

  Each of the representations and the warranties made by Guarantor in the other Loan Documents (if any) are true, complete and correct in all material respects.

Non-Consolidation Opinion Assumptions.

  All of the assumptions made in the Non-Consolidation Opinion, including, but not limited to, any exhibits attached thereto and/or certificates delivered in connection therewith, are true, complete and correct in all material respects.

Federal Reserve Regulations.

  No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement, the Security Instrument, the Note or the other Loan Documents.

Investment Company Act.

  No Borrower is (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; or (b) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

Fraudulent Conveyance.

  No Borrower Obligor (a) has entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) has not received reasonably equivalent value in exchange for its obligations under the Loan Documents.  Giving effect to the Loan, the fair saleable value of each Borrower Obligor’s assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed such Borrower Obligor’s total liabilities, including, without limitation, subordinated, unliquidated, disputed or contingent liabilities.  The fair saleable value of each Borrower Obligor’s assets is and will, immediately following the execution and delivery of the Loan Documents, be greater than such Borrower Obligor’s probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured.  None of Borrower Obligors’ assets do and, immediately following the execution and delivery of the Loan Documents will, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted.  No Borrower Obligor intends to, nor believes that it will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of such Borrower Obligor).

Embargoed Person.

  As of the date hereof and at all times throughout the term of the Loan, including after giving effect to any transfers of interests permitted pursuant to the Loan Documents, (a) none of the funds or other assets of any Borrower Party constitute (or will constitute) property of, or are (or will be) beneficially owned, directly or indirectly, by any Person or government that is the subject of economic sanctions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that transactions involving or the investment in any such Borrower Party (whether directly or indirectly) is prohibited by applicable law or the Loan made by Lender is in violation of applicable law (“Embargoed Person”); (b) no Embargoed Person has (or will have) any interest of any nature whatsoever in any Borrower Party, with the result that transactions involving or the investment in any such Borrower Party (whether directly or indirectly), is prohibited by applicable law or the Loan is in violation of applicable law; and (c)

none of the funds of any Borrower Party have been (or will be) derived from any unlawful activity with the result that transactions involving or the investment in any such Borrower Party (whether directly or indirectly), is prohibited by applicable law or the Loan is in violation of applicable law.  Notwithstanding the foregoing, the Lender confirms and acknowledges that the representations and warranties of each Borrower Obligor contained in this Section 3.29, insofar as any shareholder of Guarantor, are made solely to the knowledge of such Borrower Obligor.

Anti-Corruption Laws and Sanctions.

  Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by Borrower and its respective directors, officers and agents with Anti-Corruption Laws and applicable Sanctions, and Borrower and its respective officers and to the knowledge of Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions and are not knowingly engaged in any activity that would reasonably be expected to result in Borrower being designated as a Sanctioned Person.  None of (a) Borrower Obligor or any of its respective directors or officers, or (b) to the knowledge of each Borrower Obligor, any agent of such Borrower Obligor that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.  No use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions. Borrower hereby represents, warrants and covenants that each Borrower Party, each and every Person Affiliated with any Borrower Party and their directors, officers, employees or agents and any Person that has an economic interest in any Borrower Party (other than the shareholders of Guarantor), in each case, has not, and at all times throughout the term of the Loan, including after giving effect to any transfers of interests permitted pursuant to the Loan Documents, shall not: (i) be (or have been) a Sanctioned Person or organized, located or resident in a Sanctioned Jurisdiction; (ii) fail to be (or have been) in full compliance with the requirements of the Patriot Act, AC Laws, AML Laws and all Sanctions; (iii) fail to operate (or have operated) under policies, procedures and practices (including, without limitation, recordkeeping and reporting), if any, that are (A) in compliance with (and ensure compliance with) the Patriot Act, AC Laws, AML Laws and Sanctions and (B) available to Lender for Lender’s review and inspection during normal business hours and upon reasonable prior notice; (iv) be (or have been) in receipt of any notice related to or otherwise be (or have been) aware of and/or involved in any actual or potential action, suit or proceeding involving OFAC, the Secretary of State or the Attorney General of the United States or any other department, agency or office of the United States or any other governmental authority (foreign or domestic) or arbitrator, in each case, relating to a violation or possible violation of the Patriot Act, AC Laws, AML Laws and/or Sanctions; (v) be (or have been) the subject of Sanctions, including those listed as a Specially Designated National or as a “blocked” Person on any lists issued by OFAC and those owned or controlled by or acting for or on behalf of such Specially Designated National or “blocked” Person; (vi) directly or indirectly use (or have used) any part if the proceeds of the Loan (including, without limitation, any sums disbursed from time to time hereunder) or otherwise lend, contribute or make the same available (or have lent, contributed or made the same available), in each case, (A) to fund or facilitate any activities or business (I) of or with any Sanctioned Person or (II) of or in any Sanctioned Jurisdiction, (B) in any manner that would result in a violation of any Sanctions by any Person or (C) in violation of any applicable laws (including, without limitation, the Patriot Act, AC Laws, AML Laws and/or Sanctions), (vii) be (or have been) a Person who has been determined by competent authority to be subject to any of the prohibitions contained in the Patriot Act; or (viii) be (or have been) owned or controlled by or be (or have been) acting for or on behalf of, in each case, any Person who has been determined to be subject to the prohibitions contained in the

Patriot Act.  Borrower covenants and agrees that in the event Borrower receives any notice that any Borrower Party (or any of their respective beneficial owners or Affiliates) became the subject of Sanctions or is indicted, arraigned, or custodially detained on charges involving Sanctions, the Patriot Act, AC Laws and/or AML Laws and/or predicate crimes to AC Laws, the Patriot Act, AML Laws and Sanctions, Borrower shall promptly notify Lender.  Without limitation of any other term or provision contained herein, it shall be an Event of Default hereunder if any Borrower Party or any other party to any Loan Document becomes the subject of Sanctions or is indicted, arraigned or custodially detained on charges involving Sanctions, the Patriot Act, AC Laws and/or AML Laws and/or predicate crimes to AC Laws, the Patriot Act, AML Laws and Sanctions.  Borrower hereby represents and covenants that none of the execution, delivery or performance of the Loan Documents or any activities, transactions, services, collateral and/or security contemplated thereunder has or shall result in a breach of the Patriot Act, AC Laws, AML Laws and/or Sanctions by any party to the Loan Documents or their respective Affiliates.  All capitalized words and phrases and all defined terms used in the Patriot Act are incorporated into this Section.  As used herein, (A) “AC Laws” shall mean collectively (i) all laws, rules and regulations concerning or relating to bribery or corruption, including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977 and all other applicable anti-bribery and corruption laws and (ii) any amendment, extension, replacement or other modification of any of the foregoing from time to time and any corresponding provisions of future laws; (B) “AML Laws” shall mean collectively (i) all laws, rules, regulations and guidelines concerning or relating to money laundering issued, administered and/or enforced by any governmental and/or regulatory agency and (ii) any amendment, extension, replacement or other modification of any of the foregoing from time to time and any corresponding provisions of future laws; (C) “OFAC” shall mean the Office of Foreign Assets Control of the U.S. Department of the Treasury and the U.S. Department of State; (D) “Patriot Act” shall mean collectively (i) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001, as the same was restored and amended by Uniting and Strengthening America by Fulfilling Rights and Ensuring Effective Discipline Over Monitoring Act (USA FREEDOM Act) of 2015, (ii) all statutes, orders, rules and regulations of the United States government and its various executive departments, agencies and offices related to applicable anti-money laundering laws, rules and regulations and (iii) any amendment, extension, replacement or other modification of any of the foregoing from time to time and any corresponding provisions of future laws; (E) “Sanctions” shall mean economic, trade and/or financial sanction, requirements and/or embargoes, in each case, imposed, administered and/or enforced from time to time by any Sanctions Authority; (F) “Sanctions Authority” shall mean the United States (including, without limitation, OFAC) and any other relevant sanctions authority; (G) “Sanctioned Jurisdiction” shall mean, at any time, a country, region or territory that is, or whose government is, the subject of Sanction; and (H) “Sanctioned Person” shall mean, at any time, (i) any Person listed in any Sanctions related list maintained by any Sanctions Authority, (ii) any Person located, organized or resident in a Sanctioned Jurisdiction and/or (iii) any other subject of Sanctions (including, without limitation, any Person Controlled or 50% or more owned (in each case, directly and/or indirectly and in the aggregate) by (or acting for, on behalf of or at the direction of) any Person or Persons described in subsections (i) and/or (ii) of this definition.

Organizational Chart.

  The organizational chart attached as Schedule III hereto (the “Organizational Chart”), relating to Borrower Obligors and certain Affiliates and other parties, is true, complete and correct on and as of the date hereof.

Bank Holding Company.

  No Borrower Obligor is a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

Section 3.33Intentionally Omitted.

Property Document Representations.

  With respect to each Property Document, (a) each Property Document is in full force and effect and has not been amended, restated, replaced or otherwise modified (except, in each case, as expressly set forth herein), (b) there are no defaults under any Property Document by any party thereto and, to each Borrower Obligor’s knowledge, no event has occurred which, but for the passage of time, the giving of notice, or both, would constitute a default under any Property Document, (c) all rents, additional rents and other sums due and payable under the Property Documents have been paid in full, (d) no party to any Property Document has commenced any action or given or received any notice for the purpose of terminating any Property Document, and (e) the representations made in any estoppel or similar document delivered with respect to any Property Document in connection with the Loan are, to its knowledge, true, complete and correct in all respects.

Residency of Borrower for Tax Purposes.

  Neither the Nominee nor Solar ULC is a non-resident of Canada for the purposes of the Income Tax Act (Canada).

No Change in Facts or Circumstances; Disclosure.

  All information submitted by (or on behalf of) Borrower Obligor or Guarantor to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower Obligor and/or Guarantor in this Agreement or in the other Loan Documents, are accurate, complete and correct in all material respects.  There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise have a Material Adverse Effect.  Each Borrower Obligor has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.

General.

  Each Borrower Obligor agrees that, unless expressly provided otherwise, all of the representations and warranties of each Borrower Obligor set forth in this Article 3 and elsewhere in this Agreement and the other Loan Documents shall survive for so long as any portion of the Debt remains owing to Lender.  All representations, warranties, covenants and agreements made in this Agreement and in the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

ARTICLE 4

BORROWER COVENANTS

From the date hereof and until payment and performance in full of all obligations of the Borrower Obligors under this Agreement, the Security Instrument, the Note and the other Loan Documents or the earlier release of the lien of the Security Instrument (and all related obligations) in accordance with the terms of this Agreement, the Security Instrument, the Note and the other Loan Documents, each Borrower Obligor hereby covenants and agrees with Lender that:

Existence.

  Each Borrower Obligor will continuously maintain (a) its existence and shall not dissolve or permit its dissolution, (b) its rights to do business in the province in which it operates and (c) its franchises and trade names, if any.

Section 4.2Legal Requirements.

(a)Each Borrower Obligor shall promptly comply and shall cause the Property to comply with all Legal Requirements affecting the Property or the use thereof (which such covenant shall be deemed to (i) include Environmental Laws and (ii) require each Borrower Obligor to keep all Permits in full force and effect).

(b)Each Borrower Obligor shall from time to time, upon Lender’s request, provide Lender with evidence reasonably satisfactory to Lender that the Property complies with all Legal Requirements or is exempt from compliance with Legal Requirements.

(c)Borrower shall give prompt notice to Lender of the receipt by Borrower of any notice related to a violation of any Legal Requirements and of the commencement of any proceedings or investigations which relate to compliance with Legal Requirements.

(d)After prior written notice to Lender, each Borrower Obligor, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to any Borrower Obligor or any Individual Property or any alleged violation of any Legal Requirement, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which such Borrower Obligor is subject and shall not constitute a default thereunder and such proceeding shall be permitted by and conducted in accordance with all applicable Legal Requirements; (iii) neither the applicable Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) such Borrower Obligor shall promptly upon final determination thereof comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (v) such proceeding shall suspend the enforcement of the contested Legal Requirement against such Borrower Obligor or the applicable Individual Property; and (vi) such Borrower Obligor shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith.  Lender may apply any such security or part thereof, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or the applicable Individual Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.

(e)No Borrower Obligor shall and none of the Borrower Obligors shall permit any other Person in occupancy of or involved with the operation or use of the Property to commit any act or omission affording the federal government or any provincial, state or local government the right of forfeiture as against the Property or any part thereof or any monies paid in performance of the Borrower Obligors’ obligations under this Agreement, the Note, the Security Instruments or the other Loan Documents.

Maintenance and Use of Property.

  Each Borrower Obligor shall cause the Property to be maintained in a good and safe condition and repair.  The Improvements and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Personal Property) without the consent of Lender (which consent shall not be withheld, conditioned or delayed) or as otherwise permitted pursuant to Section 4.21 hereof.  Each Borrower Obligor shall perform (or shall cause to be performed) the prompt repair, replacement and/or rebuilding of any part of the Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any proceeding of the character referred to in Section 3.14 hereof and shall complete and pay for (or cause the completion and payment for) any structure at any time in the process of construction or repair on the Land.  Each Borrower Obligor shall operate the Property for the same uses as the Property is currently operated and no Borrower Obligor shall, without the prior written consent of Lender, (i) change the use of the Property or (ii) initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof.  If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, no Borrower Obligor will cause or permit the nonconforming use to be discontinued or the nonconforming Improvement to be abandoned without the express written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed).

Waste.

  No Borrower Obligor shall commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way impair the value of the Property or the security for the Loan.  No Borrower Obligor will, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Property, regardless of the depth thereof or the method of mining or extraction thereof.

Section 4.5Taxes and Other Charges.

(a)Borrower shall pay (or cause to be paid) all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof as the same become due and payable; provided, however, prior to the occurrence and continuance of an Event of Default, Borrower’s obligation to directly pay Taxes shall be suspended for so long as Borrower complies with the terms and provisions of Section 8.6 hereof.  Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 8.6 hereof).  Borrower shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Property (or any portion thereof), and shall promptly pay for all utility services provided to the Property (or any portion thereof).

(b)After prior written notice to Lender, Borrower, at its own expense, may contest (or permit to be contested) by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which any Individual Borrower is subject and shall not constitute a default thereunder and such proceeding shall be permitted by and conducted in accordance with all applicable Legal Requirements; (iii) neither the applicable Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the applicable Individual Property; and (vi) Borrower shall furnish such security as may be required in the proceeding, or deliver to Lender such reserve deposits as may be reasonably requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon.  Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established or the applicable Individual Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, canceled or lost or there shall be any danger of the lien of the Security Instrument being primed by any related lien.

Litigation.

  Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened in writing against any Borrower Obligor which might have a Material Adverse Effect.

Access to Property.

  Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice.

Notice of Default.

  Borrower shall promptly advise Lender of any material adverse change in any Borrower Obligor’s and/or Guarantor’s condition (financial or otherwise) or of the occurrence of any Default or Event of Default of which Borrower has knowledge.

Cooperate in Legal Proceedings.

  Borrower Obligor shall cooperate fully with Lender and the Collateral Agent with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender or the Collateral Agent hereunder or any rights obtained by Lender or the Collateral Agent under any of the Note, the Security Instrument or the other Loan Documents and, in connection therewith, permit Lender or the Collateral Agent, at its election, to participate in any such proceedings.

Performance by Borrower Obligors.

  Each Borrower Obligor hereby acknowledges and agrees that such Borrower Obligor’s observance, performance and fulfillment of each and every covenant, term and provision to be observed and performed by each Borrower Obligor under this Agreement, the Security Instrument, the Note and the other Loan Documents is a material inducement to Lender in making the Loan.

Section 4.11Intentionally Omitted.

Section 4.12Books and Records.

(a)Borrower shall furnish to Lender:

(i)quarterly (and prior to a Securitization (if requested by Lender), monthly) certified rent rolls within twenty (20) days after the end of each calendar month or forty-five (45) days after the end of each calendar quarter, as applicable;

(ii)quarterly (and prior to a Securitization (if requested by Lender), monthly) operating statements of each Individual Property detailing the revenues received, the expenses incurred and the components of Underwritable Cash Flow before and after Debt Service and major capital improvements for the period of calculation and containing appropriate year-to-date information, within twenty (20) days after the end of each calendar month or forty-five (45) days after the end of each calendar quarter, as applicable;

(iii)within ninety (90) days after the close of each fiscal year of Borrower (or such shorter time period as Lender shall determine in its reasonable discretion is necessary to comply with any applicable Legal Requirements (including, without limitation, Regulation AB), provided, that, (I) Lender shall notify Borrower in writing that such a shorter time period is required and (II) unless there is a change in Regulation AB or any other applicable Legal Requirement after the Closing Date, in no event shall such time period be shortened to sooner than ninety (90) days after the close of each fiscal year of Borrower), (A) with respect to Borrower, an annual balance sheet, statement of cash flow, profit and loss statement and statement of change in financial position (each of which shall not include any Person other than Borrower) and (B) an annual operating statement of each Individual Property (detailing the revenues received, the expenses incurred and the components of Underwritable Cash Flow before and after Debt Service and major capital improvements for the period of calculation and containing appropriate year-to-date information);

(iv)by no later than December 15 of each calendar year, an annual operating budget for the next succeeding calendar year presented on a monthly basis consistent with the annual operating statement described above for each Individual Property, including cash flow projections for the upcoming year and all proposed capital replacements and improvements, which such budget shall (A) until the occurrence and continuance of a Trigger Period, be provided to Lender for informational purposes and (B) after the occurrence and during the continuance of a Trigger Period not take effect until approved by Lender (after such approval has been given in writing, such approved budget shall be referred to herein, as the “Approved Annual Budget”).  Until such time that Lender approves a proposed Annual Budget, (1) to the extent that an Approved Annual Budget does not exist for the immediately preceding calendar year, all operating expenses of each Individual Property for the then current calendar year shall be deemed extraordinary expenses of such Individual Property and shall be subject to Lender’s prior written approval (not to be unreasonably withheld or delayed) and (2) to the extent that an Approved Annual Budget exists for the immediately preceding calendar year, such Approved Annual Budget shall apply to the then current calendar year; provided, that such Approved Annual Budget shall be adjusted to reflect actual increases in Taxes, Insurance Premiums and utilities expenses; and

(v)by no later than twenty (20) days after and as of the end of each calendar month during the period prior to Securitization, and thereafter by no later than forty-five (45) days after and as of the end of each calendar quarter, (A) a calculation of the then current Debt Yield, together with such back-up information as Lender shall require and (B) after the occurrence and during the continuance of a Trigger Period, a calculation of the amount of Excess Cash Flow generated by each Individual Property for such period together with such back-up information as Lender shall require.

(b)Upon request from Lender, Borrower shall furnish in a timely manner to Lender:

(i)a property management report for each Individual Property, showing the number of inquiries made and/or rental applications received from tenants or prospective tenants and deposits received from tenants and any other information requested by Lender, but no more frequently than quarterly;

(ii)an accounting of all Security Deposits, including the nature and type of Security Deposit, the name and identification number of the accounts in which such Security Deposits are held (if applicable), such details regarding any Security Deposit not held in the form of cash as Lender may reasonably require, the name and address of the financial institutions in which such Security Deposits are held or have been otherwise issued by and the name of the Person to contact at such financial institution, along with any authority or release necessary for Lender to obtain information regarding such accounts or other information directly from such financial institutions; and

(iii)evidence reasonably acceptable to Lender of compliance with the terms and conditions of Articles 5 and 9 hereof.

(c)Borrower shall, within twenty (20) days of request, furnish Lender (and shall cause Guarantor to furnish to Lender) with such other additional financial or management information (including state, Federal and provincial tax returns) as may, from time to time, be reasonably required by Lender in form and substance satisfactory to Lender. Borrower shall furnish to Lender and its agents convenient facilities for the examination and audit of any such books and records.

(d)Borrower agrees that (i) Borrower shall keep adequate books and records of account and (ii) all Required Financial Items  to be delivered to Lender pursuant to this Section 4.12 shall:

(A) be complete and correct; (B) present fairly the financial condition of the applicable Person; (C) disclose all liabilities that are required to be reflected or reserved against; (D) be prepared (1) in the form required by Lender and certified by a Responsible Officer of Borrower (2) in hardcopy and electronic formats and (3) in accordance with the Approved Accounting Method; and (E) upon request of Lender, be audited by an independent certified public accountant acceptable to Lender.  Borrower shall be deemed to warrant and represent that, as of the date of delivery of any such financial statement, there has been no material adverse change in financial condition, nor have any assets or properties been sold, transferred, assigned, mortgaged, pledged or encumbered since the date of such financial statement except as disclosed by Borrower in a writing delivered to Lender.  Borrower agrees that all Required Financial Items shall not contain any misrepresentation or omission of a material fact.

(e)Borrower acknowledges the importance to Lender of the timely delivery of each of the items required by this Section 4.12 and the other financial reporting items required by this Agreement (each, a “Required Financial Item” and, collectively, the “Required Financial Items”).  In the event Borrower fails to deliver to Lender any of the Required Financial Items within the time frame specified herein (each such event, a “Reporting Failure”), the same shall, after ten (10) Business Days prior notice from Lender, at Lender’s option, constitute an immediate Event of Default hereunder and, without limiting Lender’s other rights and remedies with respect to the occurrence of such an Event of Default, in the event Borrower fails to deliver to Lender any of the Required Financial Items within such ten (10) Business Day period following receipt of such notice, in addition to any and all other remedies available to the Lender, Borrower shall pay to Lender the sum of $2,500.00 per occurrence for each Reporting Failure.  It shall constitute a further Event of Default hereunder if any such payment is not received by Lender within thirty (30) days of the date on which such payment is due, and Lender shall be entitled to the exercise of all of its rights and remedies provided hereunder.

Section 4.13Estoppel Certificates.

(a)After request by Lender, Borrower, within ten (10) days of such request, shall furnish Lender or any proposed assignee of the Loan with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Loan, (ii) the unpaid principal amount of the Loan, (iii) the rate of interest of the Loan, (iv) the terms of payment and maturity date of the Loan, (v) the date installments of interest and/or principal were last paid, (vi) that, except as provided in such statement, no Event of Default exists, (vii) that this Agreement, the Note, the Security Instrument and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, (viii) whether any offsets or defenses exist against the obligations secured hereby and, if any are alleged to exist, a detailed description thereof, (ix) that all Leases are in full force and effect and have not been modified (or if not in full force or effect or if modified, setting forth the reasons why a Lease is not in full force and effect or all such modifications), (x) the date to which the Rents thereunder have been paid pursuant to the Leases, (xi) whether or not, to the knowledge of Borrower, any of the lessees under the Leases are in default under the Leases, and, if any of the lessees are in default, setting forth the specific nature of all such defaults, (xii) the amount of Security Deposits held by Borrower under each Lease and that such amounts are consistent with the amounts required under each Lease, and (xiii) as to any other matters reasonably requested by Lender and reasonably related to the Leases, the obligations created and evidenced hereby and by the Security Instrument or the Property.

(b)Borrower shall use its commercially reasonable efforts to deliver to Lender, promptly upon request, duly executed estoppel certificates from any one or more Tenants (other than self-storage Tenants) as reasonably required by Lender attesting to such facts regarding the Lease as Lender may require, including, but not limited to, attestations that each Lease covered thereby is in full force and effect with no defaults thereunder on the part of any party, that none of the Rents have been paid more than one month in advance, except as security, no free rent or other concessions are due lessee and that the lessee claims no defense or offset against the full and timely performance of its obligations under the Lease.

(c)In connection with any Secondary Market Transaction, at Lender’s request, Borrower shall provide an estoppel certificate to any Investor or any prospective Investor in such form, substance and detail as Lender, such Investor or prospective Investor may reasonably require.

(d)Borrower shall deliver to Lender, within ten (10) days of request, estoppel certificates from each party under any Property Document in form and substance reasonably acceptable to Lender.

Section 4.14Leases and Rents.

(a)Unless otherwise consented to in writing by Lender, all Leases and all renewals of Leases executed after the date hereof shall (i) provide for rental rates comparable to existing local market rates for similar properties, (ii) be with unaffiliated, third parties on terms and conditions (including, without limitation, terms and conditions relating to free rent, tenant improvements and other allowances) which are, in each case, commercially reasonable and comparable to existing local market terms and conditions for similar properties, (iii) provide that such Lease is subordinate to the Security Instrument and that the lessee will attorn to the Collateral Agent and any purchaser at a foreclosure sale and (iv) not contain any terms which would have a Material Adverse Effect.  Notwithstanding anything to the contrary contained herein, Borrower shall not, without the prior written approval of Lender (which approval shall not be unreasonably withheld or delayed), enter into, renew, extend, amend, modify, permit any assignment of or subletting under, waive any provisions of, release any party to, terminate, reduce rents under, accept a surrender of space under, or shorten the term of, in each case, any Major Lease.

(b)Without limitation of subsection (a) above, Borrower (i) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) shall enforce the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner; (iii) shall not collect more than five percent (5%) of the Rents from any Individual Property more than one (1) month in advance (other than Security Deposits) (provided, that, (A) upon the occurrence of a Trigger Period, Borrower and Solar ULC shall deposit any Rents collected more than one (1) month in advance into the Restricted Account, and (B) for the avoidance of doubt, in no event shall more than five percent (5%) of the total Rents from the Properties be collected more than one (1) month in advance (other than Security Deposits)); (iv) shall not execute any assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); (v) shall not, without Lender’s prior written consent, alter, modify or change any Lease to the extent the same would, individually or in the aggregate, (A) cause any such Lease to violate 4.14(a)(i) through (iii) above or (B) have a Material Adverse Effect; and (vi) shall hold all Security Deposits in accordance with Legal Requirements.  Upon request, Borrower shall furnish Lender with executed copies of all Leases.

(c)Notwithstanding anything contained herein to the contrary, Borrower shall not willfully withhold from Lender any information required to be provided to Lender pursuant to the Loan Documents regarding renewal, extension, amendment, modification, waiver of provisions of, termination, rental reduction of, surrender of space of, or shortening of the term of, any Lease during the term of the Loan.  Borrower agrees to provide Lender with written notice of any event of default under a Major Lease within five (5) business days after the occurrence of any such event of default.  Borrower’s failure to provide any of the aforesaid notices shall, at Lender’s option, constitute an Event of Default.

(d)Borrower shall notify Lender in writing, within two (2) Business Days following receipt thereof, of Borrower’s receipt of any early termination fee or payment or other termination fee or payment paid by any Tenant under any Commercial Lease which is equal to or greater than $150,000 (each, a “Commercial Lease Termination Payment”), and Borrower further covenants and agrees that Borrower shall hold any such Commercial Lease Termination Payment in trust for the benefit of Lender and that any use of such Commercial Lease Termination Payment shall be subject in all respects to Lender’s prior written consent in Lender’s sole discretion (which consent may include, without limitation, a requirement by Lender that such Commercial Lease Termination Payment be placed in reserve with Lender to be disbursed by Lender for tenant improvement and leasing commission costs with respect to the Property and/or for payment of the Debt or otherwise in connection with the Loan evidenced by the Note and/or the Property, as so determined by Lender).  The foregoing consent right of Lender (including, without limitation, any reserve requirement) shall not be subject to any “cap” or similar limit on the amount of Reserve Funds held by Lender.

(e)Upon the occurrence of an Event of Default, Borrower shall, within thirty (30) days of demand by Lender, deliver to Lender all Security Deposits.  Without limitation of any other term or provision contained herein, for purposes of clarification, for a Security Deposit to be deemed “delivered to Lender” in connection with the foregoing, the same must be in the form of cash or in a letter of credit solely in Lender’s name.

Section 4.15Management Agreement.

(a)Each Individual Borrower shall (i) diligently and promptly perform, observe and enforce all of the terms, covenants and conditions of the Management Agreement on the part of such Borrower to be performed, observed and enforced to the end that all things shall be done which are necessary to keep unimpaired the rights of such Individual Borrower under such Management Agreement, (ii) promptly notify Lender of any default under the Management Agreement; (iii) promptly deliver to Lender a copy of any notice of default or other material notice received by such Individual Borrower under the Management Agreement; (iv) promptly give notice to Lender of any notice or information that such Individual Borrower receives which indicates that Manager is terminating the Management Agreement or that Manager is otherwise discontinuing its management of any portion of the Property; and (v) promptly enforce the performance and observance of all of the covenants required to be performed and observed by Manager under the Management Agreement.

(b)Borrower shall not, in each case, without the prior written consent of Lender, (i) surrender, terminate or cancel any Management Agreement, consent to any assignment of the Manager’s interest under any Management Agreement or otherwise replace Manager or renew or extend any Management Agreement (exclusive of, in each case, any automatic renewal or extension in accordance with its terms) or enter into any other new or replacement management agreement with respect to the Property; provided, however, that Borrower may replace Manager and/or consent to the assignment of Manager’s interest under a Management Agreement, in each case, in accordance with the applicable terms and conditions hereof and of the other Loan Documents; (ii) reduce or consent to the reduction of the term of any Management Agreement; (iii) increase or consent to the increase of the amount of any charges under any Management Agreement; or (iv) otherwise modify, change, alter or amend, in any material respect, or waive or release any of its material rights and remedies under, any Management Agreement in any material respect.

(c)If Borrower shall default in the performance or observance of any material term, covenant or condition of any Management Agreement on the part of Borrower to be performed or observed, then, without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of such Management Agreement on the part of Borrower to be performed or observed to be promptly performed or observed on behalf of Borrower, to the end that the rights of Borrower in, to and under such Management Agreement shall be kept unimpaired and free from default.  Lender and any Person designated by Lender shall have, and are hereby granted, the right to enter upon the Property at any time and from time to time for the purpose of taking any such action.  If Manager shall deliver to Lender a copy of any notice sent to Borrower of default under any Management Agreement, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender in good faith, in reliance thereon.  Borrower shall notify Lender if Manager sub-contracts to a third party or an Affiliate any or all of its management responsibilities under any Management Agreement.

(d)Borrower shall, from time to time, use its best efforts to obtain from any Manager under a Management Agreement such certificates of estoppel with respect to compliance by Borrower with the terms of such Management Agreement as may be reasonably requested by Lender.  Borrower shall exercise each individual option, if any, to extend or renew the term of each Management Agreement upon demand by Lender made at any time within one (1) year of the last day upon which any such option may be exercised, and Borrower hereby expressly authorizes and appoints Lender its attorney-in-fact to exercise any such option in the name of and upon behalf of Borrower, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest.

(e)In the event that any Management Agreement is scheduled to expire at any time during the term of the Loan, Borrower shall submit to Lender by no later than 60 days prior to such expiration a draft replacement management agreement for approval in accordance with the terms and conditions hereof.  Borrower’s failure to submit the same within such time-frame shall, at Lender’s option, constitute an immediate Event of Default.

(f)Borrower shall have the right to replace Manager or consent to the assignment of Manager’s rights under any Management Agreement, in each case, to the extent that (i) no Event of Default has occurred and is continuing, (ii) Lender receives at least sixty (60) days prior written notice of the same, (iii) such replacement or assignment (as applicable) will not result in a Property Document Event and (iv) the applicable New Manager is a Qualified Manager engaged pursuant to a Qualified Management Agreement.  Manager shall not (and Borrower shall not permit Manager to) resign as Manager or otherwise cease managing the Property until a New Manager is engaged to manage the Property in accordance with the applicable terms and conditions hereof and of the other Loan Documents.

(g)Without limitation of the foregoing, if any Management Agreement is terminated or expires (including, without limitation, pursuant to the Assignment of Management Agreement), comes up for renewal or extension (exclusive of, in each case, any automatic renewal or extension in accordance with its terms), ceases to be in full force or effect or is for any other reason no longer in effect (including, without limitation, in connection with any Sale or Pledge), then Lender, at its option, may require Borrower to engage, in accordance with the terms and conditions set forth herein and in the Assignment of Management Agreement, a New Manager to manage the Property, which such New Manager shall (i) to the extent a Trigger Period is continuing and if opted by Lender, selected by Lender and (ii) be a Qualified Manager and shall be engaged pursuant to a Qualified Management Agreement.  Notwithstanding the foregoing, Lender consent shall not be required if the Management Agreement is terminated in connection with a self-management transaction consummated by Guarantor pursuant to which Guarantor or one of its Affiliates that is at least 51% owned and Controlled by Guarantor assumes management of each of the Individual Properties, provided, that, for the avoidance of doubt, the new management agreement entered into between Borrower and Guarantor or its Affiliate shall be (A) in substantially the same form as the Management Agreement in effect on the date hereof and provide for fees and expenses equal to or less than the fees and expenses described in the Management Agreement in effect on the date hereof or (B) in form and substance reasonably acceptable to Lender.

(h)As conditions precedent to any engagement of a New Manager hereunder, (i) New Manager and Borrower shall execute an Assignment of Management Agreement in the form required by Lender (with such changes thereto as may be required by the Rating Agencies), (ii) to the extent that such New Manager is an Affiliated Manager, Borrower shall deliver to Lender a New Non-Consolidation Opinion with respect to such New Manager and new management agreement and (iii) if requested by Lender, Borrower shall deliver to Lender evidence that the engagement of such New Manager will not result in a Property Document Event.

(i)Borrower shall notify Lender in writing, within two (2) Business Days following receipt thereof, of Borrower’s receipt of any early termination fee or similar payment or other termination fee or similar payment paid by any Manager, and Borrower further covenants and agrees that Borrower shall hold any such termination fee or payment in trust for the benefit of

Lender and that any use of such termination fee or payment shall be subject in all respects to Lender’s prior written consent in Lender’s sole discretion (which consent may include, without limitation, a requirement by Lender that such termination fee or payment be placed in reserve with Lender to be disbursed by Lender for replacing such Manager and/or for payment of the Debt or otherwise in connection with the Loan evidenced by the Note and/or the Property, as so determined by Lender).  The foregoing consent right of Lender (including, without limitation, any reserve requirement) shall not be subject to any “cap” or similar limit on the amount of Reserve Funds held by Lender.

(j)Any sums expended by Lender pursuant to this Section shall bear interest at the Default Rate from the date such cost is incurred to the date of payment to Lender, shall be deemed to constitute a portion of the Debt, shall be secured by the lien of the Security Instrument and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

Section 4.16Payment for Labor and Materials.

(a)Subject to Section 4.16(b) below, Borrower will promptly pay (or cause to be paid) when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property (any such bills and costs, a “Work Charge”) and never permit to exist in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests created hereby and by the Security Instrument, except for the Permitted Encumbrances.

(b)After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the validity of any Work Charge, the applicability of any Work Charge to any Individual Borrower or to any Individual Property or any alleged non-payment of any Work Charge and defer paying the same, provided that (i) no Event of Default has occurred and is continuing; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which any Individual Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable Legal Requirements; (iii) neither the applicable Individual Property nor any part thereof or interest therein will be in imminent danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly upon final determination thereof pay (or cause to be paid) any such contested Work Charge determined to be valid, applicable or unpaid; (v) such proceeding shall suspend the collection of such contested Work Charge from the applicable Individual Property or Borrower shall have paid the same (or shall have caused the same to be paid) under protest; and (vi) Borrower shall furnish (or cause to be furnished) such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure payment of such Work Charge, together with all interest and penalties payable in connection therewith.  Lender may apply any such security or part thereof, as necessary to pay for such Work Charge at any time when, in the reasonable judgment of Lender, the validity, applicability or non-payment of such Work Charge is finally established or the applicable Individual Property (or any part thereof or interest therein) shall be in present danger of being sold, forfeited, terminated, cancelled or lost.

Performance of Other Agreements.

  Each Borrower Obligor shall observe and perform each and every term to be observed or performed by such Borrower Obligor pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Property, or given by such Borrower Obligor to Lender for the purpose of further securing the Debt and any amendments, modifications or changes thereto.

Debt Cancellation.

  Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.

Section 4.19ERISA; Establishment of Defined Benefit Plan.

(a)Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights hereunder or under the other Loan Documents) to be a non-exempt prohibited transaction under ERISA.

(b)Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Security Instrument, as requested by Lender in its reasonable discretion, that (i) Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, or other retirement arrangement, which is subject to Title I of ERISA or Section 4975 of the IRS Code, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:

(A)Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. § 2510.3 101(b)(2);

(B)Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by “benefit plan investors” within the meaning of 29 C.F.R.§ 2510.3 101(f)(2); or

(C)Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R § 2510.3 101(c) or (e) or an investment company registered under The Investment Company Act of 1940, as amended.

(c)Borrower shall not maintain, sponsor, contribute to or become obligated to contribute to, or suffer or permit any member of Borrower’s “controlled group of corporations” to maintain, sponsor, contribute to or become obligated to contribute to a “defined benefit plan” or a “multiemployer pension plan”.  The terms in quotes above are defined in Section 3.7 of this Agreement.

(d)Notwithstanding any other term or provision of this Agreement or any other Loan Document to the contrary, each Borrower Obligor agrees that it shall not (i) establish or commence contributing to any Defined Benefit Plan or (ii) acquire an interest in any Person if such Person sponsors, administers, maintains or contributes to, or has any liability in respect of, any Defined Benefit Plan.

No Joint Assessment.

  Borrower shall not suffer, permit or initiate the joint assessment of any Individual Property with (a) any other real property constituting a tax lot separate from the applicable Individual Property, or (b) any portion of the applicable Individual Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the applicable Individual Property.

Alterations.

  Notwithstanding anything contained herein (including, without limitation, Article 8 hereof) to the contrary, Lender’s prior approval shall be required in connection with any alterations to any Improvements (a) that may have a Material Adverse Effect, (b) the cost of which (including any related alteration, improvement or replacement) is reasonably anticipated to exceed the Alteration Threshold or (c) that are structural in nature, which approval may be granted or withheld in Lender’s reasonable discretion.  If the total unpaid amounts incurred and to be incurred with respect to any alterations to the Improvements shall at any time exceed the Alteration Threshold, Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower’s obligations under the Loan Documents any of the following: (i) cash, (ii) U.S. Obligations, (iii) other security acceptable to Lender (provided that Lender shall have received a Rating Agency Confirmation as to the form and issuer of same), or (iv) a completion bond (provided that Lender shall have received a Rating Agency Confirmation as to the form and issuer of same).  Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements over the Alteration Threshold.

Property Document Covenants.

  Without limiting the other provisions of this Agreement and the other Loan Documents, each Borrower Obligor shall (i) promptly perform and/or observe, in all material respects, all of the covenants and agreements required to be performed and observed by it under the Property Documents and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any material default under the Property Documents of which it is aware; (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under the Property Documents; (iv) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed under the Property Documents in a commercially reasonable manner; (v) cause the applicable Individual Property to be operated, in all material respects, in accordance with the Property Documents; and (vi) not, without the prior written consent of Lender, (A) enter into any new Property Document or replace or execute modifications to any existing Property Documents or renew or extend the same (exclusive of, in each case, any automatic renewal or extension in accordance with its terms), (B) surrender, terminate or cancel the Property Documents, (C) reduce or consent to the reduction of the term of the Property Documents, (D) increase or consent to the increase of the amount of any charges under the Property Documents, (E) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Property Documents in any material respect or (F) following the occurrence and during the continuance of an Event of Default, exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Property Documents.

Embargoed Person.

  At all times throughout the term of the Loan, including after giving effect to any transfers of interests permitted pursuant to the Loan Documents, (a) none of the funds or other assets of any Borrower Party shall constitute property of, or will be beneficially owned, directly or indirectly, by any Embargoed Person with the result that transactions involving or the investment in any such Borrower Party (whether directly or indirectly, but for purposes of this Section 4.23, excluding any investment by the shareholders of Guarantor) is prohibited by applicable law or any Loan made by Lender is in violation of applicable law; (b) no Embargoed Person shall have any interest of any nature whatsoever in any Borrower Party, with the result that transactions involving or the investment in any such Borrower Party (whether directly or indirectly), is prohibited by applicable law or the Loan is in violation of applicable law; and (c) none of the funds of any Borrower Party shall be derived from any unlawful activity with the result that transactions involving or the investment in any such Borrower Party (whether directly or indirectly, but for purposes of this Section 4.23, excluding any investment by the shareholders of Guarantor), is prohibited by applicable law or the Loan is in violation of applicable law.  Any violation of the foregoing shall, at Lender’s option, constitute an Event of Default hereunder.

Anti-Money Laundering and Economic Sanctions.

  Borrower covenants and agrees that in the event any Individual Borrower receives any notice that any Borrower Party (or any of their respective beneficial owners or Affiliates) became the subject of Sanctions or is indicted, arraigned, or custodially detained on charges involving Sanctions, money laundering or predicate crimes to money laundering, Borrower shall immediately notify Lender.  It shall be an Event of Default hereunder if any Borrower Party or any other party to any Loan Document becomes the subject of Sanctions or is indicted, arraigned or custodially detained on charges involving Sanctions, money laundering or predicate crimes to money laundering.

Right to Match.

  Borrower shall provide Citibank, N.A., or an Affiliate thereof (“Citi”) selected by Citi, the right to match the terms of any refinancing proposal with respect to all or any portion of the Loan prior to refinancing with any third party.  Borrower shall provide notice to Citi of Borrower’s (or its Affiliate’s) intention to obtain any such financing, and Citi shall have a period of thirty (30) days from receipt of such notice to elect to match such terms.  In the event Citi elects to match, Borrower agrees to refinance with Citi on the same or better terms.

ARTICLE 5

ENTITY COVENANTS

Section 5.1Single Purpose Entity/Separateness.

(a)Each Individual Borrower will not:

(i)engage in any business or activity other than the ownership, operation and maintenance of the applicable Individual Property, and activities incidental thereto;

(ii)acquire or own any assets other than (A) the applicable Individual Property, (B) such incidental Personal Property as may be necessary for the ownership, leasing,

maintenance and operation of the applicable Individual Property and (C) its interest in the Nominee;

(iii)merge into or consolidate or amalgamate with any Person, divide into two (2) or more limited liability companies or other legal entities or dissolve, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

(iv)fail to observe all organizational formalities, or fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the applicable Legal Requirements of the jurisdiction of its organization or formation, or amend, modify, terminate or fail to comply with the provisions of its organizational documents (provided, that, such organizational documents may be amended or modified to the extent that, in addition to the satisfaction of the requirements related thereto set forth therein, Lender’s prior written consent and, if required by Lender, a Rating Agency Confirmation are first obtained);

(v)own any subsidiary, or make any investment in, any Person (other than (x) with respect to each Individual Borrower, in the Nominee and (y) any SPE Component Entity, in the applicable Individual Borrower);

(vi)commingle its funds or assets with the funds or assets of any other Person, other than as contemplated by the Loan Documents with respect to each other Individual Borrower, including the commingling of Gross Rent and Operating Income in an account established for all Individual Borrowers and utilized for the purpose of the payment of Operating Expenses for the Property (the “Borrower’s Operating Expense Account”);

(vii)incur any Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (A) the Debt, (B) trade and operational indebtedness incurred in the ordinary course of business with trade creditors, provided such indebtedness is (1) unsecured, (2) not evidenced by a note, (3) on commercially reasonable terms and conditions, and (4) due not more than sixty (60) days past the date incurred and paid on or prior to such date, and/or (C) Permitted Equipment Leases; provided however, the aggregate amount of the indebtedness described in (B) and (C) shall not exceed at any time three percent (3%) of the outstanding principal amount of the Debt.  No Indebtedness other than the Debt may be secured (senior, subordinate or pari passu) by the Property;

(viii)fail to maintain all of its books, records, financial statements and bank accounts separate from those of any other Person (including, without limitation, any Affiliates).  Such Individual Borrower’s assets have not and will not be listed as assets on the financial statement of any other Person; provided, however, that such Individual Borrower’s assets may be included in a consolidated financial statement of its Affiliates provided that (i)  appropriate notation shall be made on such consolidated financial statements to indicate the separateness of such Individual Borrower and such Affiliates and to indicate that such Individual Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person and (ii) such assets shall be listed on such Individual Borrower’s own separate balance sheet.  Such Individual

Borrower has maintained and will maintain its books, records, resolutions and agreements as official records;

(ix)except for capital contributions or capital distributions permitted under the terms and conditions of its organizational documents and property reflected on its books and records, enter into any transaction with any partner, member, shareholder, principal or Affiliate, except, in each case, upon terms and conditions that are commercially reasonable and substantially similar to those that would be available on an arm’s-length basis with unaffiliated third parties;

(x)maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xi)assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of any other Person, or otherwise pledge its assets to secure the obligations of any other Person or hold out its credit as being available to satisfy the obligations of any other Person, except with respect to each other Borrower Obligor as contemplated by the Loan Documents;

(xii)make any loans or advances to any Person;

(xiii)fail to file its own tax returns (unless prohibited by applicable Legal Requirements from doing so);

(xiv)fail to (A) hold itself out to the public and identify itself, in each case, as a legal entity separate and distinct from any other Person and not as a division or part of any other Person, (B) conduct its business solely in its own name (other than the utilization in the ordinary course of business of the registered trademarks and brand names owned by SAM), (C) hold its assets in its own name or (D) correct any known misunderstanding regarding its separate identity;

(xv)fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations (to the extent there exists sufficient cash flow from the applicable Individual Property to do so);

(xvi)without the prior unanimous written consent of all of its partners, shareholders or members, as applicable, the prior unanimous written consent of its board of directors or managers, as applicable, and the prior written consent of each Independent Director (regardless of whether such Independent Director is engaged at the Individual Borrower or SPE Component Entity level), (a) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any Creditors Rights Laws, (b) seek or consent to the appointment of a receiver, liquidator or any similar official, (c) take any action that might cause such entity to become insolvent, (d) make an assignment for the benefit of creditors or (e) take any Material Action with respect to any Individual Borrower, any SPE Component Entity or the Nominee (provided, that, none of any member, shareholder or partner (as applicable) of any Individual Borrower or any SPE Component Entity or any board of directors or managers (as applicable) of any Individual Borrower or any SPE Component Entity may vote on or otherwise authorize the taking of any of the foregoing actions unless, in each case, there are at least one (1) Independent Director then serving in such capacity in accordance with the terms of the applicable organizational documents and  such Independent Director has consented to such foregoing action);

(xvii)fail to allocate shared expenses (including, without limitation, shared office space) or fail to use separate stationery, invoices and cheques, other than in respect of cheques issued by Borrower in the operation of the Borrower’s Operating Expense Account;

(xviii)fail to pay its own liabilities (including, without limitation, salaries of its own employees) from its own funds (except as contemplated by the Loan Documents with respect to each other Individual Borrower) or fail to maintain a sufficient number of employees in light of its contemplated business operations (in each case to the extent there exists sufficient cash flow from the applicable Individual Property to do so);

(xix)acquire obligations or securities of its partners, members, shareholders or other Affiliates, as applicable;

(xx)identify its partners, members, shareholders or other Affiliates, as applicable, as a division or part of it; or

(xxi)violate or cause to be violated the assumptions made with respect to such Individual Borrower and its principals in the Non-Consolidation Opinion or in any New Non-Consolidation Opinion.

(b)If any Individual Borrower is a partnership or limited liability company (other than an Acceptable LLC), each general partner (in the case of a partnership) and at least one member (in the case of a limited liability company) of such Individual Borrower, as applicable, shall be a corporation or an Acceptable LLC (each, an “SPE Component Entity”) whose sole asset is its interest in such Individual Borrower.  Each SPE Component Entity (i) will at all times comply with each of the covenants, terms and provisions contained in Section 5.1(a)(iii) - (vi) (inclusive) and (viii) – (xxi) (inclusive) and, if such SPE Component Entity is an Acceptable LLC, Section 5.1(c) and (d) hereof, as if such representation, warranty or covenant was made directly by such SPE Component Entity; (ii) will not engage in any business or activity other than owning an interest in the applicable Individual Borrower; (iii) will not acquire or own any assets other than its partnership, membership, or other equity ownership interest in the applicable Individual Borrower; (iv) will at all times continue to own no less than a 0.5% direct equity ownership interest in the applicable Individual Borrower; (v) will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation); and (vi) will cause the applicable Individual Borrower to comply with the provisions of this Section 5.1.

(c)In the event any Individual Borrower or any SPE Component Entity is an Acceptable LLC, the limited liability company agreement of such Individual Borrower or such SPE Component Entity (as applicable) (the “LLC Agreement”) shall provide that (i) upon the occurrence of any event that causes the last remaining member of such Individual Borrower or such SPE Component Entity (as applicable) (“Member”) to cease to be the member of such

Individual Borrower or such SPE Component Entity (as applicable) (other than (A) upon an assignment by Member of all of its limited liability company interest in such Individual Borrower or such SPE Component Entity (as applicable) and the admission of the transferee in accordance with the Loan Documents and the LLC Agreement, or (B) the resignation of Member and the admission of an additional member of such Individual Borrower or such SPE Component Entity (as applicable) in accordance with the terms of the Loan Documents and the LLC Agreement),  any person acting as an Independent Director of such Individual Borrower or such SPE Component Entity (as applicable) shall, without any action of any other Person and simultaneously with the Member ceasing to be the member of such Individual Borrower or such SPE Component Entity (as applicable) automatically be admitted to such Individual Borrower or such SPE Component Entity (as applicable) as a member with a 0% economic interest (“Special Member”) and shall continue such Individual Borrower or such SPE Component Entity (as applicable) without dissolution and (ii) Special Member may not resign from such Individual Borrower or such SPE Component Entity (as applicable) or transfer its rights as Special Member unless (A) a successor Special Member has been admitted to such Individual Borrower or such SPE Component Entity (as applicable) as a Special Member in accordance with requirements of Delaware law and (B) after giving effect to such resignation or transfer, there remains at least one (1) Independent Director of such SPE Component Entity or such Individual Borrower (as applicable) in accordance with Section 5.2 below.  The LLC Agreement shall further provide that (i) Special Member shall automatically cease to be a member of such Individual Borrower or such SPE Component Entity (as applicable) upon the admission to such Individual Borrower or such SPE Component Entity (as applicable) of the first substitute member, (ii) Special Member shall be a member of such Individual Borrower or such SPE Component Entity (as applicable) that has no interest in the profits, losses and capital of such Individual Borrower or such SPE Component Entity (as applicable) and has no right to receive any distributions of the assets of such Individual Borrower or such SPE Component Entity (as applicable), (iii) pursuant to the applicable provisions of the limited liability company act of the State of Delaware (the “Act”), Special Member shall not be required to make any capital contributions to such Individual Borrower or such SPE Component Entity (as applicable) and shall not receive a limited liability company interest in such Individual Borrower or such SPE Component Entity (as applicable), (iv) Special Member, in its capacity as Special Member, may not bind such Individual Borrower or such SPE Component Entity (as applicable) and (v) except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, such Individual Borrower or such SPE Component Entity (as applicable) including, without limitation, the merger, consolidation or conversion of such Individual Borrower or such SPE Component Entity (as applicable); provided, however, such prohibition shall not limit the obligations of Special Member, in its capacity as Independent Director, to vote on such matters required by the Loan Documents or the LLC Agreement.  In order to implement the admission to such Individual Borrower or such SPE Component Entity (as applicable) of Special Member, Special Member shall execute a counterpart to the LLC Agreement.  Prior to its admission to such Individual Borrower or such SPE Component Entity (as applicable) as Special Member, Special Member shall not be a member of such Individual Borrower or such SPE Component Entity (as applicable), but Special Member may serve as an Independent Director of such Individual Borrower or such SPE Component Entity (as applicable).

(d)The LLC Agreement shall further provide that (i) upon the occurrence of any event that causes the Member to cease to be a member of such Individual Borrower or such SPE

Component Entity (as applicable) to the fullest extent permitted by law, the personal representative of Member shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of Member in such Individual Borrower or such SPE Component Entity (as applicable) agree in writing (A) to continue such Individual Borrower or such SPE Component Entity (as applicable) and (B) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of such Individual Borrower or such SPE Component Entity (as applicable) effective as of the occurrence of the event that terminated the continued membership of Member in such Individual Borrower or such SPE Component Entity (as applicable), (ii) any action initiated by or brought against Member or Special Member under any Creditors Rights Laws shall not cause Member or Special Member to cease to be a member of such Individual Borrower or such SPE Component Entity (as applicable) and upon the occurrence of such an event, the business of such Individual Borrower or such SPE Component Entity (as applicable) shall continue without dissolution and (iii) each of Member and Special Member waives any right it might have to agree in writing to dissolve such Individual Borrower or such SPE Component Entity (as applicable) upon the occurrence of any action initiated by or brought against Member or Special Member under any Creditors Rights Laws, or the occurrence of an event that causes Member or Special Member to cease to be a member of such Individual Borrower or such SPE Component Entity (as applicable).

(e)Nominee shall have as its sole asset the Individual Properties owned by Nominee.  Nominee (i) will at all times comply with each of the covenants, terms and provisions contained in Section 5.1(a)(iii) - (vi) (inclusive), (viii) – (xv) (inclusive) and (xvii) – (xxii) (inclusive), as if such representation, warranty or covenant was made directly by Nominee; (ii) will not engage in any business or activity other than holding bare title to the applicable Individual Property(ies) and related Personal Property beneficially owned by the applicable Individual Borrower and activities incidental thereto; (iii) will not acquire or own any assets other than bare legal title to the applicable Individual Property(ies) beneficially owned by the applicable Individual Borrower and all Personal Property related thereto; (iv) will not incur any Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation) other than the Loan and the Nominee Guaranty; and (v) without the prior unanimous written consent of the applicable Individual Borrower and the prior written consent of each Independent Director of such Individual Borrower, (A) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of the BIA, the CCAA or any other Creditors Rights Laws, (B) seek or consent to the appointment of a receiver, trustee, liquidator or any similar official, (C) take any action that might cause such entity to become insolvent, (D) make an assignment for the benefit of creditors or (E) take any Material Action with respect to the Nominee.

(f)Solar ULC shall have as its sole asset the revenue from the Solar Documents.  Solar ULC (i) will at all times comply with each of the covenants, terms and provisions contained in Section 5.1(a)(iii) - (vi) (inclusive), (viii) – (xv) (inclusive) and (xvii) – (xxii) (inclusive), as if such representation, warranty or covenant was made directly by Solar ULC; (ii) will not engage in any business or activity other than in its capacity as landlord under the Solar Documents and activities incidental thereto; (iii) will not acquire or own any assets other than the Solar Documents; (iv) will not incur any Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation) other than the Loan and the Solar ULC Guaranty; and (v) without the prior unanimous written consent of the applicable Individual Borrower and the prior written consent of each Independent Director of such Individual Borrower, (A) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of the BIA, the CCAA or any other Creditors Rights Laws, (B) seek or consent to the appointment of a receiver, trustee, liquidator or any similar official, (C) take any action that might cause such entity to become insolvent, (D) make an assignment for the benefit of creditors or (E) take any Material Action with respect to the Solar ULC.

Section 5.2Independent Director.

(a)The organizational documents of each Individual Borrower (to the extent such Individual Borrower is a corporation or an Acceptable LLC) or the applicable SPE Component Entity, as applicable, shall provide that at all times there shall be at least one duly appointed independent director or manager of such entity (each, an “Independent Director”) who shall (I) not have been at the time of each such individual’s initial appointment, and shall not have been at any time during the preceding five years, and shall not be at any time while serving as Independent Director, (i) a shareholder (or other equity owner) of, or an officer, director (other than in its capacity as Independent Director), partner, member or employee of, any Individual Borrower, the applicable SPE Component Entity or any of their respective shareholders, partners, members, subsidiaries or Affiliates, (ii) a customer of, or supplier to, or other Person who derives any of its purchases or revenues from its activities with, any Individual Borrower, the applicable SPE Component Entity or any of their respective shareholders, partners, members, subsidiaries or Affiliates, (iii) a Person who Controls or is under common Control with any such shareholder, officer, director, partner, member, employee supplier, customer or other Person, (iv) a member of the immediate family of any such shareholder, officer, director, partner, member, employee, supplier, customer or other Person or (v) a trustee or similar Person in any proceeding under Creditors Rights Laws involving any Individual Borrower, the applicable SPE Component Entity or any of their respective shareholders, partners, members, subsidiaries or Affiliates (II) shall have, at the time of their appointment, had at least three (3) years experience in serving as an independent director and (III) be employed by, in good standing with and engaged by the applicable Individual Borrower in connection with, in each case, an Approved ID Provider.  Notwithstanding anything to the contrary contained herein, it shall be an additional covenant and requirement under this Article that any entity housing an Independent Director (whether any Individual Borrower and/or any SPE Component Entity) shall be an Acceptable LLC.

(b)The organizational documents of each Individual Borrower and each SPE Component Entity shall further provide that (I) the board of directors or managers of such Individual Borrower and each SPE Component Entity and the constituent equity owners of such entities (constituent equity owners, the “Constituent Members”) shall not take any action set forth in Section 5.1(a)(xvi) or any other action which, under the terms of any organizational documents of such Individual Borrower or any SPE Component Entity, requires the vote of the Independent Director unless, in each case, at the time of such action there shall be at least one Independent Director engaged as provided by the terms hereof and such Independent Director votes in favor of or otherwise consents to such action; (II) any resignation, removal or replacement of any Independent Director shall not be effective without (1) prior written notice to Lender and the Rating Agencies (which such prior written notice must be given on the earlier of five (5) days or three (3) Business Days prior to the applicable resignation, removal or replacement) and (2) evidence that the replacement Independent Director satisfies the applicable terms and conditions hereof and of the applicable organizational documents (which such evidence must accompany the aforementioned notice); (III) to the fullest extent permitted by applicable law, including Section 18-1101(c) of the Act and notwithstanding any duty otherwise existing at law or in equity, the Independent Director shall consider only the interests of the Constituent Members and such Individual Borrower and each SPE Component Entity (including such Individual Borrower’s and each SPE Component Entity’s respective creditors) in acting or otherwise voting on the matters provided for herein and in such Individual Borrower’s and each SPE Component Entity’s organizational documents (which such fiduciary duties to the Constituent Members and such Individual Borrower and each SPE Component Entity (including such Individual Borrower’s and each SPE Component Entity’s respective creditors), in each case, shall be deemed to apply solely to the extent of their respective economic interests in such Individual Borrower or the applicable SPE Component Entity (as applicable) exclusive of (x) all other interests (including, without limitation, all other interests of the Constituent Members), (y) the interests of other Affiliates of the Constituent Members, such Individual Borrower and each SPE Component Entity and (z) the interests of any group of Affiliates of which the Constituent Members, such Individual Borrower or any SPE Component Entity is a part)); (IV) other than as provided in subsection (III) above, the Independent Director shall not have any fiduciary duties to any Constituent Members, any directors of such Individual Borrower or any SPE Component Entity or any other Person; (V) the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing under applicable law; and (VI) to the fullest extent permitted by applicable law, including Section 18-1101(e) of the Act, an Independent Director shall not be liable to such Individual Borrower, any SPE Component Entity, any Constituent Member or any other Person for breach of contract or breach of duties (including fiduciary duties), unless the Independent Director acted in bad faith or engaged in willful misconduct.

Change of Name, Identity or Structure.

  Borrower shall not change (or permit to be changed) any Individual Borrower’s, any SPE Component Entity’s, the Nominee’s or Solar ULC’s (a) name, (b) identity (including its trade name or names), (c) principal place of business set forth in the introductory paragraph of this Agreement, (d) chief executive office, or (e) if not an individual, any Individual Borrower’s, any SPE Component Entity’s, the Nominee’s or Solar ULC’s corporate, partnership or other structure or jurisdiction of formation, without, in each case, notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in any Individual Borrower’s, any SPE Component Entity’s, the Nominee’s structure or Solar ULC’s, jurisdiction of formation or location of chief executive office, without first obtaining the prior written consent of Lender and, if required by Lender, a Rating Agency Confirmation with respect thereto.  Borrower shall execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change reasonably required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein.  At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which any Individual Borrower, any applicable SPE Component Entity, the Nominee or Solar ULC intends to operate the Property, and representing and warranting that such Individual Borrower, the applicable SPE Component Entity, the Nominee and/or Solar ULC does business under no other trade name with respect to the applicable Individual Property.

Business and Operations.

  Each Individual Borrower will continue to engage in the businesses now conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the applicable Individual Property.  Each

Individual Borrower will qualify to do business and will remain in good standing under the laws of its jurisdiction of formation or incorporation, as applicable, and each other applicable province and jurisdiction in which the applicable Individual Property is located, in each case, as and to the extent the same are required for the ownership, maintenance, management and operation of the applicable Individual Property.

Recycled Entity.

(a)  Each Individual Borrower has not, since the date of its formation to, but not including, the date hereof:

(i)engaged in any business or activity other than the ownership, operation and maintenance of the applicable Individual Property, and activities incidental thereto;

(ii)acquired or owned any assets other than (A) the applicable Individual Property, (B) such incidental Personal Property as was necessary for the ownership, leasing, maintenance and operation of the applicable Individual Property, (C) its interest in the Nominee, and (D) its interest in its respective Prior Nominee;

(iii)Intentionally omitted;

(iv)failed to observe all organizational formalities, or failed to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the applicable Legal Requirements of the jurisdiction of its organization or formation;

(v)owned any subsidiary, or made any investment in, any Person (other than, with respect to each Individual Borrower in the Nominee and each Individual Borrower in its respective Prior Nominee) and is not the survivor of a merger with or of any other entities;

(vi)except with respect to co-borrowers under prior loans that have been repaid in full or that will be repaid in full on the date hereof,  and other than the commingling of Gross Rent and Operating Income in the Borrower’s Operating Expense Account, commingled its funds or assets with the funds or assets of any other Person;

(vii)incurred any Indebtedness that is still outstanding other than indebtedness that is permitted under the Loan Documents;

(viii)failed to maintain all of its books, records, financial statements and bank accounts separate from those of any other Person (including, without limitation, any Affiliates).  Such Individual Borrower’s assets have not been listed as assets on the financial statement of any other Person; provided, however, that such Individual Borrower’s assets may have been included in a consolidated financial statement of its Affiliates provided that (i) appropriate notation was made on such consolidated financial statements to indicate the separateness of such Individual Borrower and such Affiliates and to indicate that such Individual Borrower’s assets and credit were not available to satisfy the debts and other obligations of such Affiliates or any other Person and (ii) such assets were also listed on such Individual Borrower’s own separate balance sheet.  Such Individual Borrower has maintained its books, records, resolutions and agreements as official records;

(ix)except for capital contributions or capital distributions that were permitted under the terms and conditions of its organizational documents and were properly reflected on its books and records, entered into any transaction with any partner, member, shareholder, principal or Affiliate, except upon terms and conditions that were commercially reasonable and substantially similar to those that would have been available on an arm’s-length basis with unaffiliated third parties;

(x)maintained its assets in such a manner that would be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xi)except with respect to co-borrowers under prior loans that have been repaid in full or that will be repaid in full on the date hereof, assumed or guaranteed the debts of any other Person, held itself out to be responsible for the debts of any other Person, otherwise pledged its assets to secure the obligations of any other Person or held out its credit as being available to satisfy the obligations of any other Person;

(xii)made any loans or advances to any Person;

(xiii)failed to file its own tax returns (unless prohibited by applicable Legal Requirements from doing so);

(xiv)failed to (A) hold itself out to the public and identify itself, in each case, as a legal entity separate and distinct from any other Person and not as a division or part of any other Person, (B) conduct its business solely in its own name (other than the utilization in the ordinary course of business of the registered trademarks and brand names owned by SAM), (C) hold its assets in its own name or (D) correct any known misunderstanding regarding its separate identity;

(xv)failed to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations (to the extent there existed sufficient cash flow from the applicable Individual Property to do so);

(xvi)Intentionally omitted;

(xvii)failed to allocate shared expenses (including, without limitation, shared office space) or failed to use separate stationery, invoices and cheques, other than on respect of cheques issued by Borrower in the operation of the Borrower’s Operating Expense Account;

(xviii)except with respect to co-borrowers under prior loans that have been repaid in full or that will be repaid in full on the date hereof, failed to pay its own liabilities (including, without limitation, salaries of its own employees) from its own funds or failed to maintain a sufficient number of employees in light of its contemplated business operations (in each case to the extent there existed sufficient cash flow from the applicable Individual Property to do so);

(xix)acquired obligations or securities of its partners, members, shareholders or other Affiliates, as applicable; or

(xx)identified its partners, members, shareholders or other Affiliates, as applicable, as a division or part of it.

(b)Nominee, as the survivor of a merger with each of the Prior Nominees, represents with respect to itself and each Prior Nominee that it (i) has at all times complied with each of the covenants, terms and provisions contained in Sections 5.5(a)(iv), (vi) and (vii) – (xx) (inclusive), as if such representation, warranty or covenant was made directly by the Nominee or Prior Nominee; (ii) has not engaged in any business or activity other than holding bare legal title to the applicable Individual Property(ies) and related Personal Property beneficially owned by the applicable Individual Borrower and activities incidental thereto; (iii) has not acquired or owned any assets other than bare legal title to the applicable Individual Property(ies) beneficially owned by the applicable Individual Borrower and all Personal Property related thereto; and (iii) has not owned any subsidiary, or made any investment in, any Person and is not the survivor of a merger with or of any other entities, except for the merger between the Nominee and each of the Prior Nominees.

(c)Solar ULC represents with respect to itself that it (i) has at all times complied with each of the covenants, terms and provisions contained in Sections 5.5(a)(iv), (vi) and (vii) – (xx) (inclusive), as if such representation, warranty or covenant was made directly by Solar ULC; (ii) has not engaged in any business or activity other than in its capacity as landlord under the Solar Documents and activities incidental thereto; (iii) has not acquired or owned any assets other than the Solar Documents; and (iii) has not owned any subsidiary, or made any investment in, any Person and is not the survivor of a merger with or of any other entities.

(d)Each Individual Borrower and Nominee and Solar ULC hereby represents and warrants to Lender that such Individual Borrower, Nominee (in respect of itself and each Prior Nominee) and Solar ULC has not, since its formation: (a) failed to be duly formed, validly existing, and in good standing in the applicable jurisdiction(s) of its formation and the province in which: (i) in respect of each Individual Borrower and Nominee, the Individual Property owned by such Individual Borrower is located, and (ii) in respect of the Solar ULC, the Individual Property in respect of which the Solar Leases have been entered into; (b) had any judgments or liens of any nature against it except for (i) tax liens not yet delinquent, (ii) judgments which have been satisfied in full and (iii) liens in connection with the Prior Loan; (c) failed to comply in all material respects with all laws, regulations, and orders applicable to it or failed to receive all Permits necessary for it to operate; (d) been involved in any dispute with any taxing authority which is unresolved as of the Closing Date or failed to pay all taxes owed prior to the delinquency thereof (or, if later, then with all applicable penalties, interest and other sums due in connection therewith); (e) ever been party to any lawsuit, arbitration, summons, or legal proceeding that is still pending or that resulted in a judgment against it that has not been paid in full; (f) failed to comply with all separateness covenants contained in its organizational documents since its formation; (g) had any material contingent or actual obligations not related to the applicable Individual Property; or (h) except as expressly disclosed to Lender in connection with the closing of the Loan, amended, modified, supplemented, restated, replaced or terminated its organizational documents (or consented to any of the foregoing).  In addition, each Individual Borrower hereby represents and warrants to Lender that (i) any amendment or restatement of any organizational document of such Individual Borrower has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment or restatement from time to time, and (ii) any assignment of limited liability company interests in such Individual Borrower by all prior members of such Individual Borrower to their successor member and the admission of their successor member as a member of such Individual Borrower, was accomplished in accordance with, and permitted by, the limited liability company agreement of such Individual Borrower in effect the time of such assignment or transfer.

ARTICLE 6

NO SALE OR ENCUMBRANCE

Transfer Definitions.

Section 1.1.  As used herein and in the other Loan Documents,

(a)“Restricted Party” shall mean: (1) each Borrower Obligor, Guarantor, any SPE Component Entity, any Affiliated Manager, or (2) any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of any Borrower Obligor, Guarantor, any SPE Component Entity, any Affiliated Manager or any non-member manager, and which, for greater certainty, shall exclude any shareholder of the Guarantor;

(b)“Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of a legal or beneficial interest; and

(c)“Change in Control” of a Person shall mean an event or series of events by which, if such Person is a corporation, during any period of twelve (12) consecutive months, a majority of the members of the board of directors of such Person cease to be composed of individuals (i) who were members of that board on the first day of such period (the “Incumbent Board”), (ii) whose election or nomination to that board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or (iii) whose election or nomination to that board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); provided, however, that any individual who becomes a member of the board of directors subsequent to the date of this Agreement whose election, or nomination for election by such Person’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the board of directors and who were also members of the Incumbent Board (or deemed to be such pursuant to this provision) shall be considered as though such individual were a member of the Incumbent Board.

Section 6.2No Sale/Encumbrance.

(a)It shall be an Event of Default hereof if, without the prior written consent of Lender, a Sale or Pledge of an Individual Property or any part thereof or any legal or beneficial interest therein (including, without limitation, the Loan and/or Loan Documents) occurs, a Sale or Pledge of an interest in any Restricted Party occurs and/or any Borrower Obligor shall acquire any real property in addition to the real property owned by such Borrower Obligor as of the Closing Date (each of the foregoing, collectively, a “Prohibited Transfer”), other than (i) pursuant to Leases of space in the Improvements to Tenants in accordance with the provisions of Section 4.14 and (ii) as permitted pursuant to the express terms of this Article 6.

(b)A Prohibited Transfer shall include, but not be limited to, (i) an installment sales agreement wherein any Borrower Obligor agrees to sell any Individual Property or any part thereof for a price to be paid in installments; (ii) an agreement by any Borrower Obligor leasing all or a substantial part of any Individual Property for other than actual occupancy by a Tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any (A) Leases or any Rents or (B) Property Documents; (iii) if a Restricted Party is a corporation, any merger, amalgamation, consolidation if such Restricted Party is not the surviving entity, any division into two (2) or more legal entities or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock in one or a series of transactions; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger, amalgamation or consolidation if such Restricted Party is not the surviving entity, any division into two (2) or more legal entities or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger, amalgamation or consolidation if such Restricted Party is not the surviving entity, any division into two (2) or more limited liability companies or other legal entities or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of any member or any profits or proceeds relating to such membership interest; (vi) if a Restricted Party is a trust or nominee trust, any merger, amalgamation, consolidation if such Restricted Party is not the surviving entity, any division into two (2) or more legal entities or the Sale or Pledge of the legal or beneficial interest in such Restricted Party or the creation or issuance of new legal or beneficial interests in such Restricted Party or the revocation, rescission or termination of such Restricted Party; (vii) the removal or the resignation of Manager (including, without limitation, an Affiliated Manager) or the engagement of a New Manager, in each case, other than in accordance with Section 4.15; (viii) any action for partition of any Individual Property (or any portion thereof or interest therein) or any similar action instituted or prosecuted by any Borrower Obligor or by any other Person, pursuant to any contractual agreement or other instrument or under applicable law (including, without limitation, common law) and/or any other action instituted by (or at the behest of) any Borrower Obligor or its Affiliates or consented to or acquiesced in by any Borrower Obligor or its Affiliates which results in a Property Document Event and/or (ix) the incurrence of any property-assessed clean energy loans or similar indebtedness with respect to any Borrower Obligor and/or any Individual Property, including, without limitation, if such loans or indebtedness are made or otherwise provided by any Governmental Authority and/or secured or repaid (directly or indirectly) by any taxes or similar assessments.

Permitted Equity Transfers.

  Notwithstanding the restrictions contained in this Article 6, the following transfers shall be permitted without Lender’s consent: (a) a transfer (but not a pledge) by devise or descent or by operation of law upon the death of a Restricted Party or any member, partner or shareholder of a Restricted Party, (b) the transfer (but not the pledge), in one or a series of transactions, of the stock, partnership interests or membership interests (as the case may be) in a Restricted Party or (c) the sale, transfer or issuance of shares of common stock in any Restricted Party that is a publicly traded entity, provided such shares of common stock are listed on the New York Stock Exchange or another nationally recognized stock exchange (provided, that, the foregoing provisions of clauses (a), (b) and (c) above shall not be deemed to waive, qualify or otherwise limit any Borrower Obligor’s obligation to comply (or to cause the compliance with) the other covenants set forth herein and in the other Loan Documents (including, without limitation, the covenants contained herein relating to ERISA matters)); provided, further, that, with respect to the transfers listed in clauses (a) and/or (b) above, (i) Lender shall receive not less than thirty (30) days prior written notice of such transfers (provided, that, for purposes of clarification, with respect to the transfers contemplated in subsection (a) above, the aforesaid notice shall only be deemed to be required thirty (30) days prior to the consummation of the applicable transfers made as a result of probate or similar process following such death (as opposed to prior notice of the applicable death)); (ii) no such transfers (A) shall result in a Change in Control of Guarantor or (B) Affiliated Manager no longer being Controlled by SAM, an Affiliate of SAM or an Affiliate of Guarantor; (iii) after giving effect to such transfers, Guarantor shall (A) own at least a 51% direct or indirect equity ownership interest in each Borrower Obligor and any SPE Component Entity; (B) Control each Borrower Obligor and any SPE Component Entity and (C) control the day-to-day operation of each Individual Property; (iv) after giving effect to such transfers, each Individual Property shall continue to be managed by Manager or a New Manager approved in accordance with the applicable terms and conditions hereof; (v) in the case of the transfer of any direct equity ownership interests in any Borrower Obligor or in any SPE Component Entity, such transfers shall be conditioned upon continued compliance with the relevant provisions of Article 5 hereof; (vi) in the case of (1) the transfer of the management of any Individual Property to a new Affiliated Manager in accordance with the applicable terms and conditions hereof, (2) the addition and/or replacement of a Guarantor in accordance with the applicable terms and conditions hereof and of the Guaranty or (3) the transfer of any equity ownership interests (I) directly in any Borrower Obligor or in any SPE Component Entity, or (II) in any Restricted Party whose sole asset is a direct or indirect equity ownership interest in any Borrower Obligor or in any SPE Component Entity, such transfers shall be conditioned upon delivery to Lender of a New Non-Consolidation Opinion addressing such transfer, addition and/or replacement; (vii) such transfers shall be conditioned upon Borrower’s ability to, after giving effect to the transfer in question (I) remake the representations contained herein relating to ERISA, OFAC, Patriot Act and AML Legislation matters (and, upon Lender’s request, Borrower shall deliver to Lender an Officer’s Certificate containing such updated representations effective as of the date of the consummation of the applicable transfer) and (II) continue to comply with the covenants contained herein relating to ERISA, OFAC, Patriot Act and AML Legislation matters;

(viii) to the extent that any transfer results in the transferee (either itself or collectively with its affiliates) owning a 10% or greater percentage equity interest (directly or indirectly) in any Borrower Obligor or in any SPE Component Entity, Lender’s receipt of the Satisfactory Search Results shall be a condition precedent to such transfer, provided, the foregoing shall not apply to any issuance of preferred equity; (ix) such transfers shall be permitted pursuant to the terms of the Property Documents; and (x) after giving effect to such transfers, the Guarantor Control Condition shall continue to be satisfied.  Upon request from Lender, Borrower shall promptly provide Lender a revised version of the Organizational Chart delivered to Lender in connection with the Loan reflecting any transfer consummated in accordance with this Section 6.3.  Upon request from Lender, Borrower shall promptly provide Lender a revised version of the organizational chart delivered to Lender in connection with the Loan reflecting any equity transfer consummated in accordance with this Section 6.3.

Section 6.4Additional Permitted Transfers.  Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, the following transactions shall constitute additional permitted transfers, shall not be deemed to be Prohibited Transfers and shall not require Lender’s consent:

(a)the issuance, sale, conveyance, transfer, redemption, disposition or other voluntary or involuntary sale, conveyance, mortgage, grant, bargain, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of any shares of stock of Guarantor;

(b)  the issuance, sale, conveyance, transfer, redemption, disposition or other voluntary or involuntary sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of any limited partnership interests in SSOP II, provided that  Guarantor continues to own at least sixty-seven percent (67%) of the aggregate of (i) the common equity interests and (ii) any other equity  interests with voting rights similar in nature to those voting rights attributable to the common equity interests in SSOP II after such transfer;

(c) the issuance, sale, conveyance, transfer, redemption, disposition or other voluntary or involuntary sale, conveyance, mortgage, grant, bargain, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of any membership interests in SmartStop Asset Management, LLC, a Delaware limited liability company (“SAM”); SS Asset Management Holdings, LLC, a Delaware limited liability company or Encore Capital Group, LLC, a Nevada limited liability company;

(d)  the issuance, sale, conveyance, transfer, redemption, disposition or other voluntary or involuntary sale, conveyance, mortgage, grant, bargain, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of a legal or beneficial interest in any Restricted Party resulting from the consummation of a self-managed transaction by the Guarantor pursuant to which, inter alia, the Guarantor is no longer externally advised by SAM or its Affiliate and the Guarantor acquires 100% of the equity interests in the Affiliated Manager and/or other Affiliates of SAM, which may include certain employees of SAM; or

(e)the merger of Guarantor with Strategic Storage Growth Trust, Inc., provided that if the surviving entity is not Guarantor, the surviving entity shall execute a replacement environmental indemnity and guaranty in the same form as the Environmental Indemnity and Guaranty.

provided, in each case, such transaction shall not result in (I) a Change in Control of Borrower or Guarantor or (II) Affiliated Manager no longer being Controlled by SAM, an Affiliate of SAM or an Affiliate of Guarantor.

For the avoidance of doubt, the transfers described in this Section 6.4(a), (b), (d) and (e) shall be subject to the requirements set forth in Section 6.3(c)(vii) and (viii) above.

Lender’s Rights.

  Lender reserves the right to condition the consent to a Prohibited Transfer requested hereunder upon (a) a modification of the terms hereof and on assumption of this Agreement and the other Loan Documents as so modified by the proposed Prohibited Transfer, (b) payment of a transfer fee of 1% of outstanding principal balance of the Loan and all of Lender’s expenses incurred in connection with such Prohibited Transfer, (c) receipt of a Rating Agency Confirmation with respect to the Prohibited Transfer, (d) the proposed transferee’s continued compliance with the covenants set forth in this Agreement, including, without limitation, the covenants in Article 5, (e) receipt of a New Non-Consolidation Opinion with respect to the Prohibited Transfer and/or (f) such other conditions and/or legal opinions as Lender shall determine in its sole discretion to be in the interest of Lender.  All expenses incurred by Lender shall be payable by Borrower whether or not Lender consents to the Prohibited Transfer.  Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Prohibited Transfer without Lender’s consent.  This provision shall apply to every Prohibited Transfer, whether or not Lender has consented to any previous Prohibited Transfer.

Economic Sanctions, Anti-Money Laundering and Transfers.

  Each Borrower Obligor shall (and shall cause its Constituent Owners (other than the shareholders of Guarantor) and its Affiliates to) (a) at all times comply with the representations and covenants contained in Sections 3.29, 3.30 and 3.31 such that the same remain true, correct and not violated or breached and (b) not permit a Prohibited Transfer to occur and shall cause the ownership and Control requirements specified in this Article 6 (including, without limitation, those stipulated in Section 6.3 hereof) to be complied with at all times.  Each Borrower Obligor hereby represents that, other than in connection with the Loan, the Loan Documents and any Permitted Encumbrances, as of the date hereof, there exists no Sale or Pledge of (i) the Property or any part thereof or any legal or beneficial interest therein or (ii) any interest in any Restricted Party.  For purposes of clarification, references hereunder and/or under the other Loan Documents to “equity ownership interest” or words of similar import shall be deemed to refer to the legal and/or beneficial interests in a Person (as applicable); provided, that, when hereunder or under the other Loan Documents a specified percentage of the aforesaid “equity ownership interest” (or words of similar import) in a Person is required to be held, the same shall be deemed to refer to both the legal and beneficial interest in such Person.  Notwithstanding anything to the contrary contained herein or in any other Loan Document (including, without limitation Sections 6.3 and 6.4 hereof), in no event shall any Borrower Obligor or any SPE Component Entity be (I) a Prohibited Entity, (II) Controlled (directly or indirectly) by any Prohibited Entity or (II) more than 49% owned (directly or indirectly) by any Prohibited Entities (whether individually or in the aggregate), unless, in the case of each of the foregoing, Lender’s prior written consent is first obtained (which such consent shall be given or withheld in Lender’s sole discretion and may be conditioned on, among other things, Lender’s receipt of a Rating Agency Confirmation).

ARTICLE 7

INSURANCE; CASUALTY; CONDEMNATION; RESTORATION

Section 7.1Insurance.

(a)Borrower shall obtain and maintain, or cause to be obtained and maintained, insurance for each Individual Borrower and each Individual Property providing at least the following coverages:

(i)insurance with respect to the Improvements and the Personal Property insuring against any peril now or hereafter included within the classification “All Risk” or “Special Perils” (including, without limitation, fire, lightning, windstorm / named storms, hail, terrorism and similar acts of sabotage, explosion, riot, riot attending a strike, civil commotion, vandalism, aircraft, vehicles and smoke), in each case (A) in an amount equal to 100% of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value exclusive of costs of excavations, foundations, underground utilities and footings, with a waiver of depreciation; (B) containing an agreed amount endorsement waiving all coinsurance provisions or shall be written on a no coinsurance form; (C) providing for no deductible in excess of $25,000 except (I) with respect to windstorm/named storms, which such insurance shall provide for no deductible in relation to such coverage in excess of 5% of the total insurable value of the Property and (II) as otherwise expressly and specifically permitted herein; (D) at all times insuring against at least those hazards that are commonly insured against under a “special causes of loss” form of policy, as the same shall exist on the date hereof, and together with any increase in the scope of coverage provided under such form after the date hereof; and (E) containing “law and ordinance” coverage if any of the Improvements or the use of the Property (or any portion thereof) shall at any time constitute a legal non-conforming structure or use.  The Full Replacement Cost shall be re-determined from time to time (but not more frequently than once in any twelve (12) calendar months) at the request of Lender by an appraiser or contractor designated and paid by Borrower and approved by Lender, or by an engineer or appraiser in the regular employ of the insurer.  After the first appraisal, additional appraisals may be based on construction cost indices customarily employed in the trade.  No omission on the part of Lender to request any such ascertainment shall relieve Borrower of any of its obligations under this subsection;

(ii)commercial general liability insurance against all claims for personal injury, bodily injury, death or property damage occurring upon, in or about the applicable

Individual Property, including “Dram Shop” or other liquor liability coverage if alcoholic beverages are sold, manufactured or distributed from the applicable Individual Property, such insurance (A) to be on the so-called “occurrence” form with a general aggregate limit of not less than $2,000,000 and a per occurrence limit of not less than $1,000,000, with a deductible no greater than $1,000; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) contractual liability for all insured contracts; (5) contractual liability covering the indemnities contained in Article 13 hereof to the extent the same is available; and (6) acts of terrorism and similar acts of sabotage;

(iii)loss of rents and/or business interruption insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in Section 7.1(a)(i), (iv) and (vi) through (viii); (C) in an amount equal to 100% of the projected gross income from the applicable Individual Property (on an actual loss sustained basis) for a period continuing until the Restoration of the applicable Individual Property is completed; the amount of such business interruption/loss of rents insurance shall be determined prior to the Closing Date and at least once each year thereafter based on Lender’s determination of the projected gross income from the applicable Individual Property for a twenty four (24) month period including the lease up phase which provides that after the physical loss to the Improvements and the Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss.  Notwithstanding anything to the contrary contained herein or in any other Loan Documents, to the extent that insurance proceeds are payable to Lender pursuant to this subsection (the “Rent Loss Proceeds”) and Borrower is entitled to disbursement of Net Proceeds for Restoration in accordance with the terms hereof, (1) a Trigger Period shall be deemed to exist and (2) such Rent Loss Proceeds shall be deposited by Lender in the Cash Management Account and disbursed as provided in Article 9 hereof; provided, however, that (I) nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured hereunder on the respective dates of payment provided for in the Note except to the extent such amounts are actually paid out of the Rent Loss Proceeds and (II) in the event the Rent Loss Proceeds are paid in a lump sum in advance and Borrower is entitled to disbursement of such Rent Loss Proceeds in accordance with the terms hereof, Lender or Servicer shall hold such Rent Loss Proceeds in a segregated interest-bearing Eligible Account (which shall deemed to be included within the definition of the “Accounts” hereunder) and Lender or Servicer shall estimate the number of months required for Borrower to restore the damage caused by the applicable Casualty, shall divide the applicable aggregate Rent Loss Proceeds by such number of months and shall disburse such monthly installment of Rent Loss Proceeds from such Eligible Account into the Cash Management Account each month during the performance of such Restoration;

(iv)at all times during which structural construction, repairs or alterations are being made with respect to the Improvements (and only if the existing property and/or liability coverage forms do not otherwise apply) (A) commercial general liability and umbrella liability insurance covering claims related to the construction, repairs or alterations being made which are not covered by or under the terms or provisions of the commercial general liability and umbrella insurance policies required hereunder; and (B) the insurance provided for in Section 7.1(a)(i) written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against and on terms consistent with the coverages required pursuant to Sections 7.1(a)(i), (iii) and (vi) through (viii), (3) including permission to occupy the applicable Individual Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

(v)workers’ compensation, subject to the statutory limits of the province in which the Property is located, and employer’s liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000 for disease aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);

(vi)comprehensive boiler and machinery insurance and equipment breakdown coverage, in each case, covering all mechanical and electrical equipment and pressure vessels and boilers in an amount not less than their replacement cost or in such other amount as shall be reasonably required by Lender;

(vii)if any portion of the Improvements is at any time located in an area identified by (A) the applicable conservation authority as an area having special flood hazards and/or (B) other local government agency having special flood hazards, flood hazard insurance (1) in an amount equal to the maximum limit of coverage available for the Property from the Borrower’s insurers plus such additional amounts or other related and/or excess coverage as Lender may, in each case, require in its sole discretion and (2) with deductibles acceptable to Lender;

(viii)earthquake, sinkhole and mine subsidence insurance, if required, in amounts equal to one and one half times (1.5x) the scenario expected loss (SEL) of the applicable Individual Property plus business income, in each case, as determined by Lender in its sole discretion and in form and substance satisfactory to Lender, subject to a deductible not to exceed 5% of the total insurable value of the applicable Individual Property, provided that the insurance pursuant to this subsection (viii) shall otherwise be on terms consistent with the all risk insurance policy required under Section 7.1(a)(i);

(ix)umbrella liability insurance in an amount not less than $25,000,000 per occurrence (which may be satisfied through a combination of primary and excess/umbrella limits) and in the aggregate on terms consistent with the commercial general liability insurance policy required under subsection (ii) above;

(x)intentionally omitted;

(xi)if applicable, motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, of $1,000,000; and

(xii)such other insurance and in such amounts as (A) may be required pursuant to the terms of the Property Documents and (B) Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the applicable Individual Property located in or around the region in which the applicable Individual Property is located.

(b)All insurance provided for in Section 7.1(a) hereof shall be obtained under valid and enforceable policies (the “Policies” or in the singular, the “Policy”), in such forms, amounts, coverages, deductibles, loss payees and insureds, in each case, as may be satisfactory to Lender, issued by financially sound and responsible insurance companies authorized to do business in the province in which the applicable Individual Property is located and approved by Lender. Such insurance companies must have a general policy rating of A or better and a financial class of X or better by A.M. Best Company, Inc., or a claims paying ability/financial strength rating of “A” or better by S&P (each such insurer shall be referred to below as a “Qualified Insurer”).  Not less than fifteen (15) days prior to the expiration dates of the Policies theretofore furnished to Lender pursuant to Section 7.1(a), Borrower shall deliver certified copies of the Policies marked “premium paid” or accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the “Insurance Premiums”), provided, however, that in the case of renewal Policies, Borrower may furnish Lender with binders and Acord Form 28 Certificates therefor to be followed by the original Policies when issued.

(c)Borrower shall not obtain (or permit to be obtained) (i) any umbrella or blanket liability or casualty Policy unless, in each case, such Policy is approved in advance in writing by Lender, Lender’s interest is included therein as provided in this Agreement, such Policy is issued by a Qualified Insurer and such Policy includes such changes to the coverages and requirements set forth herein as may be required by Lender (including, without limitation, increases to the amount of coverages required herein) or (ii) separate insurance concurrent in form or contributing in the event of loss with that required in Section 7.1(a) to be furnished by, or which may be reasonably required to be furnished by, Borrower.  In the event Borrower obtains (or causes to be obtained) separate insurance or an umbrella or a blanket Policy, Borrower shall notify Lender of the same and shall cause complete copies of each Policy to be delivered as required in Section 7.1(a), except binders shall be submitted in the event such policies have not yet been issued, to be followed by complete copies of Policies upon issuance.  Notwithstanding Lender’s approval of any umbrella or blanket liability or casualty Policy hereunder, Lender reserves the right, in its sole discretion, to require Borrower to obtain a separate Policy in compliance with this Section 7.1.

(d)All Policies of insurance provided for or contemplated by Section 7.1(a) shall name Borrower as a named insured and, in the case of liability Policies (except for the Policies referenced in Sections 7.1(a)(v) and (xi)), shall name Lender as an additional insured, as their respective interests may appear, and, in the case of property damage Policies (including, but not limited to, terrorism, rent loss, business interruption, boiler and machinery, earthquake and flood insurance), such Policies shall contain a standard noncontributing mortgagee clause in favor of the Collateral Agent providing that the loss thereunder shall be payable to the Collateral Agent.

(e)All Policies of insurance provided for in Section 7.1(a) shall contain clauses or endorsements to the effect that:

(i)With respect to the property policies, (1) the following shall in no way affect the validity or enforceability of the Policy insofar as the Collateral Agent is concerned:  (A)

any act or negligence of Borrower, or of any other Person named as an insured, (B) any foreclosure or other similar exercise of remedies and (C) the failure to comply with the provisions of the Policy which might otherwise result in a forfeiture of the insurance or any part thereof, (2) the property policies shall not be cancelled without at least 30 days’ written notice to Lender, except ten (10) days’ notice for non-payment of premium and (3) the issuer(s) of the policies shall give written notice to Lender if the issuers elect not to renew the policies prior to its expiration;

(ii)if obtainable by Borrower using commercially reasonable efforts, the Policy shall not be materially changed (other than to increase the coverage provided thereby), terminated or cancelled without at least 30 days’ written notice to the Collateral Agent;

(iii)if obtainable by Borrower using commercially reasonable efforts, the issuer(s) of the Policy shall give written notice to Lender (via certified mail, postage prepaid, return receipt requested) if the Policy has not been renewed thirty (30) days prior to its expiration;

(iv)neither the Collateral Agent nor Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments or commissions thereunder and that the related issuer(s) waive any related claims to the contrary;

(v)Lender, on its own behalf or on behalf of the Collateral Agent, shall, at its option and with no obligation to do so, have the right to directly pay Insurance Premiums in order to avoid cancellation, expiration and/or termination of the Policy due to non-payment of Insurance Premiums; and

(vi)the Policies shall not exclude coverage for acts of terror or similar acts of sabotage.

Borrower shall promptly forward to Lender a copy of each written notice received by Borrower of any modification, reduction or cancellation of any of the Policies or of any of the coverages afforded under any of the Policies.

(f)By no later than five (5) days following the expiration date of any Policies, Borrower shall furnish to Lender a statement certified by Borrower or a Responsible Officer of Borrower of the amounts of insurance maintained in compliance herewith, of the risks covered by such insurance and of the insurance company or companies which carry such insurance and, if requested by Lender, verification of the adequacy of such insurance by an independent insurance broker or appraiser acceptable to Lender.  Without limitation of the foregoing, Borrower shall also comply with the foregoing within ten (10) days of written request of Lender.  Borrower shall promptly forward to Lender a copy of each written notice received by any Borrower Party of any modification, reduction or cancellation of any of the Policies or of any of the coverages afforded under any of the Policies.

(g)If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate, and all expenses incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Security Instrument and shall bear interest at the Default Rate.

(h)In the event of a foreclosure of the Security Instrument or other transfer of title to the any Individual Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to the Policies then in force concerning the  applicable Individual Property and all proceeds payable thereunder shall thereupon vest exclusively in the Collateral Agent or the purchaser at such foreclosure or other transferee in the event of such other transfer of title.

(i)As an alternative to the Policies required to be maintained pursuant to the preceding provisions of this Section 7.1, Borrower will not be in default under this Section 7.1 if Borrower maintains (or causes to be maintained) Policies which (i) have coverages, deductibles and/or other related provisions other than those specified above and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth above (any such Policy, a “Non-Conforming Policy”), provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), Borrower shall have (1) received Lender’s prior written consent thereto and (2) confirmed that Lender has received a Rating Agency Confirmation with respect to any such Non-Conforming Policy.  Notwithstanding the foregoing, Lender hereby reserves the right to deny its consent to any Non-Conforming Policy regardless of whether or not Lender has consented to the same on any prior occasion.

(j)Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or insurance proceeds lawfully or equitably payable in connection with any Individual Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including reasonable, actual attorneys’ fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of a Casualty or Condemnation affecting any Individual Property or any part thereto) out of such Awards or insurance proceeds.  Any Net Proceeds related to such Awards or insurance proceeds shall be deposited with Lender and held and applied in accordance with the applicable terms and conditions hereof.

(k)Each Borrower Obligor hereby represents that the physical address(es) for each portion of the Improvements for all purposes (including, without limitation, insurance purposes) are as follows:

530 Martin Street, Milton, ON L9T 3H6
1207 Appleby Line, Burlington, ON L7L 5H9
2055 Cornwall Road, Oakville, ON L6J 7S2
480 South Service Road West, Oakville, ON l6K 2H4
4491 Mainway Drive, Burlington, ON L7L 7P3
4548 Dufferin Street, North York, ON M3H 5R9
3136 Mavis Road, Mississauga, ON M3H 5R9
8 Brewster Road, Brampton, ON L6T 5B7
600 Granite Court, Pickering, ON L1W 3K1
515 Centennial Road, Scarborough, ON M1C 2A5

Casualty.

  If any Individual Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the completion of the Restoration of the applicable Individual Property and otherwise comply with the provisions of Section 7.4.  Borrower shall pay all costs of Restoration (including, without limitation, any applicable deductibles under the Policies) whether or not such costs are covered by the Net Proceeds.  Lender may, but shall not be obligated to, make proof of loss if not made promptly by Borrower.

Condemnation.

  Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of any Individual Property (or any portion thereof) of which Borrower has knowledge and shall deliver to Lender copies of any and all papers served in connection with such proceedings.  Lender or the Collateral Agent (at the direction of the Lender) may participate in any such proceedings, and Borrower shall from time to time deliver to Lender and the Collateral Agent (if directed by the Lender) all instruments requested by it to permit such participation.  Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings.  Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt.  Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note.  If any Individual Property or any portion thereof is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of such Individual Property and otherwise comply with the provisions of Section 7.4.  Borrower shall pay all costs of Restoration whether or not such costs are covered by the Net Proceeds.  If any Individual Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.  Notwithstanding the foregoing or anything to the contrary contained herein, if, in connection with any Casualty or Condemnation, a prepayment of the Debt (in whole or in part) is required under REMIC Requirements, (a) the applicable Net Proceeds shall be applied to the Debt in accordance with Section 7.4(c) hereof and (b) to the extent that the amount of the applicable Net Proceeds actually applied to the Debt in connection therewith is insufficient under REMIC Requirements, Borrower shall, within five (5) days of demand by Lender, prepay the principal amount of the Debt in accordance with the applicable terms and conditions hereof in an amount equal to such insufficiency plus the amount of any then applicable Interest Shortfall (such prepayment, together with any related Interest Shortfall payment, collectively, the “REMIC Payment”).  Lender may require Borrower to deliver a REMIC Opinion in connection with each of the foregoing.

Restoration.

  The following provisions shall apply in connection with the Restoration of any Individual Property:

(a)If the Net Proceeds shall be less than the Restoration Threshold and the costs of completing the Restoration shall be less than the Restoration Threshold, the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 7.4(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

(b)If the Net Proceeds are equal to or greater than the Restoration Threshold or the costs of completing the Restoration are equal to or greater than the Restoration Threshold, Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 7.4.

(i)The Net Proceeds shall be made available for Restoration provided that each of the following conditions are met:

(A)no Event of Default shall have occurred and be continuing;

(B)(1) in the event the Net Proceeds are insurance proceeds, such insurance proceeds represent (i) less than 30% of the fair market value of the applicable Individual Property as reasonably determined by Lender, and (ii) less than 30% of the rentable area of the applicable Individual Property has been damaged, destroyed or rendered unusable as a result of a Casualty or (2) in the event the Net Proceeds are condemnation proceeds, such condemnation proceeds represent: (i) less than ten percent (10%) of the fair market value of the applicable Individual Property as reasonably determined by Lender and (ii) less than ten percent (10%) of rentable area of the applicable Individual Property is taken, (3) such land is located along the perimeter or periphery of the applicable Individual Property, (4) no portion of the Improvements is located on such land, and (5) such taking does not materially impair the existing access to the applicable Individual Property;

(C)Leases demising in the aggregate a percentage amount equal to or greater than 75% of the total rentable space in the applicable Individual Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such fire or other casualty or taking, whichever the case may be, shall remain in full force and effect during and after the completion of the Restoration, notwithstanding the occurrence of any such Casualty or Condemnation, whichever the case may be, and Borrower furnishes to Lender evidence satisfactory to Lender that all Tenants under Major Leases shall continue to operate their respective space at the applicable Individual Property after the completion of the Restoration;

(D)Borrower shall commence (or shall cause the commencement of) the Restoration as soon as reasonably practicable (but in no event later than thirty (30) days after the issuance of a building permit with respect thereto) and shall diligently pursue the same to satisfactory completion in compliance with all applicable Legal

Requirements, including, without limitation, all applicable Environmental Laws, and the applicable requirements of any applicable Property Documents;

(E)Lender shall be reasonably satisfied that any operating deficits which will be incurred with respect to the applicable Individual Property as a result of the occurrence of any such fire or other casualty or taking will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 7.1(a)(iii) above, or (3) by other funds of Borrower;

(F)Lender shall be reasonably satisfied that the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient to cover the cost of the Restoration;

(G)Lender shall be reasonably satisfied that (I) upon the completion of the Restoration, the fair market value and cash flow of the applicable Individual Property will not be less than the fair market value and cash flow of the applicable Individual Property as the same existed immediately prior to the applicable Casualty or Condemnation and (II) Restoration of the Improvements on the Land (as each existed immediately prior to the applicable casualty or condemnation (with such changes to the Improvements as may be reasonably acceptable to Lender (taking into account subsection (I) above)) is permitted under applicable Legal Requirements and any applicable Property Documents;

(H)Lender shall be reasonably satisfied that the Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date, (2) six (6) months after the occurrence of such fire or other casualty or taking, (3) the earliest date required for such completion under the terms of any Leases and any applicable Property Documents, (4) such time as may be required under applicable Legal Requirements or (5) the expiration of the insurance coverage referred to in Section 7.1(a)(iii) above;

(I)Borrower and Guarantor shall execute and deliver to Lender a completion guaranty in form and substance satisfactory to Lender and its counsel pursuant to the provisions of which Borrower and Guarantor shall jointly and severally guaranty to Lender the lien-free completion by Borrower of the Restoration in accordance with the provisions of this Section 7.4(b);

(J)the applicable Individual Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable Legal Requirements and any applicable Property Documents;

(K)the Restoration shall be done and completed in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements and any applicable Property Documents;

(L)any applicable Property Documents will remain in full force and effect during and after the Restoration and no Property Document Event shall occur as a result of the applicable Casualty, Condemnation and/or Restoration; and

(M)Lender shall be satisfied that making the Net Proceeds available for Restoration shall be permitted pursuant to REMIC Requirements and, in that regard, Lender may require Borrower to deliver a REMIC Opinion in connection therewith.

(ii)The Net Proceeds shall be held by Lender and, until disbursed in accordance with the provisions of this Section 7.4(b), shall constitute additional security for the Debt and other obligations under this Agreement, the Security Instrument, the Note and the other Loan Documents.  The Net Proceeds (other than the Rent Loss Proceeds) shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the related Restoration item have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on any Individual Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the applicable Title Insurance Policy.

(iii)All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the “Casualty Consultant”).  Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration.  The identity of the contractors, subcontractors and materialmen engaged in the Restoration shall be subject to prior review and acceptance by Lender and the Casualty Consultant.  All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant’s fees, shall be paid by Borrower.  Borrower shall have the right to settle all claims under the Policies jointly with Lender, provided that (a) no Event of Default exists, (b) Borrower promptly and with commercially reasonable diligence negotiates a settlement of any such claims and (c) the insurer with respect to the Policy under which such claim is brought has not raised any act of the insured as a defense to the payment of such claim.  If an Event of Default exists, Lender shall, at its election, have the exclusive right to settle or adjust any claims made under the Policies in the event of a Casualty.

(iv)In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Restoration Retainage.  The term “Restoration Retainage” as used in this Section 7.4(b) shall mean an amount equal to 10% of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until such time as the Casualty Consultant certifies to Lender that Net Proceeds representing 50% of the required Restoration have been disbursed.  There shall be no Restoration Retainage with respect to costs actually incurred by Borrower for work in place in completing the last 50% of the required Restoration.  The Restoration Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 7.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration.  The Restoration Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 7.4(b) and that all approvals necessary for the re-occupancy and use of the applicable Individual Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Restoration Retainage, provided, however, that Lender will release the portion of the Restoration Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, and the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company insuring the lien of the Security Instrument.  If required by Lender, the release of any such portion of the Restoration Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(v)Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(vi)If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made.  The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 7.4(b) shall constitute additional security for the Debt and other obligations under this Agreement, the Security Instrument, the Note and the other Loan Documents.

(vii)The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 7.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under this Agreement, the Security Instrument, the Note or any of the other Loan Documents.

(c)All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 7.4(b)(vii) shall be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its discretion shall deem proper.  If Lender shall receive and retain Net Proceeds, the lien of the Security Instrument shall be reduced only by the amount thereof received and retained by Lender and actually applied by Lender in reduction of the Debt.

(d)In addition to the foregoing, in connection with any partial Condemnation or any Casualty, if (i) the estimated Net Proceeds shall be equal to or greater than sixty percent (60%) of the Allocated Loan Amount in respect of the applicable Individual Property, or (ii) provided no Event of Default shall be continuing, any Net Proceeds shall be equal to or greater than the Restoration Threshold and after Borrower shall have used commercially reasonable efforts to satisfy each of the other conditions set forth in Section 7.4(b)(i) Borrower shall be unable to satisfy all such conditions and Lender does not disburse the Net Proceeds to Borrower for Restoration, then Borrower shall have the right, but not the obligation, regardless of the provisions of Section 2.7(a) hereof, to elect not to proceed with a Restoration and to prepay the Release Price of the applicable Individual Property (a “Casualty/Condemnation Prepayment”) utilizing the Net Proceeds (together with other funds of the Borrower if such Net Proceeds are less than the Release Price) and obtain the release of the applicable Individual Property from the Lien of the Security Instrument thereon and related Loan Documents, provided that (i) Borrower shall have satisfied the requirements of Section 2.14 hereof), (ii) Borrower shall consummate the Casualty/Condemnation Prepayment on or before the second Payment Date occurring following date the Net Proceeds shall be available to Borrower for such Casualty/Condemnation Prepayment and (iii) Borrower shall pay to Lender, concurrently with making such Casualty/Condemnation Prepayment, any other amounts required pursuant to Section 2.7(b) hereof.

ARTICLE 8

RESERVE FUNDS

Section 8.1Immediate Repair Funds.

(a)Borrower shall perform the repairs at the Property as set forth on Schedule IV hereto (all such repairs are hereinafter referred to as “Immediate Repairs”) and shall complete each of the Immediate Repairs on or before the respective deadline for each repair as set forth on Schedule IV hereto (as such deadlines may be extended by Lender in its sole discretion).  On the Closing Date, Borrower shall deposit into an Eligible Account held by Lender or Servicer (the “Immediate Repair Account”) an amount equal to $23.747.50, such amount representing 115% of the estimated costs of the Immediate Repairs.  Amounts deposited pursuant to this Section 8.1 are referred to herein as the “Immediate Repair Funds”.

(b)Lender shall disburse to Borrower the Immediate Repair Funds upon satisfaction by Borrower of each of the following conditions: (i) Borrower shall submit a request for payment to Lender at least ten (10) days prior to the date on which Borrower requests such payment be made and specifies the Immediate Repairs to be paid; (ii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured; (iii) Lender shall have received a certificate from Borrower (A) stating that all Immediate Repairs to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required in connection with the Immediate Repairs, (B) identifying each Person that supplied materials or labor in connection with the Immediate Repairs to be funded by the requested disbursement, and (C) stating that each such Person has been paid in full or will be paid in full upon such disbursement, such certificate to be accompanied by lien waivers, invoices and/or other evidence of payment satisfactory to Lender; (iv) at Lender’s option, if the cost of the Immediate Repairs exceeds $25,000, a title search for the applicable Individual Property indicating that the applicable Individual Property is free from all liens, claims and other encumbrances other than Permitted Encumbrances; (v) at Lender’s option, if the cost of the Immediate Repairs exceeds $25,000, Lender shall have received a report satisfactory to Lender in its reasonable discretion from an architect or engineer approved by Lender in respect of such architect or engineer’s inspection of the required repairs; and (vi) Lender shall have received such other evidence as Lender shall reasonably request that the Immediate Repairs to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower.  Lender shall not be required to disburse Immediate Repair Funds more frequently than once each calendar month nor in an amount less than the Minimum Disbursement Amount (or a lesser amount if the total Immediate Repair Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made).

Section 8.2Replacement Reserve Funds.

(a)Borrower shall deposit into an Eligible Account held by Lender or Servicer (the “Replacement Reserve Account”) on each Monthly Payment Date an amount equal to $10,553.61 (the “Replacement Reserve Monthly Deposit”) for the Replacements.  Amounts deposited pursuant to this Section 8.2 are referred to herein as the “Replacement Reserve Funds”.  Lender may reassess its estimate of the amount necessary for Replacements from time to time and, and may require Borrower to increase the monthly deposits required pursuant to this Section 8.2 upon thirty (30) days notice to Borrower if Lender determines in its reasonable discretion that an increase is necessary to maintain proper operation of the Property.

(b)Lender shall disburse Replacement Reserve Funds only for Replacements.  Lender shall disburse to Borrower the Replacement Reserve Funds upon satisfaction by Borrower of each of the following conditions: (i) Borrower shall submit a request for payment to Lender at least ten (10) days prior to the date on which Borrower requests such payment be made and specifies the Replacements to be paid; (ii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, (iii) Lender shall have received a certificate from Borrower (A) stating that the items to be funded by the requested disbursement are Replacements, (B) stating that all Replacements at the applicable Individual Property to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, such certificate to be accompanied by a copy of any license, permit or other approval required by any Governmental Authority in connection with the Replacements, (C) identifying each Person that supplied materials or labor in connection with the Replacements to be funded by the requested disbursement and (D) stating that each such Person has been paid in full or will be paid in full upon such disbursement, such certificate to be accompanied by lien waivers, invoices and/or other evidence of payment satisfactory to Lender; (iv) at Lender’s option, if the cost of any individual

Replacement exceeds $25,000, a title search for the applicable Individual Property indicating that the applicable Individual Property is free from all liens, claims and other encumbrances other than Permitted Encumbrances; (v) at Lender’s option, if the cost of any individual Replacement exceeds $25,000, Lender shall have received a report satisfactory to Lender in its reasonable discretion from an architect or engineer approved by Lender in respect of such architect or engineer’s inspection of the required repairs; and (vi) Lender shall have received such other evidence as Lender shall reasonably request that the Replacements at the applicable Individual Property to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower.  Lender shall not be required to disburse Replacement Reserve Funds more frequently than once each calendar month nor in an amount less than the Minimum Disbursement Amount (or a lesser amount if the total amount of Replacement Reserve Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made).

(c)Nothing in this Section 8.2 shall (i) make Lender responsible for making or completing the Replacements; (ii) require Lender to expend funds in addition to the Replacement Reserve Funds to complete any Replacements; (iii) obligate Lender to proceed with the Replacements; or (iv) obligate Lender to demand from Borrower additional sums to complete any Replacements.

(d)Borrower shall permit Lender and Lender’s agents and representatives (including, without limitation, Lender’s engineer, architect, or inspector) or third parties to enter onto the applicable Individual Property during normal business hours (subject to the rights of Tenants under their Leases) to inspect the progress of any Replacements and all materials being used in connection therewith and to examine all plans and shop drawings relating to such Replacements.  Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender’s representatives or such other Persons described above in connection with inspections described in this Section.

Section 8.3Environmental Report Funds.   On the Closing Date, Borrower shall deposit into an Eligible Account held by Lender or Servicer (the “Environmental Report Account”) an amount equal to $73,700.00, such amount representing the estimated costs of Phase II Environmental Site Assessments for the Individual Properties located at (a) 4548 Dufferin Street, North York, Ontario, (b) 530 Martin Street, Milton, Ontario, and (c) 4491 Mainway Drive, Burlington, Ontario.  Amounts deposited pursuant to this Section 8.3 are referred to herein as the “Environmental Report Funds”. Lender shall disburse Environmental Report Funds to Borrower to pay for the cost of the applicable Phase II Environmental Site Assessment upon satisfaction of each of the following conditions: (i) Borrower shall submit a request for payment to Lender at least ten (10) days prior to the date on which Borrower requests such payment be made and specifies the Phase II Environmental Site Assessment to be paid, (ii) Borrower shall deliver to Lender a Phase II Environmental Site Assessment in form and substance acceptable to Lender, (iii) no Event of Default shall exist and remain uncured, (iv) Borrower shall deliver to Lender a guaranty or letter of credit in accordance with Section 4 of that certain Post-Closing Letter, and (v) Borrower shall deliver to Lender an invoice for the applicable Phase II Environmental Site Assessment and other third party costs related thereto.

Operating Expense Funds.

  On each Monthly Payment Date occurring on and after the occurrence and during the continuance of a Trigger Period, Borrower shall deposit (or shall cause there to be deposited) into an Eligible Account held by Lender or Servicer (the “Operating Expense Account”) an amount equal to the aggregate amount of Approved Operating Expenses and Approved Extraordinary Expenses to be incurred by Borrower for the then current Interest Accrual Period (such amount, the “Op Ex Monthly Deposit”).  Amounts deposited pursuant to this Section 8.4 are referred to herein as the “Operating Expense Funds”.  Provided no Event of Default has occurred and is continuing, Lender shall disburse the Operating Expense Funds to Borrower to pay Approved Operating Expenses and/or Approved Extraordinary Expenses upon Borrower’s request (which such request shall be accompanied by an Officer’s Certificate detailing the applicable expenses to which the requested disbursement relates and attesting that such expense shall be paid with the requested disbursement).

Excess Cash Flow Funds.

  On each Monthly Payment Date occurring on and after the occurrence and during the continuance of a Trigger Period, Borrower shall deposit (or cause to be deposited) into an Eligible Account with Lender or Servicer (the “Excess Cash Flow Account”) an amount equal to the Excess Cash Flow generated by the Property for the immediately preceding Interest Accrual Period (each such monthly deposit being herein referred to as the “Monthly Excess Cash Flow Deposits” and the amounts on deposit in the Excess Cash Flow Account being herein referred to as the “Excess Cash Flow Funds”).  Provided no Event of Default has occurred and is continuing, any Excess Cash Flow Funds remaining in the Excess Cash Flow Account shall be disbursed to Borrower upon the expiration of any Trigger Period in accordance with the applicable terms and conditions hereof.

Tax and Insurance Funds.

  In addition to the initial deposits with respect to Taxes and, if applicable, Insurance Premiums made by Borrower to Lender on the Closing Date to be held in Eligible Accounts by Lender or Servicer and hereinafter respectively referred to as the “Tax Account” and the “Insurance Account”, Borrower shall pay (or cause to be paid) to Lender on each Monthly Payment Date (a) one-twelfth of an amount which would be sufficient to pay the Taxes payable, or reasonably estimated by Lender to be payable, during the next ensuing twelve (12) months assuming that said Taxes are to be paid in full on the Tax Payment Date (the “Monthly Tax Deposit”), each of which such deposits shall be held in the Tax Account, and (b) one-twelfth of an amount which would be sufficient to pay the Insurance Premiums due for the renewal of the coverage afforded by the Policies upon the expiration thereof (the “Monthly Insurance Deposit”), each of which such deposits shall be held in the Insurance Account (amounts held in the Tax Account and the Insurance Account are collectively herein referred to as the “Tax and Insurance Funds”).  In the event Lender shall elect, after the Closing Date, to collect payments in escrow for Insurance Premiums or Taxes, Borrower shall make a True Up Payment with respect to the same into the applicable Reserve Account.  Additionally, if, at any time, Lender reasonably determines that amounts on deposit in or scheduled to be deposited in (i) the Tax Account will be insufficient to pay all applicable Taxes in full on the Tax Payment Date and/or (ii) the Insurance Account will be insufficient to pay all applicable Insurance Premiums in full on the Insurance Payment Date, Borrower shall make a True Up Payment with respect to such insufficiency into the applicable Reserve Account.  Borrower agrees to notify Lender immediately of any changes to the amounts, schedules and instructions for payment of any Taxes and Insurance Premiums of which it has or obtains knowledge and authorizes Lender or its agent to obtain the bills for Taxes directly from the appropriate taxing authority.  Provided there are sufficient amounts in the Tax Account and Insurance Account, respectively, and no Event of Default exists, Lender shall be obligated to pay the Taxes and Insurance Premiums as they become due on their respective due dates on behalf of Borrower by applying the Tax and Insurance Funds to the payment of such Taxes and Insurance Premiums.  If the amount of the Tax and Insurance Funds shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Sections 4.5 and 7.1 hereof, Lender shall return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Funds.

Section 8.7The Accounts Generally.

(a)Borrower grants to Lender a first-priority perfected security interest in each of the Accounts and any and all sums now or hereafter deposited in the Accounts as additional security for payment of the Debt.  Until expended or applied in accordance herewith, the Accounts and the funds deposited therein shall constitute additional security for the Debt.  Borrower acknowledges and agrees that the Accounts are subject to the sole dominion, control and discretion of Lender, its authorized agents or designees, subject to the terms hereof, and Borrower shall have no right of withdrawal with respect to any Account except with the prior written consent of Lender or as otherwise provided herein.  The funds on deposit in the Accounts shall not constitute trust funds and may be commingled with other monies held by Lender.  Notwithstanding anything to the contrary contained herein, unless otherwise consented to in writing by Lender, Borrower shall only be permitted to request (and Lender shall only be required to disburse) Reserve Funds on account of the liabilities, costs, work and other matters (as applicable) for which said sums were originally reserved hereunder, in each case, as reasonably determined by Lender.

(b)Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in the Accounts or the sums deposited therein or permit any lien to attach thereto, or any levy to be made thereon, or any PPSA financing statements or UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.  Borrower hereby authorizes Lender to file a financing statement or statements under the PPSA and the UCC in connection with any of the Accounts and the Account Collateral in the form required to properly perfect Lender’s security interest therein.  Borrower agrees that at any time and from time to time, at the expense of Borrower, Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, or that Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby (including, without limitation, any security interest in and to any Permitted Investments) or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to any Account or Account Collateral.

(c)Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon the occurrence and during the continuance of an Event of Default, without notice from Lender or Servicer (i) Borrower shall have no rights in respect of the Accounts, (ii) Lender may liquidate and transfer any amounts then invested in Permitted Investments pursuant to the applicable terms hereof to the Accounts or reinvest such amounts in other Permitted Investments as Lender may reasonably determine is necessary to perfect or protect any security interest granted or purported to be granted hereby or pursuant to the other Loan Documents or to enable Lender to exercise and enforce Lender’s rights and remedies hereunder or under any other Loan Document with respect to any Account or any Account Collateral, and (iii) Lender shall have all rights and remedies with respect to the Accounts and the amounts on deposit therein and the Account Collateral as described in this Agreement and in the Security Instrument, in addition to all of the rights and remedies available to a secured party under the PPSA or the UCC, and, notwithstanding anything to the contrary contained in this Agreement or in the Security Instrument, may apply the amounts of such Accounts as Lender determines in its sole discretion including, but not limited to, payment of the Debt.

(d)The insufficiency of funds on deposit in the Accounts shall not absolve Borrower of the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

(e)Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the Accounts, the sums deposited therein or the performance of the obligations for which the Accounts were established, except to the extent arising from the gross negligence or willful misconduct of Lender, its agents or employees.  Borrower shall assign to Lender all rights and claims Borrower may have against all Persons supplying labor, materials or other services which are to be paid from or secured by the Accounts; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

(f)Borrower and Lender (or Servicer on behalf of Lender) shall maintain each applicable Account as an Eligible Account, except as otherwise expressly agreed to in writing by Lender.  In the event that Lender or Servicer no longer satisfies the criteria for an Eligible Institution, Borrower shall cooperate with Lender in transferring the applicable Accounts to an institution that satisfies such criteria.  Borrower hereby grants Lender power of attorney (irrevocable for so long as the Loan is outstanding) with respect to any such transfers and the establishment of accounts with a successor institution.

(g)Interest accrued on any Account shall not be required to be remitted either to Borrower or to any Account and may instead be retained by Lender.

(h)Intentionally Omitted.

(i)Borrower acknowledges and agrees that it solely shall be, and shall at all times remain, liable to Lender or Servicer for all fees, charges, costs and expenses in connection with the Accounts as provided in this Agreement and the enforcement hereof, including, without limitation, any reasonable monthly or annual fees or charges as may be assessed by Lender or Servicer in connection with the administration of the Accounts and the reasonable fees and expenses of legal counsel to Lender and Servicer as needed to enforce, protect or preserve the rights and remedies of Lender and/or Servicer under this Agreement.

ARTICLE 9

CASH MANAGEMENT

Section 9.1Establishment of Certain Accounts.

(a)Borrower shall, simultaneously herewith, establish certain Eligible Accounts (collectively, the “Restricted Account”) pursuant to the Restricted Account Agreement in the name of Borrower for the sole and exclusive benefit of Lender into which Borrower and Solar ULC shall deposit, or cause to be deposited, all revenue generated by the Property (and into which Borrower shall direct each of the credit card companies with which Borrower has entered into merchant agreements (collectively, “Credit Card Companies”) to deposit all credit card receipts with respect to the Property (net of any expenses charged for such processing).  Pursuant to the Restricted Account Agreement, funds on deposit in the Restricted Account shall be transferred on each Business Day to or at the direction of Borrower unless a Trigger Period exists, in which case such funds shall be transferred on each Business Day to the Cash Management Account.

(b)Upon the first occurrence of a Trigger Period, Lender, on Borrower’s behalf, shall establish an Eligible Account (the “Cash Management Account”) with Cash Management Bank in the name of Borrower for the sole and exclusive benefit of Lender. Upon the first occurrence of a Trigger Period, Lender, on Borrower’s behalf, shall also establish with Lender or Servicer an Eligible Account into which Borrower shall deposit, or cause to be deposited on a monthly basis but only during the continuance of the Trigger Period the amounts required for the payment of monthly debt service under the Loan (the “Debt Service Account”).

Section 9.2Deposits into the Restricted Account; Maintenance of Restricted Account.

(a)Each Individual Borrower represents, warrants and covenants that, so long as the Debt remains outstanding, (i) such Individual Borrower shall, or shall cause Manager to, immediately deposit all revenue derived from the applicable Individual Property and received by such Individual Borrower or Manager, as the case may be, into the Restricted Account; (ii) such Individual Borrower shall instruct Manager to immediately deposit (A) all revenue derived from the applicable Individual Property collected by Manager, if any, pursuant to the Management Agreement (or otherwise) into the Restricted Account and (B) all funds otherwise payable to such Individual Borrower by Manager pursuant to the Management Agreement (or otherwise in connection with the applicable Individual Property) into the Restricted Account; (iii) (A) on or before the Closing Date, such Individual Borrower shall have sent (and hereby represents that it has sent) a notice, substantially in the form of Exhibit A attached hereto, to all Tenants under Commercial Leases now occupying space at the applicable Individual Property directing them to pay all rent and other sums due under the Lease to which they are a party into the Restricted Account (such notice, the “Tenant Direction Notice”), (B) simultaneously with the execution of any Commercial Lease entered into on or after the date hereof in accordance with the applicable terms and conditions hereof, such Individual Borrower shall furnish each Tenant under each such Commercial Lease the Tenant Direction Notice and (C) Borrower shall continue to send the aforesaid Tenant Direction Notices until each addressee thereof complies with the terms thereof; (iv) on or before the Closing Date, such Individual Borrower shall instruct each of the Credit Card

Companies that all credit card receipts with respect to each Individual Property owned by such Individual Borrower (net of any expenses charged for such processing) received by such Credit Card Companies shall be transferred by such Credit Card Companies by wire transfer or the ACH system to the applicable Restricted Account Bank for such Individual Property pursuant to an instruction letter in the form of Exhibit B attached hereto (the “Credit Card Company Payment Direction Letter”), (B) simultaneously with the execution of any future merchant agreements with any Credit Card Companies entered into on or after the date hereof, such Individual Borrower shall furnish to such Credit Card Company a Credit Card Company Payment Direction Letter, and (C) such Individual Borrower shall continue to send the aforesaid Credit Card Payment Direction Letters until each addressee thereof complies with the terms thereof; (v) there shall be no other accounts maintained by such Individual Borrower or any other Person into which revenues from the ownership and operation of any Individual Property are directly deposited; and (vi) neither such Individual Borrower nor any other Person shall open any other such account with respect to the direct deposit of income in connection with any Individual Property.  Until deposited into the Restricted Account, any Rents and other revenues from any Individual Property held by any Individual Borrower shall be deemed to be collateral and shall be held in trust by it for the benefit of Lender pursuant to the Security Instrument and shall not be commingled with any other funds or property of any Individual Borrower.  Each Individual Borrower warrants and covenants that it shall not rescind, withdraw or change any notices or instructions required to be sent by it pursuant to this Section 9.2 without Lender’s prior written consent.

(b)Solar ULC represents, warrants and covenants that, so long as the Debt remains outstanding, (i) Solar ULC shall immediately deposit all revenue derived from the applicable Individual Property and received by Solar ULC into the Restricted Account; (ii) Solar ULC shall cause each tenant or contractor, as applicable, under the Solar Documents to pay all rent and other sums due under the Solar Documents into the Restricted Account; (iii) there shall be no other accounts maintained by Solar ULC or any other Person into which revenues from the ownership and operation of any Individual Property are directly deposited; and (iv) neither Solar ULC nor any other Person shall open any other such account with respect to the direct deposit of income in connection with any Individual Property.  Until deposited into the Restricted Account, any Rents and other revenues from any Individual Property held by Solar ULC shall be deemed to be collateral and shall be held in trust by it for the benefit of Lender pursuant to the Security Instrument and shall not be commingled with any other funds or property of Solar ULC.

(c)Borrower shall maintain the Restricted Account, which Restricted Account shall be under the sole dominion and control of Lender (subject to the terms hereof and of the Restricted Account Agreement).  The Restricted Account shall have a title evidencing the foregoing in a manner reasonably acceptable to Lender.  Borrower hereby grants to Lender a first-priority security interest in the Restricted Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Restricted Account.  Borrower hereby authorizes Lender to file PPSA or UCC Financing Statements, as applicable, and continuations thereof to perfect Lender’s security interest in the Restricted Account and all deposits at any time contained therein and the proceeds thereof.  All costs and expenses for establishing and maintaining the Restricted Account (or any successor thereto) shall be paid by Borrower and Solar ULC.  All monies now or hereafter deposited into the Restricted Account shall be deemed additional security for the Debt.  Borrower and Solar ULC shall pay all sums due under and otherwise comply with the Restricted Account

Agreement.  Neither Borrower nor Solar ULC shall alter or modify either the Restricted Account or the Restricted Account Agreement, in each case without the prior written consent of Lender.  The Restricted Account Agreement shall provide (and Borrower and Solar ULC shall provide) Lender online access to bank and other financial statements relating to the Restricted Account (including, without limitation, a listing of the receipts being collected therein).  In connection with any Secondary Market Transaction, Lender shall have the right to cause the Restricted Account to be entitled with such other designation as Lender may select to reflect an assignment or transfer of Lender’s rights and/or interests with respect to the Restricted Account.  Lender shall provide Borrower  and Solar ULC with prompt written notice of any such renaming of the Restricted Account.  Neither Borrower nor Solar ULC shall further pledge, assign or grant any security interest in the Restricted Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC or PPSA Financing Statements, as applicable, except those naming Lender as the secured party, to be filed with respect thereto.  The Restricted Account (i) shall be an Eligible Account and (ii) shall not be commingled with other monies held by Borrower, Solar ULC or Bank.  Upon (A) Bank ceasing to be an Eligible Institution, (B) the Restricted Account ceasing to be an Eligible Account, (C) any resignation by Bank or termination of the Restricted Account Agreement by Bank or Lender and/or (D) the occurrence and continuance of an Event of Default, Borrower and Solar ULC shall, within fifteen (15) days of Lender’s request, (1) terminate the existing Restricted Account Agreement, (2) appoint a new Bank (which such Bank shall (I) be an Eligible Institution, (II) other than during the continuance of an Event of Default, be selected by Borrower and approved by Lender and (III) during the continuance of an Event of Default, be selected by Lender), (3) cause such Bank to open a new Restricted Account (which such account shall be an Eligible Account) and enter into a new Restricted Account Agreement with Lender on substantially the same terms and conditions as the previous Restricted Account Agreement, (4) send new Tenant Direction Notices and the other notices required pursuant to the terms hereof relating to such new Restricted Account Agreement and Restricted Account, and (5) send new Credit Card Payment Direction Letters and the other notices required pursuant to the terms hereof relating to such new Restricted Account Agreement and Restricted Account.  Each of Borrower and Solar ULC constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake any action required of Borrower or Solar ULC under this Section 9.2 in the name of Borrower or Solar ULC, as applicable, in the event Borrower or Solar ULC fails to do the same.  Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked.

Disbursements from the Cash Management Account.

  Following the occurrence and during the continuance of a Trigger Period, on each Monthly Payment Date (except during the continuance of an Event to Default (and in such event, at the sole option of Lender), Lender or Servicer, as applicable, shall allocate all funds, if any, on deposit in the Cash Management Account and disburse such funds in the following amounts and order of priority:

(a)First, funds sufficient to pay the Monthly Tax Deposit due for the then applicable Monthly Payment Date, if any, shall be deposited in the Tax Account;

(b)Second, funds sufficient to pay the Monthly Insurance Deposit due for the then applicable Monthly Payment Date, if any, shall be deposited in the Insurance Account;

(c)Third, funds sufficient to pay any interest accruing at the Default Rate and late payment charges, if any, shall be deposited into the Debt Service Account;

(d)Fourth, funds sufficient to pay the Debt Service due on the then applicable Monthly Payment Date (without duplication of any portion thereof already deposited therein under subsection (c) above) shall be deposited in the Debt Service Account;

(e)Fifth, funds sufficient to pay the Replacement Reserve Monthly Deposit for the then applicable Monthly Payment Date, if any, shall be deposited in the Replacement Reserve Account;

(f)Sixth, funds sufficient to pay any other amounts due and owing to Lender, the Collateral Agent and/or Servicer pursuant to the terms hereof and/or of the other Loan Documents, if any, shall be deposited with or as directed by Lender;

(g)Seventh, funds sufficient to pay the Op Ex Monthly Deposit for the then applicable Monthly Payment Date, if any, shall be deposited in the Operating Expense Account; and

(h)Eighth, all amounts remaining in the Cash Management Account after deposits for items (a) through (g) above (“Excess Cash Flow”) shall be deposited into the Excess Cash Flow Account.

Withdrawals from the Debt Service Account.

  Prior to the occurrence and continuance of an Event of Default, funds on deposit in the Debt Service Account, if any, shall be used to pay Debt Service when due, together with any late payment charges.

Payments Received Under this Agreement.

  Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, provided no Event of Default has occurred and is continuing, Borrower’s obligations with respect to the monthly payment of Debt Service and amounts due for the Reserve Accounts shall (provided Lender is not prohibited from withdrawing or applying any funds in the applicable Accounts by operation of law or otherwise) be deemed satisfied to the extent sufficient amounts are deposited in applicable Accounts to satisfy such obligations on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.

ARTICLE 10

EVENTS OF DEFAULT; REMEDIES

Section 10.1Event of Default.

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(a)if (A) any monthly Debt Service payment or the payment due on the Maturity Date is not paid when due, (B) any deposit to any of the Accounts required hereunder or under the other Loan Documents is not paid within three (3) days after such deposit is due or (C) any other portion of the Debt is not paid when due and such non-payment continues for five (5) days following notice to Borrower that the same is due and payable;

(b)if any of the Taxes or Other Charges are not paid when the same are due and payable except to the extent (A) sums sufficient to pay the Taxes or Other Charges in question had been reserved hereunder prior to the applicable due date for the Taxes or Other Charges in question for the express purpose of paying the Taxes or Other Charges in question and Lender failed to pay the Taxes or Other Charges in question when required hereunder, (B) Lender’s access to such sums was not restricted or constrained in any manner and (C) no Event of Default was continuing;

(c)if the Policies are not kept in full force and effect or if evidence of the same is not delivered to Lender as provided in Section 7.1 hereof;

(d)if any of the representations or covenants contained in Article 5, Article 6, Section 3.35 or Section 4.22 hereof or in the Property Document Provisions are breached or violated;

(e)if any representation or warranty made herein, in the Guaranty or in the Environmental Indemnity or in any other guaranty, or in any certificate, report, financial statement or other instrument or document furnished to Lender in connection with the Loan shall have been false or misleading in any material adverse respect when made;

(f)if (i) any Borrower Obligor, any SPE Component Entity, any Affiliated Manager or Guarantor shall commence any case, proceeding or other action (A) under any Creditors Rights Laws seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, liquidation or dissolution, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Borrower Obligor or any managing member or general partner of any Borrower Obligor, any SPE Component Entity, any Affiliated Manager or Guarantor shall make a general assignment for the benefit of its creditors; (ii) there shall be commenced against any Borrower Obligor or any managing member or general partner of any Borrower Obligor, any SPE Component Entity, any Affiliated Manager or Guarantor any case, proceeding or other action of a nature referred to in clause (i) above (other than any case, action or proceeding already constituting an Event of Default by operation of the other provisions of this subsection) which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; (iii) there shall be commenced against any Borrower Obligor, any SPE Component Entity, any Affiliated Manager or Guarantor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets (other than any case, action or proceeding already constituting an Event of Default by operation of the other provisions of this subsection) which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; (iv) any Borrower Obligor, any SPE Component Entity, any Affiliated Manager or Guarantor shall take any action in furtherance of, in collusion with respect to, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; (v) any Borrower Obligor, any SPE Component Entity, any Affiliated Manager or Guarantor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; (vi) any Restricted Party is substantively consolidated with any other entity in connection with any proceeding under the Bankruptcy Code, BIA, the CCAA or any other Creditors Rights Laws involving Guarantor or its subsidiaries; or (vii) a Bankruptcy Event occurs;

(g)if any Borrower Obligor shall be in default beyond applicable notice and grace periods under any other mortgage or other security agreement covering any part of any Individual Property whether it be superior or junior in lien to the Security Instrument;

(h)if any Individual Property becomes subject to any mechanic’s, materialman’s or other lien other than a lien for any Taxes not then due and payable and the lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days;

(i)if any federal tax lien is filed against any Borrower Obligor, any SPE Component Entity, Guarantor or any Individual Property and the same is not discharged of record (by payment, bonding or otherwise) within thirty (30) days after same is filed;

(j)if Borrower shall fail to deliver to Lender, within ten (10) days after request by Lender, the estoppel certificates required by Section 4.13(a) or (c) hereof;

(k)if any default occurs under any guaranty or indemnity executed in connection herewith (including, without limitation, the Environmental Indemnity and/or the Guaranty) and such default continues after the expiration of applicable grace periods, if any;

(l)if any of the assumptions contained in the Non-Consolidation Opinion, or in any New Non-Consolidation Opinion (including, without limitation, in any schedules thereto and/or certificates delivered in connection therewith) are untrue or shall become untrue in any material respect;

(m)if any Individual Borrower defaults under the Management Agreement beyond the expiration of applicable notice and grace periods, if any, thereunder or if the Management Agreement is canceled, terminated or surrendered, expires pursuant to its terms or otherwise ceased to be in full force and effect, unless, in each such case, such Individual Borrower, contemporaneously with such cancellation, termination, surrender, expiration or cessation, enters into a Qualified Management Agreement with a Qualified Manager in accordance with the applicable terms and provisions hereof;

(n)if Borrower fails to appoint a New Manager upon the request of Lender and/or fails to comply with any limitations on instructing the Manager, each as required by and in accordance with, as applicable, the terms and provisions of, this Agreement, the Assignment of Management Agreement and the Security Instrument;

(o)if any representation and/or covenant herein relating to ERISA matters is breached;

(p)if (A) any Individual Borrower shall fail (beyond any applicable notice or grace period) to pay any rent, additional rent or other charges payable under any Property Document as and when payable thereunder, (B) any Individual Borrower defaults under the Property Documents beyond the expiration of applicable notice and grace periods, if any, thereunder, (C) any of the Property Documents are amended, supplemented, replaced, restated or otherwise modified without

Lender’s prior written consent or if any Individual Borrower consents to a transfer of any party’s interest thereunder without Lender’s prior written consent, (D) any Property Document and/or the estate created thereunder is canceled, rejected, terminated, surrendered or expires pursuant to its terms, unless in such case the applicable Individual Borrower enters into a replacement thereof in accordance with the applicable terms and provisions hereof or (E) a Property Document Event occurs;

(q)if Borrower shall fail to observe, perform or discharge any of Borrower’s obligations, covenants, conditions or agreements under the Interest Rate Cap Agreement and otherwise comply with the covenants set forth in Section 2.8 hereof;

(r)With respect to any default or breach of any term, covenant or condition of this Agreement not specified in subsections (a) through (q) above or not otherwise specifically specified as an Event of Default in this Agreement, if the same is not cured (i) within ten (10) days after notice from Lender (in the case of any default which can be cured by the payment of a sum of money) or (ii) for thirty (30) days after notice from Lender (in the case of any other default or breach); provided, that, with respect to any default or breach specified in subsection (ii), if the same cannot reasonably be cured within such thirty (30) day period and Borrower shall have commenced to cure the same within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure the same, it being agreed that no such extension shall be for a period in excess of sixty (60) days; or

(s)if any default shall exist under any of the other Loan Documents beyond any applicable cure periods contained in such Loan Documents or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt as provided herein or to permit Lender to accelerate the maturity of all or any portion of the Debt as provided herein.

Section 10.2Remedies.

(a)Upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in Section 10.1(f) above with respect to any Borrower Obligor or any SPE Component Entity) and at any time thereafter Lender may, in addition to any other rights or remedies available to it and the Collateral Agent pursuant to this Agreement, the Security Instrument, the Note and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender (or the Collateral Agent at the direction of Lender) deems advisable to protect and enforce its rights against any Borrower Obligor and in the Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender (or the Collateral Agent at the direction of Lender) may enforce or avail itself of any or all rights or remedies provided in this Agreement, the Security Instrument, the Note and the other Loan Documents against any Borrower Obligor and the Property, including, without limitation, all rights or remedies available at law or in equity.  Upon any Event of Default described in Section 10.1(f) above with respect to any Borrower Obligor or any SPE Component Entity, the Debt and all other obligations of the Borrower Obligors under this Agreement, the Security Instrument, the Note and the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and each Borrower Obligor hereby expressly waives any such notice or demand, anything contained herein or in the Security Instrument, the Note and the other Loan Documents to the contrary notwithstanding.

(b)Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against any Borrower Obligor under this Agreement, the Security Instrument, the Note or the other Loan Documents executed and delivered by, or applicable to, the Borrower Obligors or at law or in equity may be exercised by Lender (or the Collateral Agent at the direction of Lender) at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under this Agreement, the Security Instrument, the Note or the other Loan Documents with respect to the Property.  Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by applicable law, without impairing or otherwise affecting the other rights and remedies of Lender or the Collateral Agent permitted by applicable law, equity or contract or as set forth herein or in the Security Instrument, the Note or the other Loan Documents.  No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient.  A waiver of one Default or Event of Default with respect to any Borrower Obligor shall not be construed to be a waiver of any subsequent Default or Event of Default by any Borrower Obligor or to impair any remedy, right or power consequent thereon.

(c)With respect to each Borrower Obligor and the Individual Properties, nothing contained herein or in any other Loan Document shall be construed as requiring the Collateral Agent or Lender to resort to any Individual Property for the satisfaction of any of the Debt in preference or priority to any other Individual Property, and Lender (or the Collateral Agent at the direction of Lender) may seek satisfaction out of all of the Individual Properties or any part thereof, in its absolute discretion in respect of the Debt.  In addition, Lender (or the Collateral Agent at the direction of Lender) shall have the right from time to time to partially foreclose the Security Instrument in any manner and for any amounts secured by the Security Instrument then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender (or the Collateral Agent at the direction of Lender) may foreclose the Security Instrument to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender (or the Collateral Agent at the direction of Lender) may foreclose the Security Instrument to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Security Instrument as Lender may (or the Collateral Agent at the direction of Lender) elect.  Notwithstanding one or more partial foreclosures, the applicable Individual Properties shall remain subject to the Security Instrument to secure payment of sums secured by the Security Instrument and not previously recovered.

(d)Upon the occurrence and during the continuation of an Event of Default, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, security instruments and other security documents (the “Severed Loan

Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder.  Each Borrower Obligor shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender.  Each Borrower Obligor hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, such Borrower Obligor ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to such Borrower Obligor by Lender of Lender’s intent to exercise its rights under such power.  No Borrower Obligor shall be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents and the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by each Borrower Obligor only as of the Closing Date.

(e)Notwithstanding anything to the contrary contained herein or in any other Loan Document, any amounts recovered from any Individual Property or any other collateral for the Loan and/or paid to or received by Lender may, after an Event of Default, be applied by Lender toward the Debt in such order, priority and proportions as Lender in its sole discretion shall determine.

(f)Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing any Borrower Obligor from any obligation hereunder or being deemed to have cured any Event of Default hereunder, make, do or perform any obligation of any Borrower Obligor hereunder in such manner and to such extent as Lender may deem necessary.  Lender (and the Collateral Agent at the direction of Lender) is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property for such purposes, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by applicable law), with interest as provided in this Section, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand.  All such costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any action or proceeding shall bear interest at the Default Rate, for the period after such cost or expense was incurred into the date of payment to Lender.  All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by the liens, claims and security interests provided to Lender under the Loan Documents and shall be immediately due and payable upon demand by Lender therefore.

ARTICLE 11

SECONDARY MARKET

Section 11.1Securitization.

(a)Lender shall have the right (i) to sell or otherwise transfer the Loan (or any portion thereof and/or interest therein), (ii) to sell participation interests in the Loan (or any portion thereof and/or interest therein) or (iii) to securitize the Loan (or any portion thereof and/or interest therein) in a single asset securitization or a pooled asset securitization.  The transactions referred to in clauses (i), (ii) and (iii) above shall hereinafter be referred to collectively as “Secondary Market Transactions” and the transactions referred to in clause (iii) shall hereinafter be referred to as a “Securitization”.  Any certificates, notes or other securities issued in connection with a Securitization are hereinafter referred to as “Securities”.

(b)If requested by Lender, each Borrower Obligor shall assist Lender in satisfying the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with any Secondary Market Transactions, including, without limitation, to:

(i)provide (A) updated financial and other information with respect to the Property, the business operated at the Property, any Borrower Obligor, Guarantor, SPE Component Entity and Manager, (B) updated budgets relating to the Property, (C) updated appraisals, market studies, environmental reviews (Phase I’s and, if appropriate, Phase II’s), property condition reports and other due diligence investigations of the Property (the “Updated Information”), together, if customary, with appropriate verification of the Updated Information through letters of auditors or opinions of counsel acceptable to Lender and the Rating Agencies and (D) revisions to and other agreements with respect to the Property Documents in form and substance acceptable to Lender and the Rating Agencies;

(ii)provide new and/or updated opinions of counsel, which may be relied upon by Lender, the Rating Agencies and their respective counsel, agents and representatives, as to substantive non-consolidation, fraudulent conveyance, matters of Delaware and federal bankruptcy law relating to limited liability companies, true sale, true lease and any other opinion customary in Secondary Market Transactions or required by the Rating Agencies with respect to the Property, Property Documents, any Borrower  Obligor and any Borrower Obligor’s Affiliates, which counsel and opinions shall be satisfactory in form and substance to Lender and the Rating Agencies;

(iii)provide updated, as of the closing date of the Secondary Market Transaction, representations and warranties made in the Loan Documents and such additional representations and warranties as the Rating Agencies may require; and

(iv)execute such amendments to the Loan Documents, the Property Documents and any Borrower Obligor’s or any SPE Component Entity’s organizational documents as may be reasonably requested by Lender or requested by the Rating Agencies to effect any Secondary Market Transaction, including, without limitation, (A) amend and/or supplement the Independent Director provisions provided herein and therein (including, without limitation, amending the Independent Director provisions to add a second Independent Director), in each case, in accordance with the applicable requirements of the Rating Agencies, (B) bifurcating the Loan into two or more components and/or additional separate notes and/or creating additional senior/subordinate note structure(s) (any of the foregoing, a “Loan Bifurcation”) and (C) to modify all operative dates (including but not limited to payment dates, interest period start dates and end dates, etc.) under the Loan Documents, by up to ten (10) days; provided, however, that Borrower shall not be required to so modify or amend any Loan Document if such modification or amendment would change any material or economic terms of the Loan Documents, or otherwise materially increase the obligations or materially decrease the rights of Borrower pursuant to the Loan Documents, change the interest rate, the stated maturity (except as provided in subclause (C) above) or the amortization of principal set forth herein, except in connection with a Loan Bifurcation which may result in varying fixed interest rates and amortization schedules, but which shall have the same initial weighted average coupon of the original Note.

(c)Upon request, Borrower shall furnish to Lender from time to time such financial data and financial statements as Lender determines to be necessary, advisable or appropriate for complying with any applicable legal requirements (including those applicable to Lender or any Servicer (including, without limitation and to the extent applicable, Regulation AB)) within the timeframes necessary, advisable or appropriate in order to comply with such legal requirements.

Section 11.2Disclosure.

(a)Each Borrower Obligor (on its own behalf and on behalf of each other Borrower Party) understands that information provided to Lender by such Borrower Obligor, any other Borrower Party and/or their respective agents, counsel and representatives may be (i) included in (A) the Disclosure Documents and (B) filings under the Securities Act and/or the Exchange Act and (ii) made available to Investors, the Rating Agencies and service providers, in each case, in connection with any Secondary Market Transaction.

(b)Each Borrower Obligor shall indemnify Lender and its officers, directors, partners, employees, representatives, agents and affiliates against any losses, claims, damages or liabilities (collectively, the “Liabilities”) to which Lender and/or its officers, directors, partners, employees, representatives, agents and/or affiliates may become subject in connection with any Disclosure Document and/or any Covered Rating Agency Information, in each case, insofar as such Liabilities arise out of or are based upon any untrue statement of any material fact in the Provided Information and/or arise out of or are based upon the omission to state a material fact in the Provided Information required to be stated therein or necessary in order to make the statements in the applicable Disclosure Document and/or Covered Rating Agency Information, in light of the circumstances under which they were made, not misleading.

(c)Intentionally Omitted.

(d)In connection with filings under Exchange Act and/or the Securities Act, each Borrower Obligor shall (i) indemnify Lender, the Lender Group and the Underwriter Group for Liabilities to which Lender, the Lender Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon the omission or alleged omission to state in the Disclosure Document a material fact required to be stated in the Disclosure Document in order to make the statements in the Disclosure Document, in light of the circumstances under which they were made, not misleading and (ii) reimburse Lender, the Lender Group or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Lender Group or the Underwriter Group in connection with defending or investigating the Liabilities.

(e)Promptly after receipt by an indemnified party under this Section 11.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 11.2, notify the indemnifying party in writing of the commencement thereof (but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party).  In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party.  After notice from the indemnifying party to such indemnified party under this Section 11.2, such indemnifying party shall pay for any legal or other expenses subsequently incurred by such indemnifying party in connection with the defense thereof; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party at the cost of the indemnifying party.

(f)The liabilities and obligations of each Borrower Obligor and Lender under this Section 11.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.  Failure by any Borrower Obligor and/or any Borrower Party to comply with the provisions of Section 11.1 and/or Section 11.2 within the timeframes specified therein shall, at Lender’s option, constitute a breach of the terms thereof and/or an Event of Default.  Each Borrower Obligor (on its own behalf and on behalf of each Borrower Party) hereby expressly authorizes and appoints Lender its attorney-in-fact to take any actions required of any Borrower Party under Sections 11.1, 11.2 and/or 11.6 in the event any Borrower Party fails to do the same, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest.  Notwithstanding anything to the contrary contained herein, (i) except as may otherwise expressly provided to the contrary in this Article 11, each Borrower Party shall bear its own cost of compliance with this Article (including, without limitation, the costs of any ongoing financial reporting or similar provisions contained herein) and (ii) to the extent that the timeframes for compliance with such ongoing financial reporting and similar provisions are shorter than the timeframes allowed for comparable reporting obligations under Section 4.12 hereof (if any), the timeframes under this Article 11 shall control.

Reserves/Escrows.

  In the event that Securities are issued in connection with the Loan, all funds held by Lender in escrow or pursuant to reserves in accordance with this Agreement and the other Loan Documents shall be deposited in “eligible accounts” at “eligible institutions” and, to the extent applicable, invested in “permitted investments” as then defined and required by the Rating Agencies.

Servicer.

  At the option of Lender, the Loan may be serviced by a servicer/special servicer/trustee selected by Lender (collectively, the “Servicer”) and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to such Servicer pursuant to a servicing agreement between Lender and such Servicer.  Without limitation of any other provision contained herein, Borrower shall be liable for the costs and expenses of Lender incurred with respect to any Servicer, including, without limitation, any initial set up costs and fees and ongoing monthly costs and fees, in each case, charged by such Servicer.

Rating Agency Costs.

  In connection with any Rating Agency Confirmation or other Rating Agency consent, approval or review required hereunder (other than the initial review of the Loan by the Rating Agencies in connection with a Securitization), Borrower shall pay all of the costs and expenses of Lender, Servicer and each Rating Agency in connection therewith, and, if applicable, shall pay any fees imposed by any Rating Agency in connection therewith.

Mezzanine Option.

  Lender shall have the option (the “Mezzanine Option”) at any time to divide the Loan into two parts, a mortgage loan and a mezzanine loan, provided, that (i) the total loan amounts for such mortgage loan and such mezzanine loan shall equal the then outstanding amount of the Loan immediately prior to Lender’s exercise of the Mezzanine Option, and (ii) the weighted average interest rate of such mortgage loan and mezzanine loan shall initially equal the Interest Rate.  Borrower shall, at Lender’s cost and expense (including, for greater certainty, payment of Borrower’s reasonable legal fees incurred in connection with compliance with this Section 11.6), cooperate with Lender in Lender’s exercise of the Mezzanine Option in good faith and in a timely manner, which such cooperation shall include, but not be limited to, (i) executing such amendments to the Loan Documents and Borrower or any SPE Component Entity’s organizational documents as may be reasonably requested by Lender or requested by the Rating Agencies, (ii) creating one or more Single Purpose Entities (the “Mezzanine Borrower”), which such Mezzanine Borrower shall (A) own, directly or indirectly, 100% of the equity ownership interests in Borrower (the “Equity Collateral”), and (B) together with such constituent equity owners of such Mezzanine Borrower as may be designated by Lender, execute such agreements, instruments and other documents as may be required by Lender in connection with the mezzanine loan (including, without limitation, a promissory note evidencing the mezzanine loan and a pledge and security agreement pledging the Equity Collateral to Lender as security for the mezzanine loan); and (iii) delivering such opinions, title endorsements, UCC or PPSA, as applicable, title insurance policies, documents and/or instruments relating to the Property Documents and other materials as may be required by Lender or the Rating Agencies.

Conversion to Registered Form.

  At the request of Lender, Borrower shall appoint, as its agent, a registrar and transfer agent (the “Registrar”) reasonably acceptable to Lender which shall maintain, subject to such reasonable regulations as it shall provide, such books and records as are necessary for the registration and transfer of the Note in a manner that shall cause the Note to be considered to be in registered form for purposes of Section 163(f) of the IRS Code.  The option to convert the Note into registered form once exercised may not be revoked.  Any agreement setting out the rights and obligation of the Registrar shall be subject to the reasonable approval of Lender.  Borrower may revoke the appointment of any particular person as Registrar, effective upon the effectiveness of the appointment of a replacement Registrar.  The

Registrar shall not be entitled to any fee from Borrower or Lender or any other lender in respect of transfers of the Note and other Loan Documents.

Syndication.

  Without limiting Lender’s rights under Section 11.1, the provisions of this Section 11.8 shall only apply in the event that the Loan is syndicated in accordance with the provisions of this Section 11.8 set forth below.

(a)Sale of Loan, Co-Lenders, Participations and Servicing.

(i)Lender and any Co-Lender may, at their option, without Borrower’s consent (but with reasonable notice to Borrower), sell with novation all or any part of their right, title and interest in, and to, and under the Loan (the “Syndication”), to one or more additional lenders (each a “Co-Lender”).  Each additional Co-Lender shall enter into an assignment and assumption agreement (the “Assignment and Assumption”) assigning a portion of Lender’s or Co-Lender’s rights and obligations under the Loan, and pursuant to which the additional Co-Lender accepts such assignment and assumes the assigned obligations.  From and after the effective date specified in the Assignment and Assumption (i) each Co-Lender shall be a party hereto and to each Loan Document to the extent of the applicable percentage or percentages set forth in the Assignment and Assumption and, except as specified otherwise herein, shall succeed to the rights and obligations of Lender and the Co-Lenders hereunder and thereunder in respect of the Loan, and (ii) Lender, as lender and each Co-Lender, as applicable, shall, to the extent such rights and obligations have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations hereunder and under the Loan Documents.

(ii)The liabilities of Lender and each of the Co-Lenders shall be several and not joint, and Lender’s and each Co-Lender’s obligations to Borrower under this Agreement shall be reduced by the amount of each such Assignment and Assumption.  Neither Lender nor any Co-Lender shall be responsible for the obligations of any other Co-Lender.  Lender and each Co-Lender shall be liable to Borrower only for their respective proportionate shares of the Loan.

(iii)Borrower agrees that it shall, in connection with any sale of all or any portion of the Loan, whether in whole or to an additional Co-Lender or Participant, within ten (10) Business Days after requested by Agent, furnish Agent with the certificates required under Sections 4.12 and 4.13 hereof and such other information as reasonably requested by any additional Co-Lender or Participant in performing its due diligence in connection with its purchase of an interest in the Loan.

(iv)Lender (or an Affiliate of Lender) shall act as administrative agent for itself and the Co-Lenders (together with any successor administrative agent, the “Agent”) pursuant to this Section 11.8.  Borrower acknowledges that Lender, as Agent, shall have the sole and exclusive authority to execute and perform this Agreement and each Loan Document on behalf of itself, as Lender and as agent for itself and the Co-Lenders subject to the terms of the Co-Lending Agreement.  Lender acknowledges that Lender, as Agent, shall retain the exclusive right to grant approvals and give consents with respect to all matters requiring consent hereunder.  Except as otherwise provided herein, Borrower shall have no obligation to recognize or deal directly with any Co-Lender, and no Co-Lender shall have any right to deal directly with Borrower with respect to the rights, benefits and obligations of Borrower under this Agreement, the Loan Documents or any one or more documents or instruments in respect thereof.  Borrower may rely conclusively on the actions of Lender as Agent to bind Lender and the Co-Lenders, notwithstanding that the particular action in question may, pursuant to this Agreement or the Co-Lending Agreement be subject to the consent or direction of some or all of the Co-Lenders.  Lender may resign as Agent of the Co-Lenders, in its sole discretion, or if required to by the Co-Lenders in accordance with the term of the Co-Lending Agreement, in each case without the consent of but upon prior written notice to Borrower.  Upon any such resignation, a successor Agent shall be determined pursuant to the terms of the Co-Lending Agreement.  The term Agent shall mean any successor Agent.

(v)Notwithstanding any provision to the contrary in this Agreement, the Agent shall not have any duties or responsibilities except those expressly set forth herein (and in the Co-Lending Agreement) and no covenants, functions, responsibilities, duties, obligations or liabilities of Agent shall be implied by or inferred from this Agreement, the Co-Lending Agreement, or any other Loan Document, or otherwise exist against Agent.

(vi)Except to the extent its obligations hereunder and its interest in the Loan have been assigned pursuant to one or more Assignments and Assumption, Lender, as Agent, shall have the same rights and powers under this Agreement as any other Co-Lender and may exercise the same as though it were not Agent, respectively.  The term “Co-Lender” or “Co-Lenders” shall, unless otherwise expressly indicated, include Lender in its individual capacity.  Lender and the other Co-Lenders and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Borrower, or any Affiliate of Borrower and any Person who may do business with or own securities of Borrower or any Affiliate of Borrower, all as if they were not serving in such capacities hereunder and without any duty to account therefor to each other.

(vii)If required by any Co-Lender, Borrower hereby agrees to execute supplemental notes in the principal amount of such Co-Lender’s pro rata share of the Loan substantially in the form of the Note, and such supplemental note shall (i) be payable to order of such Co-Lender, (ii) be dated as of the Closing Date, and (iii) mature on the Maturity Date.  Such supplemental note shall provide that it evidences a portion of the existing indebtedness hereunder and under the Note and not any new or additional indebtedness of Borrower.  The term “Note” as used in this Agreement and in all the other Loan Documents shall include all such supplemental notes.

(viii)Lender, as Agent, shall maintain at its domestic lending office or at such other location as Lender, as Agent, shall designate in writing to each Co-Lender and Borrower a copy of each Assignment and Assumption delivered to and accepted by it and a register for the recordation of the names and addresses of the Co-Lenders, the amount of each Co-Lender’s proportionate share of the Loan and the name and address of each Co-Lender’s agent for service of process (the “Register”).  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Lender, as

Agent, and the Co-Lenders may treat each person or entity whose name is recorded in the Register as a Co-Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection and copying by Borrower or any Co-Lender during normal business hours upon reasonable prior notice to the Agent.  A Co-Lender may change its address and its agent for service of process upon written notice to Lender, as Agent, which notice shall only be effective upon actual receipt by Lender, as Agent, which receipt will be acknowledged by Lender, as Agent, upon request.

(ix)Notwithstanding anything herein to the contrary, any financial institution or other entity may be sold a participation interest in the Loan by Lender or any Co-Lender without Borrower’s consent (such financial institution or entity, a “Participant”).  No Participant shall have any rights under this Agreement, the Note or any of the Loan Documents and the Participant’s rights in respect of such participation shall be solely against Lender or Co-Lender, as the case may be, as set forth in the participation agreement executed by and between Lender or Co-Lender, as the case may be, and such Participant.  Borrower may rely conclusively on the actions of Lender as Agent to bind Lender and any Participant, notwithstanding that the particular action in question may, pursuant to this Agreement or any participation agreement be subject to the consent or direction of some or all of the Participants.  No participation shall relieve Lender or Co-Lender, as the case may be, from its obligations hereunder or under the Note or the Loan Documents and Lender or Co- Lender, as the case may be, shall remain solely responsible for the performance of its obligations hereunder.

(x)Notwithstanding any other provision set forth in this Agreement, Lender or any Co-Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, amounts owing to it in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System).

(b)Cooperation in Syndication.

(i)Borrower agrees to assist Lender in completing a Syndication satisfactory to Lender.  Such assistance shall include (i) direct contact between senior management and advisors of Borrower and Guarantor and the proposed Co-Lenders, (ii) reasonable assistance in the preparation of a confidential information memorandum and other marketing materials to be used in connection with the Syndication, (iii) the hosting, with Lender, of one or more meetings of prospective Co-Lenders or with the Rating Agencies, (iv) the delivery of appraisals satisfactory to Lender if required, and (v) working with Lender to procure a rating for the Loan by the Rating Agencies.

(ii)Lender shall manage all aspects of the Syndication of the Loan, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocations of the commitments among the Co-Lenders and the amount and distribution of fees among the Co-Lenders.  To assist Lender in its Syndication efforts, Borrower agrees promptly to prepare and provide to Lender all information with respect to Borrower, Manager, Guarantor, any SPE Component Entity (if any) and the Property contemplated hereby, including all financial information and projections (the “Projections”), as Lender may reasonably request in connection with the Syndication of the Loan.  Borrower hereby represents and covenants that (i) all information other than the Projections (the “Information”) that has been or will be made available to Lender by Borrower or any of their representatives is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (ii) the Projections that have been or will be made available to Lender by Borrower or any of their representatives have been or will be prepared in good faith based upon reasonable assumptions.  Borrower understands that in arranging and syndicating the Loan, Lender, the Co-Lenders and, if applicable, the Rating Agencies, may use and rely on the Information and Projections without independent verification thereof.

(iii)If required in connection with the Syndication, Borrower hereby agrees to:

(A)amend the Loan Documents to give Lender the right, at Lender’s sole cost and expense, to have the Property reappraised on an annual basis;

(B)deliver updated financial and operating statements and other information reasonably required by Lender to facilitate the Syndication;

(C)deliver reliance letters reasonably satisfactory to Lender with respect to the environmental assessments and reports delivered to Lender prior to the Closing Date, which will run to Lender, any Co-Lender and their respective successors and assigns;

(D)execute modifications to the Loan Documents required by the Co- Lenders, provided that such modification will not (except as set forth in clause (E) below), change any material or economic terms of the Loan Documents, or otherwise materially increase the obligations or materially decrease the rights of Borrower pursuant to the Loan Documents; and

(E)if Lender elects, in its sole discretion, prior to or upon a Syndication, to split the Loan into two or more parts, or the Note into multiple component notes or tranches which may have different interest rates, principal amounts, payment priorities and maturities, Borrower agrees to cooperate with Lender in connection with the foregoing and to execute the required modifications and amendments to the Note, this Agreement and the Loan Documents and to provide opinions necessary to effectuate the same.  Such Notes or components may be assigned different interest rates, so long as the initial weighted average of such interest rates does not exceed the applicable Interest Rate.

(iv)Borrower shall be responsible for payments of its legal fees incurred in connection with compliance with the requests made under this Section.  All other reasonable third party costs and expenses incurred by Borrower in connection with Borrower’s complying with requests made under this Section (other than Borrower’s legal fees and expenses) shall be paid by Lender.  The costs and expenses incurred by Lender in connection with a Syndication shall be paid by Lender.

(c)Limitation of Liability.  No claim may be made by Borrower, or any other Person against Agent, Lender or any Co-Lenders or the Affiliates, directors, officers, employees, attorneys or agent of any of such Persons for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any act, omission or event occurring in connection therewith; and Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(d)No Joint Venture.  Notwithstanding anything to the contrary herein contained, neither Agent, Lender nor any Co-Lender by entering into this Agreement or by taking any action pursuant hereto, will be deemed a partner or joint venturer with Borrower.

(e)Voting Rights of Co-Lenders.  Borrower acknowledges that the Co-Lending Agreement may contain provisions which require that amendments, waivers, extensions, modifications, and other decisions with respect to the Loan Documents shall require the approval of all or a number of the Co-Lenders holding in the aggregate a specified percentage of the Loan or any one or more Co-Lenders that are specifically affected by such amendment, waiver, extension, modification or other decision.

ARTICLE 12

INDEMNIFICATIONS

General Indemnification.

  Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (b) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (d) any failure of the Property (or any portion thereof) to be in compliance with any applicable Legal Requirements; (e) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease, any Management Agreement or any Property Document; (f) the payment of any commission, charge or brokerage fee to anyone (other than a broker or other agent retained by Lender) which may be payable in connection with the funding of the Loan evidenced by the Note and secured by the Security Instrument; and/or (g) the holding or investing of the funds on deposit in the Accounts or the performance of any work or the disbursement of funds in each case in connection with the Accounts.  Any amounts payable to Lender by reason of the application of this Section 12.1 shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid.

Mortgage and Intangible Tax Indemnification.

  Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of the Security Instrument, the Note or any of the other Loan Documents.

ERISA Indemnification.

  Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, reasonable attorneys’ fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender’s sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Sections 3.7 or 4.19 of this Agreement.

Duty to Defend, Legal Fees and Other Fees and Expenses.

  Upon written request by any Indemnified Party, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties.  Notwithstanding the foregoing, any Indemnified Parties may, in their sole discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding.  Upon demand, Borrower shall pay or, in the sole discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

Survival.

  The obligations and liabilities of Borrower under this Article 12 shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instrument.

Environmental Indemnity.

  Simultaneously herewith, Borrower and Guarantor have executed and delivered the Environmental Indemnity to Lender and the Collateral Agent, which Environmental Indemnity is not secured by the Security Instrument.

ARTICLE 13

EXCULPATION

Section 13.1Exculpation.

(a)Subject to the qualifications below, Lender shall not enforce the liability and obligation of any Borrower Obligor to perform and observe the obligations contained in the Note, this Agreement, the Security Instrument or the other Loan Documents by any action or proceeding wherein a money judgment or any deficiency judgment or other judgment establishing personal liability shall be sought against any Borrower Obligor or any principal, director, officer, employee, beneficiary, shareholder, partner, member, trustee, agent, or Affiliate of such Borrower Obligor or any legal representatives, successors or assigns of any of the foregoing (collectively, the “Exculpated Parties”), except that Lender (or the Collateral Agent at the direction of Lender) may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Security Instrument and the other Loan Documents, or in the Property (or any portion thereof), the Rents, or any other collateral given to Lender or the Collateral Agent pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against any Borrower Obligor only to the extent of such Borrower Obligor’s interest in the Property (or any portion thereof), in the Rents and in any other collateral given to Lender or the Collateral Agent, and Lender, by accepting the Note, this Agreement, the Security Instrument and the other Loan Documents, shall not sue for, seek or demand any deficiency judgment against any Borrower Obligor or any of the Exculpated Parties in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Security Instrument or the other Loan Documents.  The provisions of this Section shall not, however, (1) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (2) impair the right of Lender or the Collateral Agent to name Borrower (or any Borrower Obligor) as a party defendant in any action or suit for foreclosure and sale under the Security Instrument; (3) affect the validity or enforceability of any indemnity, guaranty or similar instrument (including, without limitation, indemnities set forth in Article 12 hereof, Section 11.2 hereof, in the Guaranty and the Environmental Indemnity) made in connection with the Loan or any of the rights and remedies of Lender thereunder (including, without limitation, Lender’s right to enforce said rights and remedies against any Borrower Obligor and/or Guarantor (as applicable) personally and without the effect of the exculpatory provisions of this Article 13); (4) impair the rights of Lender or the Collateral Agent to (A) obtain the appointment of a receiver and/or (B) enforce its rights and remedies provided in Articles 8 and 9 hereof; (5) impair the enforcement of the assignment of leases and rents contained in the Security Instrument and in any other Loan Documents; (6) impair the right of Lender to enforce Section 4.12(e) of this Agreement; (7) constitute a prohibition against Lender or the Collateral Agent to seek a deficiency judgment against Borrower (or any Borrower Obligor) in order to fully realize the security granted by the Security Instrument or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against any Individual Property (or any portion thereof); or (8) constitute a waiver of the right of Lender to enforce the liability and obligation of  any Borrower Obligor, by money judgment or otherwise, to the extent of any Loss incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following:

(i)fraud or intentional misrepresentation by any Borrower Party in connection with the Loan;

(ii)the gross negligence or willful misconduct of any Borrower Party;

(iii)if Guarantor (or any Person comprising Guarantor), any Borrower Party or any Affiliate of any of the foregoing, in connection with any enforcement action or exercise or assertion of any right or remedy by or on behalf of Lender under or in connection with the Guaranty, the Note, the Mortgage or any other Loan Document, raises a defense or seeks judicial intervention or injunctive or other equitable relief of any kind, or asserts in a pleading filed in connection with a judicial proceeding any defense against Lender or any right in connection with any security for the Loan, in each case other than a defense raised or judicial intervention or injunctive or other relief sought in good faith;

(iv)waste to any Individual Property caused by the intentional acts or intentional omissions of any Borrower Party and/or the removal or disposal of any portion of any Individual Property after an Event of Default;

(v)the misapplication, misappropriation or conversion by any Borrower Party of (A) any insurance proceeds paid by reason of any loss, damage or destruction to any Individual Property (or any portion thereof), (B) any Awards or other amounts received in connection with the Condemnation of all or a portion of any Individual Property, (C) any Rents, (D) any Security Deposits or Rents collected in advance or (E) any other monetary collateral for the Loan (including, without limitation, any Reserve Funds and/or any portion thereof disbursed to (or at the direction of) any Borrower Obligor);

(vi)failure to pay Taxes, charges for labor or materials or other charges that can create liens on any portion of any Individual Property in accordance with the terms and provisions hereof;

(vii)failure to pay Insurance Premiums, to maintain the Policies in full force and effect and/or to provide Lender evidence of the same, in each case, as expressly provided herein;

(viii)any Security Deposits which are not delivered to Lender within the timeframe required hereunder except to the extent any such Security Deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the applicable Event of Default.  For purposes of clarification, for a Security Deposit to be deemed “delivered to Lender” in connection with the foregoing, the same must be in the form of cash or in a letter of credit solely in Lender’s name;

(ix)any tax on the making and/or recording of the Security Instrument, the Note or any of the other Loan Documents or any transfer or similar taxes (whether due upon the making of the same or upon Lender’s exercise of its remedies under the Loan Documents), but excluding any income, franchise or other similar taxes;

(x)any violation or breach of any applicable law mandating the forfeiture or seizure of any Individual Property (or any portion thereof and/or interest therein);

(xi)the failure to make any REMIC Payment and/or any True Up Payment, to permit on-site inspections of any Individual Property (or any portion thereof) and/or to provide the Required Financial Items, in each case, as and when required herein;

(xii)any violation or breach of the Property Document Provisions and/or any Property Document Event;

(xiii)the failure to purchase or replace (as applicable) any Interest Rate Cap Agreement or Replacement Interest Rate Cap Agreement (as applicable), in each case, as and when required by the terms hereof; and/or

(xiv)any indemnity obligations of Lender to Bank under the Restricted Account Agreement; and/or

(xv)the failure of any Borrower Obligor to comply with any Cash Management Provisions.

(b)Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) Lender or the Collateral Agent shall not be deemed to have waived any right which Lender or the Collateral Agent may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code, the BIA or any other Creditors Rights Laws, as applicable, to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to the Borrower Obligors in the event that:  (i) any representation, warranty or covenant contained in Article 5 or Article 6 hereof is violated or breached; (ii) a Bankruptcy Event occurs; or (iii) Sections 11.1 or 11.6 or 11.8 hereof are violated or breached.

ARTICLE 14

NOTICES

Notices.

  All notices or other written communications hereunder shall be deemed to have been properly given (a) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (b) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (c) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the applicable Governmental Authority and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower:	Strategic Storage Trust II, Inc. 10 Terrace Road Ladera Ranch, California 92694 Attention: H. Michael Schwartz Facsimile No.: (949) 429-6606
With a copy to:	Norton Rose Fulbright Canada LLP 45 O’Connor Street, Suite 1500 Ottawa, Ontario CANADA K1P 1A4 Attention: Norman B. Lieff, Esq. Facsimile No.: (613) 230-5459

If to Lender:	Citibank, N.A. 388 Greenwich Street 6th Floor New York, New York 10013 Attention: Ana Rosu Marmann Facsimile No.: (646) 328-2938
With a copy to:	KeyCorp Real Estate Capital Markets, Inc. 11501 Outlook Street, Suite 300 Overland Park, Kansas 66211 Attention: Samantha Prier Facsimile No.: (877) 379-1625
With a copy to:	Cadwalader, Wickersham & Taft LLP One World Financial Center New York, New York 10281 Attention: Bonnie Neuman, Esq. Facsimile No.: (212) 504-6666
If to Collateral Agent:	Computershare Trust Company of Canada 510 Burrard Street, 3rd Floor Vancouver, British Columbia V6C 3B9 Attention: General Manager, Corporate Trust Facsimile No.: (604) 661-9403

or addressed as such party may from time to time designate by written notice to the other parties.

Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

ARTICLE 15

FURTHER ASSURANCES

Replacement Documents.

  Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note, this Agreement or any of the other Loan Documents which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of the Note, this Agreement or such other Loan Document, each Borrower Obligor will issue, in lieu thereof, a replacement thereof, dated the date of the Note, this Agreement or such other Loan Document, as applicable, in the same principal amount thereof and otherwise of like tenor.

Section 15.2Recording of Security Instrument, etc.

(a)Each Borrower Obligor forthwith upon the execution and .delivery of the Security Instrument and thereafter, from time to time, will cause the Security Instrument and any of the other Loan Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender and the Collateral Agent (if applicable) in, the Property.  Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, the Security Instrument, this Agreement, the other Loan Documents, any note, deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, provincial, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Security Instrument, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by applicable law so to do. The foregoing taxes, fees, expenses, duties, imposts, assessments and charges, as applicable, are herein referred to as the “Security Instrument Taxes”.

(b)Borrower represents that it has paid all Security Instrument Taxes imposed upon the execution and recordation of the Security Instrument.  If at any time Lender determines, based on applicable Legal Requirements, that Lender is not being afforded the maximum amount of security available from any one or more of the Individual Properties as a direct or indirect result of applicable Security Instrument Taxes not having been paid with respect to any Individual Property, Borrower agrees that Borrower will execute, acknowledge and deliver to Lender, immediately upon Lender’s request, supplemental affidavits increasing the amount of the Debt attributable to any such Individual Property to an amount determined by Lender to be equal to the lesser of (i) the greater of the fair market value of the applicable Individual Property (1) as of the date hereof and (2) as of the date such supplemental affidavits are to be delivered to Lender, and (ii) the amount of the Debt attributable to any such Individual Property (as set forth on Schedule II hereof), and Borrower shall, on demand, pay any additional Security Instrument Taxes.

Further Acts, etc.

  Each Borrower Obligor will, at the cost of Borrower, and without expense to Lender or the Collateral Agent, do, execute, acknowledge and deliver all and every further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignments, transfers and assurances as Lender or the Collateral Agent shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender or the Collateral Agent the property and rights hereby mortgaged, deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which any Borrower Obligor may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording the Security Instrument, or for complying with all Legal Requirements.  Each Borrower Obligor, on demand, will execute and deliver, and in the event it shall fail to so execute and deliver, hereby authorizes Lender (or the Collateral Agent at the direction of Lender) to execute in the name of such Borrower Obligor or without the signature of such Borrower Obligor to the extent Lender may lawfully do so, one or more financing statements to evidence more effectively the security interest of Lender in the Property.  Each Borrower Obligor grants to Lender and the Collateral Agent an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender and the Collateral Agent at law and in equity, including without limitation, such rights and remedies available to Lender and the Collateral Agent pursuant to this Section 15.3.

Section 15.4Changes in Tax, Debt, Credit and Documentary Stamp Laws.

(a)Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of the Security Instrument or the Debt.  If such claim, credit or deduction shall be required by applicable law, Lender shall have the option, by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable.

(b)If at any time the United States of America, Canada, any state or province thereof or any subdivision of any such state or province shall require revenue or other stamps to be affixed to the Note, the Security Instrument, or any of the other Loan Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

ARTICLE 16

WAIVERS

Section 16.1Remedies Cumulative; Waivers.

The rights, powers and remedies of Lender and the Collateral Agent under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against any Borrower Obligor pursuant to this Agreement, the Security Instrument, the Note or the other Loan Documents, or existing at law or in equity or otherwise.  Lender’s and the Collateral Agent’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender (or the Collateral Agent at the direction of Lender) may determine in Lender’s sole discretion.  No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient.  A waiver of one Default or Event of Default with respect to any Borrower Obligor shall not be construed to be a waiver of any subsequent Default or Event of Default by any Borrower Obligor or to impair any remedy, right or power consequent thereon.

Section 16.2Modification, Waiver in Writing.

No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, the Security Instrument, the Note and the other Loan Documents, nor consent to any departure by any Borrower Obligor therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given.  Except as otherwise expressly provided herein, no notice to, or demand on any Borrower

Obligor, shall entitle such Borrower Obligor to any other or future notice or demand in the same, similar or other circumstances.

Section 16.3Delay Not a Waiver.

Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege under this Agreement, the Security Instrument, the Note or the other Loan Documents, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege.  In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Security Instrument, the Note or the other Loan Documents, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Security Instrument, the Note and the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 16.4Waiver of Trial by Jury.

EACH PARTY HERETO, BY ACCEPTANCE OF THIS AGREEMENT, HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE APPLICATION FOR THE LOAN, THIS AGREEMENT, THE NOTE, THE SECURITY INSTRUMENT OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF THE PARTIES HERETO.

Section 16.5Waiver of Notice.

No Borrower Obligor shall be entitled to any notices of any nature whatsoever from Lender except (a) with respect to matters for which this Agreement specifically and expressly provides for the giving of notice by Lender to such Borrower Obligor and (b) with respect to matters for which Lender is required by applicable law to give notice, and each Borrower Obligor hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement does not specifically and expressly provide for the giving of notice by Lender to such Borrower Obligor.

Section 16.6Remedies of Borrower Obligors.

In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by applicable law or under this Agreement, the Security Instrument, the Note and the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, each Borrower Obligor agrees that neither Lender nor its agents shall be liable for any monetary damages, and such Borrower Obligor’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment.  The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.  Lender agrees that, in such event, it shall cooperate in expediting any action seeking injunctive relief or declaratory judgment.

Section 16.7Marshalling and Other Matters.

Each Borrower Obligor hereby waives, to the extent permitted by applicable Legal Requirements, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale under the Security Instrument of any Individual Property or any part thereof or any interest therein.  Further, each Borrower Obligor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of the Security Instrument on behalf of such Borrower Obligor, and on behalf of each and every person acquiring any interest in or title to any Individual Property subsequent to the date of the Security Instrument and on behalf of all persons to the extent permitted by applicable Legal Requirements.

Section 16.8Waiver of Statute of Limitations.

To the extent permitted by applicable Legal Requirements, each Borrower Obligor hereby expressly waives and releases to the fullest extent permitted by applicable Legal Requirements, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its obligations hereunder, under the Note, Security Instrument or other Loan Documents.

Waiver of Counterclaim.

  Each Borrower Obligor hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

Sole Discretion of Lender.

  Wherever pursuant to this Agreement (a) Lender exercises any right given to it to approve or disapprove, (b) any arrangement or term is to be satisfactory to Lender, or (c) any other decision or determination is to be made by Lender, the decision to approve or disapprove all decisions that arrangements or terms are satisfactory or not satisfactory, and all other decisions and determinations made by Lender, shall be in the sole discretion of Lender, except as may be otherwise expressly and specifically provided herein.

ARTICLE 17

MISCELLANEOUS

Survival.

  This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth in this Agreement, the Security Instrument, the Note or the other Loan Documents.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party.  All covenants, promises and agreements in this Agreement, by or on behalf of each Borrower Obligor, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Governing Law.

  THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS (OTHER THAN THE SECURITY INSTRUMENT, THE GENERAL SECURITY AGREEMENT, THE ASSIGNMENT OF MANAGEMENT AGREEMENT, THE COLLATERAL AGENCY FEE LETTER, THE RESTRICTED ACCOUNT AGREEMENT, THE NOMINEE GUARANTY, THE SOLAR ULC GUARANTY, THE SST2 GUARANTY AND THE PLEDGE AGREEMENT) AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS IN REAL PROPERTY (INCLUDING ALL IMPROVEMENTS AND FIXTURES THEREON) CREATED PURSUANT TO THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE PROVINCE OF ONTARIO, CANADA, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS (OTHER THAN THE SECURITY INSTRUMENT, THE GENERAL SECURITY AGREEMENT, THE ASSIGNMENT OF MANAGEMENT AGREEMENT, THE COLLATERAL AGENCY FEE LETTER, THE RESTRICTED ACCOUNT AGREEMENT, THE NOMINEE GUARANTY, THE SOLAR ULC GUARANTY, THE SST2 GUARANTY AND THE PLEDGE AGREEMENT) AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER.  TO THE FULLEST EXTENT PERMITTED BY LAW, EACH BORROWER OBLIGOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS (OTHER THAN THE SECURITY INSTRUMENT, THE GENERAL SECURITY AGREEMENT, THE ASSIGNMENT OF MANAGEMENT AGREEMENT, THE COLLATERAL AGENCY FEE LETTER, THE RESTRICTED ACCOUNT AGREEMENT, THE NOMINEE GUARANTY, THE SOLAR ULC GUARANTY, THE SST2 GUARANTY AND THE PLEDGE AGREEMENT), AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS (OTHER THAN THE SECURITY INSTRUMENT, THE GENERAL SECURITY AGREEMENT, THE ASSIGNMENT OF MANAGEMENT AGREEMENT, THE COLLATERAL AGENCY FEE LETTER, THE RESTRICTED ACCOUNT AGREEMENT, THE NOMINEE GUARANTY, THE SOLAR ULC GUARANTY, THE SST2 GUARANTY AND THE PLEDGE AGREEMENT) SHALL BE GOVERNED BY

AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5‑1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR ANY BORROWER OBLIGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS WILL, AT LENDER’S OPTION, BE INSTITUTED IN (OR, IF PREVIOUSLY INSTITUTED, MOVED TO) ANY FEDERAL OR STATE COURT DESIGNATED BY LENDER IN THE CITY OF NEW YORK, COUNTY OF NEW YORK.  EACH BORROWER OBLIGOR HEREBY (I) WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING AND (II) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.  EACH BORROWER OBLIGOR AND LENDER HEREBY ACKNOWLEDGE AND AGREE THAT THE FOREGOING AGREEMENT, WAIVER AND SUBMISSION ARE MADE PURSUANT TO SECTION 5‑1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

EACH BORROWER OBLIGOR DOES HEREBY DESIGNATE AND APPOINT:

Norton Rose Fulbright US LLP
1301 Avenue of the Americas
New York, New York  10019-6022
Attention: Patrick Dolan

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND NOTICE OF SAID SERVICE MAILED OR DELIVERED TO SUCH BORROWER OBLIGOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH BORROWER OBLIGOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK.  EACH BORROWER OBLIGOR (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Notwithstanding the foregoing, the exercise, performance or discharge by the Collateral Agent of any of its rights, powers, duties or responsibilities under this Agreement shall be construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. No provision of this Agreement shall operate to confer any obligation, duty or power on the Collateral Agent in any jurisdiction in which it does not have the legal capacity required to assume, hold or carry out such obligation, duty or power. For the purpose of this section, legal capacity includes, without limitation, the capacity to act as a fiduciary in such jurisdiction.

Headings.

  Notwithstanding anything to the contrary contained herein, (i) the Article and/or Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose and (ii) covenants contained in Articles and/or Sections hereof labeled or otherwise primarily containing representations (and vice versa) shall, in each case, be deemed fully effective hereunder and shall not be otherwise affected by virtue of the foregoing.

Severability.

  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Legal Requirements, but if any provision of this Agreement shall be prohibited by or invalid under applicable Legal Requirements, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Preferences.

  Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder.  To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Creditors Rights Laws, state, provincial or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Expenses.

  Each Borrower Obligor covenants and agrees to pay its own costs and expenses and pay, or, if such Borrower Obligor fails to pay, to reimburse, Lender, upon receipt of written notice from Lender, for Lender’s and the Collateral Agent’s reasonable costs and expenses (including reasonable, actual attorneys’ fees and disbursements) in each case, incurred by Lender and the Collateral Agent in accordance with this Agreement in connection with (i) the preparation, negotiation, execution and delivery of this Agreement, the Security Instrument, the Note and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for such Borrower Obligor (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement, the Security Instrument, the Note and the other Loan Documents with respect to the Property); (ii) such Borrower Obligor’s ongoing performance of and compliance with such Borrower Obligor’s respective agreements and covenants contained in this Agreement, the Security Instrument, the Note and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) each of Lender’s and the Collateral Agent’s ongoing performance and compliance with all agreements and conditions contained in this Agreement, the Security Instrument, the Note and the other Loan Documents on its part to be performed or complied with after the Closing Date (including, without limitation, those contained in Articles 8 and 9 hereof); (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement, the Security Instrument, the Note and the other Loan Documents and any other documents or matters requested by Lender or the Collateral Agent; (v) securing such Borrower Obligor’s compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the lien in favor of Lender pursuant to this Agreement, the Security Instrument, the Note and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting such Borrower Obligor, this Agreement, the Security Instrument, the Note, the other Loan Documents, the Property, or any other security given for the Loan; (viii) servicing the Loan (including, without limitation, enforcing any obligations of or collecting any payments due from such Borrower Obligor under this Agreement, the Security Instrument, the Note and the other Loan Documents or with respect to the Property) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings; and (ix) the preparation, negotiation, execution, delivery, review, filing, recording or administration of any documentation associated with the exercise of any of such Borrower Obligor’s rights hereunder and/or under the other Loan Documents regardless of whether or not any such right is consummated (including, without limitation, such Borrower Obligor’s rights hereunder to defease the Loan and to permit or undertake transfers (including under Sections 6.3 and 6.4 hereof), in each case, in accordance with the applicable terms and conditions hereof); provided, however, that, with respect to each of subsections (i) through (ix) above, (A) none of the foregoing subsections shall be deemed to be mutually exclusive or limit any other subsection, (B) the same shall be deemed to (I) include, without limitation and in each case, any related special servicing fees, liquidation fees, modification fees, work-out fees and other similar costs or expenses payable to any Servicer, trustee and/or special servicer of the Loan (or any portion thereof and/or interest therein) and (II) exclude any requirement that such Borrower Obligor directly pay the base monthly servicing fees due to any master servicer on account of the day to day, routine servicing of the Loan (provided, further, that the foregoing subsection (II) shall not be deemed to otherwise limit any fees, costs, expenses or other sums required to be paid to Lender or the Collateral Agent under this Section, the other terms and conditions hereof and/or of the other Loan Documents) and (C) such Borrower Obligor shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender.

Cost of Enforcement.

  In the event (a) that the Security Instrument is foreclosed in whole or in part, (b) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of any Borrower Obligor or any of its constituent Persons or an assignment by any Borrower Obligor or any of its constituent Persons for the benefit of its creditors, or (c) Lender exercises any of its other remedies under this Agreement, the Security Instrument, the Note and the other Loan Documents, such Borrower Obligor shall be chargeable with and agrees to pay all costs of collection and defense, including attorneys’ fees and costs, incurred by Lender or such Borrower Obligor in connection therewith and in connection with any appellate proceeding or post judgment action involved therein, together with all required service or use taxes.

Schedules Incorporated.

  The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Offsets, Counterclaims and Defenses.

  Any assignee of Lender’s interest in and to this Agreement, the Security Instrument, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which any Borrower Obligor may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by such Borrower Obligor in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by such Borrower Obligor.

Section 17.10No Joint Venture or Partnership; No Third Party Beneficiaries.

(a)Each Borrower Obligor and Lender intend that the relationships created under this Agreement, the Security Instrument, the Note and the other Loan Documents be solely that of borrower and lender.  Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between any Borrower Obligor and Lender nor to grant Lender or the Collateral Agent any interest in the Property other than that of mortgagee, beneficiary or lender.

(b)This Agreement, the Security Instrument, the Note and the other Loan Documents are solely for the benefit of Lender and each Borrower Obligor and nothing contained in this Agreement, the Security Instrument, the Note or the other Loan Documents shall be deemed to confer upon anyone other than Lender, the Collateral Agent and Borrower Obligors any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein.  All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

(c)The general partners, members, principals and (if any Borrower Obligor is a trust) beneficial owners of each Borrower Obligor are experienced in the ownership and operation of properties similar to the Property, and each Borrower Obligor and Lender are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property.  No Borrower Obligor is relying on Lender’s expertise, business acumen or advice in connection with the Property.

(d)Notwithstanding anything to the contrary contained herein, Lender is not undertaking the performance of (i) any obligations related to the Property (including, without limitation, under the Leases); or (ii) any obligations with respect to any agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents to which any Borrower Party and/or the Property is subject.

(e)By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Agreement, the Security Instrument, the Note or the other Loan Documents, including, without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.

(f)Each Borrower Obligor recognizes and acknowledges that in accepting this Agreement, the Note, the Security Instrument and the other Loan Documents, Lender is expressly and primarily relying on the truth and accuracy of the representations and warranties set forth in Article 3 of this Agreement without any obligation to investigate the Property and notwithstanding any investigation of the Property by Lender; that such reliance existed on the part of Lender prior to the date hereof, that the warranties and representations are a material inducement to Lender in making the Loan; and that Lender would not be willing to make the Loan and accept this Agreement, the Note, the Security Instrument and the other Loan Documents in the absence of the warranties and representations as set forth in Article 3 of this Agreement.

Publicity.

  All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to this Agreement, the Note, the Security Instrument or the other Loan Documents or the financing evidenced by this Agreement, the Note, the Security Instrument or the other Loan Documents, to Lender or any of its Affiliates shall be subject to the prior written approval of Lender, not to be unreasonably withheld; provided, however, that Guarantor shall have the right to disclose the transactions contemplated by this Agreement as required by law or governmental regulation.  Without limitation of any other term or provision hereof, nothing contained herein or in the other Loan Documents shall be deemed to restrict Lender and/or Servicer from (and Lender and/or Servicer shall be authorized to) disseminate to any Person any and all information it obtains in connection with the Loan as Lender and/or Servicer deems necessary or appropriate.

Anti-Money Laundering Legislation.

  The Borrower acknowledges that, pursuant to AML Legislation, the Lender or the Collateral Agent may be required to obtain, verify and record information regarding the Borrower, its directors, authorized signing officers, direct or indirect shareholders or other Persons in control of the Borrower, and the transactions contemplated hereby.  The Borrower shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by the Lender or Collateral Agent, or any prospective assignee or participant of the Lender, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.

Limitation of Liability.

  No claim may be made by any Borrower Obligor, or any other Person against Lender or the Collateral Agent or their respective Affiliates, directors, officers, employees, attorneys or agents of any of such Persons for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any act, omission or event occurring in connection therewith; and each Borrower Obligor hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Conflict; Construction of Documents; Reliance.

  In the event of any conflict between the provisions of this Agreement and the Security Instrument, the Note or any of the other Loan Documents, the provisions of this Agreement shall control.  The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of this Agreement, the Note, the Security Instrument and the other Loan Documents and this Agreement, the Note, the Security Instrument and the other Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.  Each Borrower Obligor acknowledges that, with respect to the Loan, such Borrower Obligor shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender.  Lender or the Collateral Agent shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under this Agreement, the Note, the Security Instrument and the other Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender or the Collateral Agent of any equity interest any of them may acquire in any Borrower Obligor, and each Borrower Obligor hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s or the Collateral Agent’s exercise of any such rights or remedies.  Each Borrower Obligor acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse-to or competitive with the business of such Borrower Obligor or its Affiliates.

Entire Agreement.

  This Agreement, the Note, the Security Instrument and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written between Borrower and Lender are superseded by the terms of this Agreement, the Note, the Security Instrument and the other Loan Documents.

Liability.

  If any Borrower Obligor consists of more than one Person, the obligations and liabilities of each such Person hereunder shall be joint and several.  This Agreement shall be binding upon and inure to the benefit of each Borrower Obligor, the Collateral Agent and Lender and their respective successors and assigns forever.

Duplicate Originals; Counterparts.

  This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original.  The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

Brokers.

  Borrower agrees (i) to pay any and all fees imposed or charged by all brokers, mortgage bankers and advisors (each a “Broker”) hired or contracted by any Borrower Party or their Affiliates in connection with the transactions contemplated by this Agreement and (ii) to indemnify and hold Lender harmless from and against any and all claims, demands and liabilities for brokerage commissions, assignment fees, finder’s fees or other compensation whatsoever arising from this Agreement or the making of the Loan which may be asserted against Lender by any Person.  The foregoing indemnity shall survive the termination of this Agreement and the payment of the Debt.  Borrower hereby represents and warrants that no Broker was engaged by any Borrower Party in connection with the transactions contemplated by this Agreement.  Lender hereby agrees to pay any and all fees imposed or charged by any Broker hired solely by Lender.  Borrower acknowledges and agrees that (a) any Broker is not an agent of Lender and has no power or authority to bind Lender, (b) Lender is not responsible for any recommendations or advice given to any Borrower Party by any Broker, (c) Lender and the Borrower Parties have dealt at arms-length with each other in connection with the Loan, (d) no fiduciary or other special relationship exists or shall be deemed or construed to exist among Lender and the Borrower Parties and (e) none of the Borrower Parties shall be entitled to rely on any assurances or waivers given, or statements made or actions taken, by any Broker which purport to bind Lender or modify or otherwise affect this Agreement or the Loan, unless Lender has, in its sole discretion, agreed in writing with any such Borrower Party to such assurances, waivers, statements, actions or modifications.  Borrower acknowledges and agrees that Lender may, in its sole discretion, pay fees or compensation to any Broker in connection with or arising out of the closing and funding of the Loan.  Such fees and compensation, if any, (i) shall be in addition to any fees which may be paid by any Borrower Party to such Broker and (ii) create a potential conflict of interest for Broker in its relationship with the Borrower Parties.  Such fees and compensation, if applicable, may include a direct, one-time payment, servicing fees and/or incentive payments based on volume and size of financings involving Lender and such Broker.

Set-Off.

  In addition to any rights and remedies of Lender provided by this Agreement and by law, Lender shall have the right in its sole discretion, without prior notice to any Borrower Obligor, any such notice being expressly waived by each Borrower Obligor to the extent permitted by applicable law, upon any amount becoming due and payable by such Borrower Obligor hereunder (whether at the stated maturity, by acceleration or otherwise), to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of such Borrower Obligor; provided however, Lender may only exercise such right during the continuance of an Event of Default.  Lender agrees promptly to notify each Borrower Obligor after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Section 17.20Cross-Default; Cross-Collateralization

(a)Borrower acknowledges that Lender has made the Loan to Borrower upon the security of its collective interest in the Property and in reliance upon the aggregate of the Individual Properties taken together being of greater value as collateral security than the sum of each Individual Property taken separately.  Borrower agrees that each of the Loan Documents (including, without limitation, the Security Instruments) are and will be cross collateralized and cross defaulted with each other so that (i) an Event of Default under any of Loan Documents shall constitute an Event of Default under each of the other Loan Documents; (ii) an Event of Default hereunder shall constitute an Event of Default under each Security Instrument; (iii)  each Security Instrument shall constitute security for the Note as if a single blanket Lien were placed on all of the Individual Properties as security for the Note; and (iv) such cross collateralization shall in no event be deemed to constitute a fraudulent conveyance and Borrower waives any claims related thereto.

(b)To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners and others with interests in Borrower, and of the Property, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Security Instruments, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of  Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever.  In addition, Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Security Instruments, any equitable right otherwise available to Borrower which would require the separate sale of the Individual Properties or require Lender to exhaust its remedies against any Individual Property or any combination of the Individual Properties before proceeding against any other Individual Property or combination of the Individual Properties; and further in the event of such foreclosure Borrower does hereby expressly consent to and authorize, at the option of Lender, the foreclosure and sale either separately or together of any combination of the Individual Properties.

Section 17.21Contributions and Waivers.

(a)As a result of the transactions contemplated by this Agreement and the other Loan Documents, each Individual Borrower will benefit, directly and indirectly, from each Borrower’s obligation to pay the Debt and perform its obligations hereunder and under the other Loan Documents (collectively, the “Obligations”) and in consideration therefore each Borrower Obligor desires to enter into an allocation and contribution agreement among themselves as set forth in this Section to allocate such benefits among themselves and to provide a fair and equitable agreement to make contributions among each of the Borrower Obligors in the event any payment is made by any Borrower Obligor hereunder to Lender (such payment being referred to herein as a “Contribution,” and for purposes of this Section, includes any exercise of recourse by Lender against any Individual Property of a Borrower Obligor and application of proceeds of such Individual Property in satisfaction of such Borrower Obligor’s obligations, to Lender under the Loan Documents).

(b)Each Borrower Obligor shall be liable hereunder with respect to the Obligations only for such total maximum amount (if any) that would not render its Obligations hereunder or under any of the Loan Documents subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of applicable Legal Requirements.

(c)In order to provide for a fair and equitable contribution among the Borrower Obligors in the event that any Contribution is made by a Borrower Obligor (a “Funding Borrower Obligor”), such Funding Borrower Obligor shall be entitled to a reimbursement Contribution (“Reimbursement Contribution”) from the other applicable Borrower Obligor(s) for all payments, damages and expenses incurred by that Funding Borrower Obligor in discharging any of the Obligations, in the manner and to the extent set forth in this Section.

(d)For purposes hereof, the “Benefit Amount” of any Borrower Obligor as of any date of determination shall be the net value of the benefits to such Borrower Obligor and its Affiliates from extensions of credit made by Lender to (i) such Borrower Obligor and (ii) to the other Borrower Obligors hereunder and the Loan Documents to the extent such other Borrower Obligors have guaranteed or mortgaged their property to secure the Obligations of such Borrower Obligor to Lender.

(e)Each Borrower Obligor shall be liable to a Funding Borrower Obligor in an amount equal to the greater of (i) the (A) ratio of the Benefit Amount of such Borrower Obligor to the total amount of Obligations, multiplied by (B) the amount of Obligations paid by such Funding Borrower Obligor, or (ii) ninety-five percent (95%) of the excess of the fair saleable value of the property of such Borrower Obligor over the total liabilities of such Borrower Obligor (including the maximum amount reasonably expected to become due in respect of contingent liabilities) determined as of the date on which the payment made by a Funding Borrower Obligor is deemed made for purposes hereof (giving effect to all payments made by other Funding Borrower Obligors as of such date in a manner to maximize the amount of such Contributions).

(f)In the event that at any time there exists more than one Funding Borrower Obligor with respect to any Contribution (in any such case, the “Applicable Contribution”), then Reimbursement Contributions from other Borrower Obligors pursuant hereto shall be allocated among such Funding Borrower Obligors in proportion to the total amount of the Contribution made for or on account of the other Borrower Obligors by each such Funding Borrower Obligor pursuant to the Applicable Contribution.  In the event that at any time any Borrower Obligor pays an amount hereunder in excess of the amount calculated pursuant to this Section above, that Borrower Obligor shall be deemed to be a Funding Borrower Obligor to the extent of such excess and shall be entitled to a Reimbursement Contribution from the other Borrower Obligors in accordance with the provisions of this Section.

(g)Each Borrower Obligor acknowledges that the right to Reimbursement Contribution hereunder shall constitute an asset in favor of such Borrower Obligor to which such Reimbursement Contribution is owing.

(h)No Reimbursement Contribution payments payable by a Borrower Obligor pursuant to the terms of this Section shall be paid until all amounts then due and payable by all of Borrower Obligors to Lender, pursuant to the terms of the Loan Documents, are paid in full in cash.  Nothing contained in this Section shall limit or affect in any way the Obligations of any Borrower Obligor to Lender under the Loan Documents.

(i)To the extent permitted by applicable Legal Requirements, each Borrower Obligor waives:

(i)any right to require Lender or the Collateral Agent to proceed against any other Borrower Obligor or any other Person or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy in Lender’s or the Collateral Agent’s power before proceeding against such Borrower Obligor;

(ii)any defense based upon any legal disability or other defense of any other Borrower Obligor, any guarantor of any other Person or by reason of the cessation or limitation of the liability of any other Borrower Obligor or any guarantor from any cause other than full payment of all sums payable under the Loan Documents;

(iii)any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of any other Borrower Obligor or any principal of any other Borrower Obligor or any defect in the formation of any other Borrower Obligor or any principal of any other Borrower Obligor;

(iv)any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal;

(v)any defense based upon any failure by Lender to obtain collateral for the indebtedness or failure by Lender to perfect a lien on any collateral;

(vi)presentment, demand, protest and notice of any kind;

(vii)any defense based upon any failure of Lender to give notice of sale or other disposition of any collateral to any other Borrower Obligor or to any other Person or any defect in any notice that may be given in connection with any sale or disposition of any collateral;

(viii)any defense based upon any failure of Lender or the Collateral Agent to comply with applicable laws in connection with the sale or other disposition of any collateral, including any failure of Lender or the Collateral Agent to conduct a commercially reasonable sale or other disposition of any collateral;

(ix)any defense based upon any use of cash collateral under Section 363 of the Bankruptcy Code;

(x)any defense based upon any agreement or stipulation entered into by Lender with respect to the provision of adequate protection in any bankruptcy proceeding;

(xi)any defense based upon any borrowing or any grant of a security interest under Section 364 of the Bankruptcy Code;

(xii)any defense based upon the avoidance of any security interest in favor of Lender for any reason;

(xiii)any defense based upon any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding, including any discharge of, or bar or stay against collecting, all or any of the obligations evidenced by the Note or owing under any of the Loan Documents;

(xiv)any defense or benefit based upon such Borrower Obligor’s, or any other party’s, resignation of the portion of any obligation secured by the Security Instrument to be satisfied by any payment from any other Borrower Obligor or any such party;

(xv)all rights and defenses arising out of an election of remedies by Lender even though the election of remedies, such as non-judicial foreclosure with respect to security for the Loan or any other amounts owing under the Loan Documents, has destroyed such Borrower Obligor’s rights of subrogation and reimbursement against any other Borrower Obligor; and

(xvi)all rights and defenses that such Borrower Obligor may have because any of the Debt is secured by real property.  This means, among other things (subject to the other terms and conditions of the Loan Documents): (1) Lender may collect from such Borrower Obligor without first foreclosing on any real or personal property collateral pledged by any other Borrower Obligor, and (2) if Lender or the Collateral Agent forecloses on any real property collateral pledged by any other Borrower Obligor, (I) the amount of the Debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price and (II) Lender may collect from such Borrower Obligor even if any other Borrower Obligor, by foreclosing on the real property collateral, has destroyed any right such Borrower Obligor may have to collect from any other Borrower Obligor.  This is an unconditional and irrevocable waiver of any rights and defenses such Borrower Obligor may have because any of the Debt is secured by real property; and except as may be expressly and specifically permitted herein, any claim or other right which such Borrower Obligor might now have or hereafter acquire against any other Borrower Obligor or any other Person that arises from the existence or performance of any obligations under the Loan Documents, including any of the following: (i) any right of subrogation, reimbursement, exoneration, contribution, or indemnification; or (ii) any right to participate in any claim or remedy of Lender against any other Borrower Obligor or any collateral security therefor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law.

(j)Each Borrower Obligor hereby restates and makes the waivers made by Guarantor in the Guaranty for the benefit of Lender.  Such waivers are hereby incorporated by reference as if fully set forth herein (and as if applicable to each Borrower Obligor) and shall be effective for all purposes under the Loan (including, without limitation, in the event that any Borrower Obligor is deemed to be a surety or guarantor of the Debt (by virtue of each Borrower Obligor being co-obligors and jointly and severally liable hereunder, by virtue of each Borrower Obligor encumbering its interest in the Property for the benefit or debts of the other Borrower Obligors in connection herewith or otherwise)).

ARTICLE 18

AGENCY

Section 18.1Appointment and Authority.

(a)Lender hereby appoints Computershare Trust Company of Canada as the Collateral Agent, to act as Collateral Agent for the benefit of Lender with respect to the Liens upon and the security interests granted in the Collateral pursuant to any mortgage in respect of one or more Individual Properties (such Collateral, “Real Estate Collateral”).

(b)The provisions of this Article 18 are solely for the benefit of Lender, and no Borrower shall have any rights as a third party beneficiary of any of such provisions (other than Section 18.2(b)).

Section 18.2Duties of Agent; Exculpatory Provisions.

(a)The Collateral Agent is a “representative” of Lender within the meaning of the term “secured party” as defined in the PPSA.  Lender authorizes the Collateral Agent to enter into each of the Security Instruments to which it is a party and to take all action contemplated by such documents.  Lender acknowledges and agrees that it and the Collateral Agent at the direction of Lender shall have the right individually to seek to realize upon the security granted by any Security Instrument, it being understood and agreed that such rights and remedies may be exercised solely by Lender (or the Collateral Agent at the direction of Administrative Agent) for the benefit of Lender upon the terms hereunder and the terms of the Security Instruments.  In the event that any Collateral is hereafter pledged by any Person as collateral security for the Debt, the Collateral Agent at the direction of Lender is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of Lender any Loan Documents necessary or appropriate to grant and perfect a Lien on such Real Estate Collateral in favor of the Collateral Agent (or for all other Collateral in favor of Lender) on behalf of Lender.  Should the Collateral Agent obtain possession of any such Collateral, the Collateral Agent shall notify Lender thereof, and, promptly upon Lender’s request therefor shall deliver such Collateral to Lender, or otherwise deal with such Collateral in accordance with Lender’s instructions.

(b)Lender hereby authorizes the Collateral Agent, at Lender’s option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral (i) as permitted by, but only in accordance with, the terms of the applicable Loan Document or (ii) upon the termination of all the Loans, payment and satisfaction in full in cash of all Debt (other than contingent indemnification obligations not then due or that have not yet arisen at such time) in a manner satisfactory to Lender.  In connection therewith, Lender (and the Collateral Agent at the direction of Lender) shall execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of Lender herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) Lender and the Collateral Agent shall not be required to execute any such document on terms which, in such Lender’s opinion, would expose Lender or the Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Debt or any Liens upon all interests retained by any Loan Party, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral.

Reliance by Collateral Agent.

  The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  The Collateral Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 18.4Resignation of Collateral Agent.

(a)The Collateral Agent (i) may resign at any time upon notice to Lender, and (ii) may be removed at any time upon the written request of Lender sent to the Collateral Agent.

(b)If the Collateral Agent shall resign or be removed, Lender shall have the right to select a replacement Collateral Agent by notice to the Collateral Agent.

(c)Upon any replacement of the Collateral Agent, the Collateral Agent shall assign all of the Liens upon and security interests in all Collateral under the Security Instruments, and all right, title and interest of the Collateral Agent under all the Security Instruments, to the replacement Collateral Agent, without recourse to the Collateral Agent or Lender and at the expense of Borrower.

(d)No resignation or removal of the Collateral Agent shall become effective until a replacement Collateral Agent shall have been selected as provided in this Agreement and shall have assumed in writing the obligations of the Collateral Agent under this Agreement and under the Security Instruments.  In the event that a replacement Collateral Agent shall not have been selected as provided in this Agreement or shall not have assumed such obligations within 90 days after the resignation or removal of the Collateral Agent, then the Collateral Agent may at the expense of Borrower apply to a court of competent jurisdiction for the appointment of a replacement Collateral Agent.

Indemnification.

  To the extent not reimbursed by Borrower in accordance with Section 13.1 hereof, Lender agrees to indemnify the Collateral Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Collateral Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by the Collateral Agent under this Agreement or any other Loan Document; provided that Lender shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Collateral Agent’s gross negligence or willful misconduct.  Without limitation of the foregoing, Lender agrees to reimburse the Collateral Agent promptly upon demand for any out-of-pocket expenses (including reasonable outside counsel fees) incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiation, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document, to the extent that the Collateral Agent is not reimbursed for such expenses by Borrower.  This indemnity shall survive the resignation or removal of the Collateral Agent.

Section 18.6Consultation with Counsel, etc.

(a)The Collateral Agent may consult with, and obtain advice from, legal counsel, accountants and other experts of its choice, in connection with the performance of its respective duties hereunder and under the other Loan Documents and shall incur no liability and shall be fully protected in acting or not acting in good faith in reliance on the written opinion and written advice of such counsel, accountants and other experts.  The Collateral Agent shall not be responsible for the negligence or misconduct of any counsel, accountants and other experts selected by it without fraud, gross negligence or willful misconduct on its part.

(b)At any time or times, in order to comply with any legal requirement in any province, state or other jurisdiction, or to facilitate the taking by the Collateral Agent of any action provided for herein or in any other Loan Document where the Collateral Agent is not in a position to do so, the Collateral Agent may appoint one or more trust companies, chartered banks or other Persons to act either as co-trustee or sub-agent or attorney-in-fact, jointly with the Collateral Agent or as a separate trustee, agent or attorney-in-fact on behalf of Lender, with such powers and authorities as the Collateral Agent deems necessary for the effective operation of the provisions of this Agreement or any other Loan Document.  In the discretion of the Collateral Agent, any instrument or agreement appointing any such co-trustee, sub-agent or attorney-in-fact may include provisions for the protection of such co-trustee, sub-agent or attorney-in-fact similar to but no broader than the provisions of this Article 18.  Upon the appointment of any such co-trustee, sub-agent or attorney-in-fact by the Collateral Agent, all references in this Agreement and in all other Loan Documents to the Collateral Agent shall thereafter be construed as references also to such co-trustee, sub-agent or attorney-in-fact to the extent necessary in order to give effect to its powers, authorities and obligations.

(c)The Collateral Agent shall have no responsibility for reviewing any insurance policies or certificates delivered in connection herewith or for confirming the adequacy of any Policies.

(d)The Collateral Agent shall have no responsibility for monitoring any information or statements provided monthly, or otherwise, in respect of the Accounts.

Capacity.

  Whenever any reference is made in this Agreement or in any other Loan Document to an act to be performed by the Collateral Agent such reference shall be construed and applied for all purposes as if it referred to an act to be performed by the Collateral Agent for and on behalf of Lender.  Any and all of the representations, undertakings, covenants, indemnities, agreements and other obligations (in this section, collectively “obligations”) made on the part of the Collateral Agent herein or in any Loan Document are made and intended not as personal obligations of or by the Collateral Agent or for the purpose or with the intention of binding the Collateral Agent in its personal capacity, but are made and intended for the purpose of binding only the Collateral Agent in its capacity as agent for Lender.  No property or assets of the Collateral Agent, whether owned beneficially by it in its personal capacity or otherwise, will be subject to levy, execution or other enforcement procedures with regard to any of the Collateral Agent’s obligations hereunder or under any Loan Document.  No recourse may be had or taken, directly or indirectly, against the Collateral Agent in its personal capacity, or any incorporator, shareholder, officer, director, employee or agent of the Collateral Agent or of any predecessor or successor of the Collateral Agent with regard to its obligations under this Agreement.

Force Majeure.

  The Collateral Agent shall not be liable, or held in breach of this Agreement, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes (including mechanical, electronic or communication interruptions, disruptions or failures).  Performance times for the Collateral Agent under this Agreement shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section.

Tax.

  The Collateral Agent shall not have any responsibility whatsoever to Borrower or any other party as regards any deficiency which might arise because the Collateral Agent is subject to any Tax in respect of the Collateral or any part thereof or any income therefrom or any proceeds thereof or required to withhold any Taxes from any sums distributed by it or by reason of any Person being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular jurisdiction.

Expenditure of Own Funds.

  No provision of any Loan Document shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, and no provision of this Agreement or any Loan Document shall require the Collateral Agent to take any action or refrain from taking any action in the performance of its duties, or in the exercise of any of its rights or powers, until it shall have received such indemnity, or indemnities or security (including payment in advance) as, in its absolute discretion, it may require against all costs, claims, expenses and liabilities which it may expend or incur in so doing.

Privacy.

  The parties acknowledge that federal and/or provincial legislation that addresses the protection of individuals’ personal information (collectively, “Privacy Laws”) may apply to obligations and activities under this Agreement.  The parties, other than the Collateral Agent, shall, prior to transferring or causing to be transferred personal information to the Collateral Agent, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws.  The Collateral Agent shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws.  Specifically, the Collateral Agent agrees: (1) to have a designated chief privacy officer; (2) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (3) to use personal information solely for the purposes of providing its services under or ancillary to this Agreement and not to use it for any other purpose except with the consent of or direction from the applicable party or the individual involved; (4) not to sell or otherwise improperly disclose personal information to any third party; and (5) to employ administrative, physical and technological safeguards reasonably to secure and protect personal information against loss, theft, or unauthorized access, use or modification.

Anti-Money Laundering and the Collateral Agent.

  Each party to this Agreement hereby represents to the Collateral Agent that if an account is to be opened by, or interest to be held by the Collateral Agent in connection with this Agreement, for or to the credit of such party, such account either:

(a)is not intended to be used by or on behalf of any third party; or

(b)is intended to be used by or on behalf of a third party, in which case such party hereto agrees to complete and execute forthwith a declaration in the Collateral Agent’s prescribed form as to the particulars of such third party.

The Collateral Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Collateral Agent, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering law.  Further, should the Collateral Agent, in its sole judgment, determine at any time that its acting under this Agreement has resulted in its being in non-compliance with any applicable anti-money laundering law, then it shall have the right to resign on 30 days’ written notice to Lender and the Borrower; provided that (x) the Collateral Agent’s written notice shall describe the circumstances of such non-compliance and (y) if such circumstances are rectified to the Collateral Agent’s satisfaction within such 30 day period, then such resignation shall not be effective.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

SST II 530 Martin St, LLC

By:/s/ Michael S. McClure

Name: Michael S. McClure

Title: President

SST II 1207 Appleby Line, LLC

By:/s/ Michael S. McClure

Name: Michael S. McClure

Title: President

SST II 2055 Cornwall Rd, LLC

By:/s/ Michael S. McClure

Name: Michael S. McClure

Title: President

SST II 480 South Service Rd, LLC

By:/s/ Michael S. McClure

Name: Michael S. McClure

Title: President

SST II 4491 Mainway, LLC

By:/s/ Michael S. McClure

Name: Michael S. McClure

Title: President

SSTI Dufferin Toronto, LLC

By:/s/ Michael S. McClure

Name: Michael S. McClure

Title: President

SSTI Mavis Mississauga, LLC

By:/s/ Michael S. McClure

Name: Michael S. McClure

Title: President

SSTI Brewster Brampton, LLC

By:/s/ Michael S. McClure

Name: Michael S. McClure

Title: President

SSTI Granite Pickering, LLC

By:/s/ Michael S. McClure

Name: Michael S. McClure

Title: President

SSTI Centennial, LLC

By:/s/ Michael S. McClure

Name: Michael S. McClure

Title: President

SS SOLAR POWER, ULC, a Nova Scotia unlimited liability corporation

By:/s/ Michael S. McClure

Name: Michael S. McClure

Title: CFO and Treasurer

SST II CANADIAN PROPERTIES CO., a Nova Scotia unlimited liability corporation

By:/s/ Michael S. McClure

Name: Michael S. McClure

Title: CFO and Treasurer

LENDER:

CITIBANK, N.A.

By:/s/ Harry Kramer

Name: Harry Kramer

Title: Vice President

COLLATERAL AGENT:

COMPUTERSHARE TRUST COMPANY OF CANADA

By:/s/ Jill Dunn

Name: Jill Dunn

Title: Manager, Corporate Trust

By:/s/ Alexa Kwan

Name: Alexa Kwan

Title: Associate Trust Officer